                                                                   EXHIBIT 10.13

THIS AGREEMENT is dated 21st December, 2001 between:

(1) NAVIERA TEEKAY GAS IV S.L., (formerly Naviera F. Tapias Gas IV S.A.) a company organised and existing under the laws of Spain, whose registered office is at C/Musgo n degrees .5, 2 degrees Plta., LA FLORIDA, 28023 Madrid (the "BORROWER");

(2)   THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "BANKS");

(3) J.P. MORGAN EUROPE LIMITED (formerly Chase Manhattan International Limited) as agent (the "AGENT");

(4) J.P. MORGAN BANK S.A., (formerly The Chase Manhattan Bank CMB S.A.) in its capacity as Spanish Security Agent (the "SPANISH SECURITY AGENT");

(5) JPMORGAN CHASE BANK, N.A. and COMMERZBANK AKTIENGESELLSCHAFT and CALYON (formerly Credit Agricole Indosuez) as swap banks (each in such capacity, a "SWAP BANK"); and

(6)   J. P. MORGAN plc as lead arranger (the "ARRANGER").

IT IS AGREED as follows:

1.    INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:

      "AFFILIATE"

      means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

      "AGENT'S SPOT RATE OF EXCHANGE"

      means, in relation to any currency (other than euros) in which any payment is made under this Agreement or any other Finance Document (the "RELEVANT CURRENCY"), the Agent's spot rate of exchange for the purchase of euros in the London foreign exchange market with the relevant currency on or about
      11.00 a.m. on the day the payment is received or on the next Business Day.

      "AIE"

      means an economic grouping ("Agrupacion de Interes Economico") organised and existing under the laws of Spain, which will step into the Shipbuilding Contract in place of the SPC by way of novation at the implementation of Stage Two.

      "APPLICABLE LAW"

      means, as the context may require, all or any laws, statutes, proclamations, treaties, bylaws, directives, regulations, statutory instruments, rules, orders, decisions, circulars, codes, decrees, injunctions, resolutions, judgments, rules of court, delegated or subordinate legislation, rules of common law or any European Union legislation at any time or from time to time in force in the country in which any Party is incorporated or in which the Vessel may be located and which are or may become applicable to this Agreement, any Finance Document or document referred to in this Agreement, and have force of law, as the same may be subjected to any Change in Law from time to time.

      "APPROVED VALUERS"

      means each of Poten & Partners, H Clarkson & Company Limited, Braemar Ship Brokers Limited, Seascope Shipping, R.S. Platou Shipbrokers a.s. and such other independent reputable valuers agreed between the Agent (acting in accordance with the instructions of the Majority Banks) and the Borrower from time to time.

      "BALLOON AMOUNT"

      means euro 40,000,000.

      "BAREBOAT CHARTER"

      means the bareboat charter which the Borrower and the AIE will enter into on the implementation of Stage Two in the form annexed to the Memorandum of Agreement as Appendix 4 to that document.

      "BAREBOAT CHARTER ASSIGNMENT"

      means the assignment of the Bareboat Charter to be granted in favour of the Agent by the Borrower upon implementation of Stage Two, together with any and all notices and acknowledgements entered into in connection therewith.

      "BUILDER"

      means Izar, Construcciones Navales, S.A., a corporation organised and existing under the laws of Spain with its registered office at Paseo de la Castellana, 55, 28046 Madrid, Spain.

      "BUSINESS DAY"

      means a day (other than a Saturday or a Sunday) on which banks are open for business in London and Madrid and which is also a TARGET day.

      "CAPITAL COSTS SIDE LETTER"

      means the side letter to the Time Charter entered into on or about the date of this Agreement between the Time Charterer and the Borrower pursuant to which the parties agree to the charterhire under the Time Charter being adjusted in accordance with the provisions of Exhibit F of that document, subsequent to closing of the Swap Agreement.

      "CHANGE IN LAW"

      means the application to any person of any Applicable Law, which did not apply to such person prior to the date of this Agreement, or, after the date of this Agreement, any change (whether with immediate, prospective or retrospective effect) in, or any change in the practice of application of any Applicable Law (including, without limitation, any Applicable Law ceasing to apply, being withdrawn or not being renewed, becoming effective or being varied and any change in interpretation of any Applicable Law by any competent authority).

      "CHARTER"

      means any charter or other contract for the employment of the Vessel which may be entered into by the Borrower with a Charterer in accordance with the terms and conditions of this Agreement, including, but not limited to, the Time Charter.

      "CHARTERER"

      means the Time Charterer or any charterer of the Vessel from time to time.

      "COMMITMENT"

      means:

      (a) in relation to an Existing Bank (as defined in Clause 27.2 (Transfers by Banks)) which is a Bank on the date of this Agreement, the amount in euros set opposite its name in Schedule 1 and the amount of any other Bank's Commitment acquired by it under Clause 27 (Changes to the Parties); and

      (b) in relation to a New Bank (as defined in Clause 27.2 (Transfers by Banks)) which becomes a Bank after the date of this Agreement, the amount of any other Bank's Commitment acquired by it under Clause 27 (Changes to the Parties), to the extent not cancelled, reduced or transferred under this Agreement.

      "COMMITMENT PERIOD"

      means the period from the date of this Agreement up to and including the Delivery Date.

      "DATE OF TOTAL LOSS"means the date of Total Loss of the Vessel which date shall be deemed to have occurred:

      (a) in the case of an actual total loss, on the actual date and at the time the Vessel was lost or, if such date is not known, on the date on which the Vessel was last reported;

      (b) in the case of a constructive total loss, upon the date and at the time notice of abandonment is given to the insurers for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

      (c) in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers;

      (d) in the case of requisition for title or other compulsory acquisition, on the date upon which the relevant requisition for title or other compulsory acquisition occurs; and

      (e) in the case of capture, seizure, arrest, detention, requisition for hire or confiscation by any government or by persons acting or purporting to act on behalf of any government which deprives the Borrower or, as the case may be, any Charterer of the use of the Vessel for more than 60 days, upon the expiry of the period of 60 days after the date upon which the relevant capture, seizure, arrest, detention or confiscation occurred.

      "DEED OF ACCESSION"

      means a deed of accession substantially in the form of Schedule 11 (Form of Deed of Accession).

      "DEED OF MAINTENANCE GUARANTEE"

      means a deed of maintenance guarantee to be issued by the Builder in favour of the Borrower on the Delivery Date.

      "DEED OF MAINTENANCE GUARANTEE ASSIGNMENT"

      means the assignment of the Deed of Maintenance Guarantee to be granted in favour of the Agent by the Borrower upon delivery of the Vessel, together with any and all notices and acknowledgement entered into in connection therewith.

      "DEFAULT"

      means an Event of Default or a Potential Event of Default.

      "DELIVERY DATE"

      means the date of actual delivery of the Vessel to the Borrower under the terms of the Sales Contract and the Shipbuilding Contract (if Stage One is then in effect) or, as the case may be, the terms of the Bareboat Charter (if Stage Two is then in effect) or, as the case may be, the Shipbuilding Contract (if neither Stage One nor Stage Two is then in effect).

      "DELIVERY DATE INSTALMENT"

      means the amount due and payable by the Borrower in accordance with the Schedule of Payments to the Memorandum of Agreement three banking days prior to the Delivery Date.

      "DISBURSEMENT ACCOUNT"

      means an account in the name of the Borrower opened and maintained with JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, London branch) with the account number 24511501 into which payments will be made in accordance with Clause 17.34 (Disbursement Account) and proceeds of Tranches may be paid by the Agent from time to time in accordance with the provisions of the Finance Agreement.

      "DOLLARS" or "US$"

      means the lawful currency for the time being of the United States of America.

      "DRAWDOWN DATE"

      means the date of the advance of a Tranche.

      "EARNINGS"

      means all present and future moneys and claims which are earned by or become payable to or for the account of the Borrower in connection with the operation or ownership of the Vessel and including but not limited to:

      (a) freights, passage and hire moneys (whether earned under any Charter or otherwise);

      (b)   remuneration for salvage and towage services;

      (c)   demurrage and detention moneys;

      (d) all present and future moneys and claims payable to the Borrower in respect of any breach or variation of a Charter in respect of the Vessel (other than moneys, if any, which represent agreed reimbursement by a Charterer of costs and expenses incurred by the Borrower in connection with such Charter); and

      (e) all moneys and claims in respect of the requisition for hire of the Vessel.

      "EARNINGS ACCOUNT"

      means an account or accounts in the name of the Borrower opened and maintained with JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, London Branch) with the account number 24511502.

      "EARNINGS ACCOUNT ASSIGNMENT"

      means the assignment of the Earnings Account granted or to be granted in favour of the Agent by the Borrower together with any and all notices and acknowledgments entered into in connection therewith.

      "ENVIRONMENT"

      means:

      (a) any land including, without limitation, surface land and sub-surface strata, sea bed or river bed under any water (as referred to below) and any natural or man-made structures;

      (b) water including, without limitation, coastal and inland waters, surface waters, ground waters and water in drains and sewers; and

      (c) air including, without limitation, air within buildings and other natural or man-made structures above or below ground.

      "ENVIRONMENTAL AFFILIATE"

      means any Affiliate of either of the Borrower or any other Manager together with their employees and sub-contractors.

      "ENVIRONMENTAL APPROVALS"

      means any permit, licence, approval, ruling, variance, exemption or other authorisation required under applicable Environmental Laws.

      "ENVIRONMENTAL CLAIM"

      means any claim by any person or persons or any governmental, judicial or regulatory authority which arises out of any allegation of any breach, contravention or violation of Environmental Law or of the existence of any liability or potential liability arising from such breach, contravention or violation or the presence of Hazardous Material. In this context "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action.

      "ENVIRONMENTAL LAWS"

      means any or all applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, convention, regulation, directive, by-law, demand, decree, ordinance, injunction, resolution, order, judgment, rule, permit, licence or restriction (in each case having the force of law) and codes of practice or conduct, circulars and guidance notes having legal or judicial import or effect, in each case of any government, quasi-government, supranational, federal, state or local government, statutory or regulatory body, court, agency or association in any applicable jurisdiction relating to or concerning:

      (a) pollution or contamination of the Environment, any ecological system or any living organisms which inhabit the Environment or any ecological system;

      (b) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Hazardous Materials; and

      (c) the emission, leak, release, spill or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam effluvia, heat, light, radiation (of any kind), infection, electricity or any Hazardous Material and any matter or thing capable of constituting a nuisance or an actionable tort or breach of statutory duty of any kind in respect of such matters, including, without limitation, the following laws of the United States of
      America: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, the Resource Conservation and Recovery Act, as amended, and the Toxic Substances Control Act, as amended, together, in each case, with the regulations promulgated and the guidance issued pursuant thereto.

      "ENVIRONMENTAL PERMITS"

      means all or any permits, licences, consents, approvals, certificates, registrations, and other authorisations and the filing of all notifications, reports and assessments required under any Environmental Law for the operation of the Vessel or the carriage of cargo therein or otherwise applicable to the Vessel.

      "EQUITY CONTRIBUTION"

      means the amount of euro 7,000,000 cash equity contribution to the Borrower by the Guarantor, the Shareholder or any other Affiliate of the Borrower.

      "EURIBOR"

      means for an Interest Period:

      (a) the applicable Screen Rate as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Interest Period;

      (b) if no Screen Rate is available for that Interest Period, the arithmetic mean (rounded upward to the nearest four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the European interbank market as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Interest Period; or

      (c)   if the rate cannot be determined under paragraph (a) or paragraph
            (b) above, the rate supplied to the Agent at its request by the British Bankers' Association for the offering of deposits in euros for a period commencing on the Rate Fixing Day and comparable to the Interest Period.

      "EURO"

      means the single currency of the Participating Member States.

      "EVENT OF DEFAULT"

      means an event specified as such in Clause 19.1 (Events of Default).

      "EXCESS RISKS"

      means:

      (a) the proportion of claims for general average, salvage and salvage charges which are not recoverable as a result of the value at which the Vessel is assessed for the purpose of such claims exceeding her hull and machinery insured value; and

      (b) collision liabilities not recoverable in full under the hull and machinery insurance by reason of those liabilities exceeding such proportion of the insured value of the Vessel as is covered by the hull and machinery insurance.

      "EXPECTED DELIVERY DATE"

      means 31st December, 2004.

      "FACILITY"

      means the facility referred to in Clause 2.1 (Term loan facility).

      "FACILITY OFFICE"

      means the office(s) notified by a Bank to the Agent:

      (a)   on or before the date it becomes a Bank; or

      (b)   by not less than five Business Days' notice,

      as the office(s) through which it will perform all or any of its obligations under this Agreement.

      "FEE LETTERS"

      means the letters between the Arranger and the Borrower and between the Agent and the Borrower dated on or about the date of this Agreement and relating to the payment of fees by the Borrower in consideration of the granting of this Facility including but not limited to the Supplemental Fee Letter.

      "FINAL MATURITY DATE"

      means 31st January, 2012.

      "FINANCE DOCUMENT"

      means this Agreement, the supplemental agreement dated 23rd December 2004, the Supplemental Agreement, each Security Document, each Fee Letter (including the Supplemental Fee Letter) each Swap Agreement, a Novation Certificate, a Deed of Accession or any other document designated as such by the Agent and the Borrower.

      "FINANCE PARTY"

      means the Arranger, any Bank, each Swap Bank, the Agent or the Spanish Security Agent.

      "FINANCIAL INDEBTEDNESS"

      means any indebtedness in respect of:

      (a) moneys borrowed and debit balances at banks and other financial institutions;

      (b) any debenture, bond, note, loan stock or other similar debt instrument;

      (c)   any acceptance or documentary credit;

      (d) receivables sold or discounted (otherwise than on a non-recourse basis);

      (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset (other than normal trade credit not exceeding 180 days);

      (f) any leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

      (g) any currency swap or interest swap, cap or collar arrangements or any other derivative instrument;

      (h) any amounts raised under any other transaction having the commercial effect of a borrowing or raising of money; or

      (i) any guarantee, indemnity or similar assurance in respect of any of the foregoing.

      "GAAP"

      means generally accepted accounting principles in Spain as in effect as of the date of this Agreement pursuant to the pronouncements, statements, rules and regulations of the Spanish Institute of Accountancy and Audit of Accounts "Instituto de Contabilidad y Auditoria de Cuentas".

      "GENERAL ASSIGNMENT"

      means the general assignment of, inter alia, the Earnings, the Disbursement Account, the SEPI Comfort Letter, the Time Charter, the Time Charter Guarantee and each other Charter granted or to be granted in favour of the Agent by the Borrower, together with any and all notices and acknowledgements entered into in connection therewith.

      "GROUP"

      means the Guarantor and the Borrower and their respective Affiliates and associated companies.

      "GUARANTEE"

      means the guarantee of the obligations of the Borrower to the Finance Parties given by the Guarantor in favour of the Agent on or about the date of this Agreement as amended, supplemented and confirmed by (i) a confirmation and ratification agreement dated 26 November, 2004 and (ii) the Guarantor Confirmation Agreement.

      "GUARANTOR"

      means Teekay Shipping Spain S.L. (formerly Naviera F Tapias S.A.), a company organised and existing under the laws of Spain and having its registered office at C/Musgo n degrees 5, 2 degrees Plta., LA FLORIDA, 28023 Madrid.

      "GUARANTOR CONFIRMATION AGREEMENT"

      means the agreement dated on or around the date of the Supplemental Agreemententered into between the Guarantor and the Agent.

      "HAZARDOUS MATERIAL"

      means any element or substance, whether natural or artificial, and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance, which is listed, identified, defined or determined by any Environmental Law or other applicable law to be, to have been, or to be capable of being or becoming harmful to mankind or any living organism or damaging to the Environment, including, without limitation, oil (as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended).

      "HOLDING COMPANY"

      means, in relation to a person, an entity of which that person is a Subsidiary.

      "INFORMATION MEMORANDUM"

      means the Information Memorandum dated November, 2001 and prepared by the Arranger on the basis of information provided to it by the Borrower in connection with this Agreement.

      "INSTALMENT"

      means an amount due and payable by the Borrower under the terms of the Sales Contract and the Shipbuilding Contract (if Stage One is then in effect), the terms of the Bareboat Charter (if Stage Two is then in effect) or, as the case may be, the Shipbuilding Contract (if neither Stage One nor Stage Two is then in effect).

      "INSURANCES ASSIGNMENT"

      means the assignment of the Obligatory Insurances and the Permissible Delays Insurances to be granted in favour of the Agent by the Borrower together with any and all notices and acknowledgements entered into in connection therewith

      "INSURERS"

      means the underwriters or insurance companies with whom any Obligatory Insurance is effected and the managers of any protection and indemnity or war risks association in which the Vessel may at any time be entered.

      "INTEREST PERIOD"

      means each period determined in accordance with Clause 8.2 (Duration).

      "INTEREST RATE CLOSING DATE"

      means the date agreed between the Agent and the Borrower falling on or after the date of this Agreement but before the first Drawdown Date on which the rate of Interest on the Loan is fixed by execution of the Swap Agreements.

      "ISM CODE"

      means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization Assembly as Resolutions A.741(18) and A.788(19), as the same may have been or may be amended or supplemented from time to time. The terms "SAFETY MANAGEMENT SYSTEM", "SAFETY MANAGEMENT CERTIFICATE", "DOCUMENT OF COMPLIANCE" and "MAJOR NON-CONFORMITY" shall have the same meanings as are given to them in the ISM Code.

      "ISSUER"

      means the entity to whom the Borrower pays the Instalment whilst and for as long as Stage Two is in effect.

      "LOAN"

      means up to one hundred and eighty million euros (euro 180,000,000) or the principal amount thereof from time to time outstanding under this Agreement.

      "LOSSES"

      means each and every liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, lien, salvage, general average, cost and expense of whatsoever nature suffered or incurred by or imposed on any Finance Party.

      "MAJORITY BANKS"

      means, at any time, Banks:

      (a) whose participations in the Loan aggregate more than 66 2/3 per cent. of the Loan;

      (b) if no part of the Loan is then outstanding, whose Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments; or

      (c) if no part of the Loan is then outstanding and the Total Commitments have been reduced to nil, whose commitments aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

      "MANAGER"

      means the Borrower, the Technical Manager or such other manager as the Agent may approve or appoint in accordance with the terms of this Agreement on terms acceptable to the Banks.

      "MANDATORY COST"

      means the cost imputed to the Banks of compliance with:

      (a) the cash ratio and special deposit requirements of the Bank of England or any other relevant central bank and/or any banking supervision or other costs imposed by the Financial Services Authority, as determined in accordance with Schedule 6 (Calculation of the Mandatory Cost); and

      (b) any other applicable regulatory or central bank requirement relating to any Tranche made available by a Bank through a branch in a jurisdiction of the currency of that Tranche including any reserve asset requirements of the European Central Bank.

      "MARGIN"

      means 1.20 per cent. per annum.

      "MASTER AGREEMENT ASSIGNMENT"

      means the assignment of the Master Agreement to be granted in favour of the Agent by the Borrower at the same time as Stage Two comes into effect together with any and all notices and acknowledgements entered into in connection therewith.

      "MASTER AGREEMENT"

      means the master agreement to be entered into between, among others, the Borrower, the Builder, the AIE and the Issuer at the same time as Stage Two comes into effect, in the form annexed to the Memorandum of Agreement as Appendix 6 to that document.

      "MATERIAL ADVERSE EFFECT"

      means a material adverse effect on the Borrower's or the Guarantor's ability to meet their respective obligations to each Finance Party under the Finance Documents.

      "MATERIALS OF ENVIRONMENTAL CONCERN"

      means and includes all pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act 1990 and hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980.

      "MEMORANDUM OF AGREEMENT"

      means the memorandum of agreement between the Builder and the Borrower dated 19th November, 2001.

      "MEMORANDUM OF AGREEMENT ASSIGNMENT"

      means the assignment of the Memorandum of Agreement granted or to be granted in favour of the Agent by the Borrower together with any and all notices and acknowledgements entered into in connection therewith.

      "MORTGAGE"

      means a first priority Spanish law ship mortgage in respect of the Vessel to be given in favour of each of the Banks (jointly and severally) on the Delivery Date by:

      (a) in the event that the Borrower receives title to the Vessel on the Delivery Date, the Borrower; or

      (b) in the event that the AIE receives title to the Vessel on the Delivery Date, the AIE,

      ranking pari passu with the Swap Bank Mortgage and substantially in the form of, in the case of (a), Appendix A Part I or, in the case of (b), Appendix A Part II, as amended by the Mortgage Amendment Deed.

      "MORTGAGE AMENDMENT DEED"

      means a Spanish Public Document of amendment entered into by the AIE, the Spanish Security Agent, the Banks and the Agent and dated on or around the date of the Supplemental Agreement.

      "NOVATION AGREEMENT"

      means the novation agreement between the SPC, the AIE and the Builder, to be entered into at the same time as Stage Two comes into effect, in the form annexed to the Memorandum of Agreement as Appendix 3 to that document.

      "NOVATION CERTIFICATE"

      has the meaning given to it in Clause 27.3 (Procedure for novations).

      "OBLIGATORY INSURANCES"

      means:

      (a) all contracts and policies of insurance and all entries in clubs and/or associations which are from time to time required to be effected and maintained in accordance with this Agreement in respect of the Vessel; and

      (b) all benefits under the contracts, policies and entries under paragraph (a) above and all claims in respect of them and the return of premiums.

      "PARTICIPATING MEMBER STATE"

      means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Union for European Monetary Union.

      "PARTY"

      means a party to this Agreement.

      "PERMISSIBLE DELAYS INSURANCES"

      means insurance in respect of a Permissible Delay (as that term is defined in the Shipbuilding Contract).

      "PERMITTED LIENS"

      means:

      (a)   Security Interests created by the Security Documents;

      (b) liens for unpaid crew's wages outstanding in the ordinary course of trading for not more than one calendar month after the due date for payment;

      (c)   liens for salvage;

      (d) liens for classification or scheduled dry docking or for necessary repairs to the Vessel whose aggregate cost does not exceed euro 2,500,000 at any one time; and

      (e)   liens for collision,
      and

      (i) liens for master's disbursements incurred in the ordinary course of trading; and

      (ii) to the extent they are fully subordinate to the Security Interest created by the Mortgage and the Swap Bank Mortgage on the Vessel any other liens arising in the ordinary course of operation of the Vessel, in each case provided that such amounts are paid when due or, if not paid when due are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves or security are at the relevant time maintained or provided), provided further that such proceedings, whether by payment of adequate security into Court or otherwise, do not give rise to a material risk of the Vessel or any interest therein being seized, sold, forfeited or otherwise lost or of criminal liability on the Agent, the Spanish Security Agent or on any of the Banks.

      "PLEDGE OF QUOTA SHARES"

      means the pledge of the quota shares of the Borrower, given or to be given by the Shareholder in favour of the Spanish Security Agent for each of the Banks as amended by (i) a modification and ratification agreement dated 23 December, 2004 and (ii) the Pledge Amendment.

      "PLEDGE AMENDMENT"

      means a Spanish Public Document of amendment entered into between [the Shareholder and the Agent] dated on or around the date of the Supplemental Agreement.

      "POTENTIAL EVENT OF DEFAULT"

      means an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

      "RATE FIXING DAY"

      means the second TARGET Day before the first day of an Interest Period for a Tranche, or such other day as the Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

      "REFERENCE BANKS"

      means, subject to Clause 27.4 (Reference Banks), the London branches of JPMorgan Chase Bank, Credit Agricole Indosuez andCommerzbank Aktiengesellschaft.

      "REFUND GUARANTEES"

      means together each of the refund guarantees issued or to be issued by the Builder's bank in favour of the Borrower in respect of each of the Instalments (other than the Delivery Instalment) pursuant to Article II.7 of the Shipbuilding Contract and Article III.2 of the Sales Contract in the form annexed as Annex 1 to the Memorandum of Agreement or such other refund guarantees as may replace the same from time to time (with the approval of the Agent acting on the instructions of the Majority Banks), whether in connection with the implementation of Stage Two or otherwise.

      "REFUND GUARANTEES ASSIGNMENT"

      means the assignment of the Refund Guarantees granted or to be granted in favour of the Agent by the Borrower together with any and all notices and acknowledgements entered into in connection therewith.

      "RELATED CONTRACTS"

      means any or all of the following (as the context requires):

      (a)   the Sales Contract;

      (b)   the Time Charter;

      (c)   any other Charter;

      (d)   the Refund Guarantees;

      (e)   the Shipbuilding Contract;

      (f)   any Vessel Management Contract;

      (g)   any Technical Management Agreement;

      (h)   the Time Charter Guarantee;

      (i)   the Obligatory Insurances;

      (j)   the Capital Costs Side Letter;

      (k)   the Master Agreement;

      (l)   the Memorandum of Agreement;

      (m)   the Bareboat Charter;

      (n)   the SEPI Comfort Letter;

      (o)   the Novation Agreement;

      (p)   the Termination Agreement;

      (q)   the Deed of Maintenance Guarantee; and

      (r) any other document entered into in connection with the implementation of Stage Two.

      "RELEASE"

      means an emission, spill, release or discharge into or upon the air, surface water, groundwater, or soils of any Materials of Environmental Concern for which the Borrower has any liability under Environmental Law, except in accordance with a valid Environmental Approval.

      "REPAYMENT INSTALMENT"

      means each instalment payable pursuant to Clause 6 (Repayment).

      "REPLACEMENT SWAP AGREEMENT"

      means any ISDA Master Agreement entered into by each Swap Bank with the Borrower pursuant to Clause 27.8.

      "REQUEST"

      means a request made by the Borrower for a Tranche, substantially in the form of Schedule 4 (Form of Request).

      "REQUIRED AMOUNT"

      means that amount which at the relevant time is 120 per cent. of the higher of:

      (a) the aggregate of the outstanding Loan and the mark to market value of the swap transaction documented in the Swap Agreements, as advised by the Agent from time to time, provided that the mark to market adjustment may never be less than zero; and

      (b) the value of the Vessel, as valued in accordance with Clause 18 (Valuation).

      "SALES CONTRACT"

      means the agreement dated 14th December, 2001 between the Builder, the SPC and the Borrower under which the Borrower agrees to buy the Vessel from the SPC and the SPC agrees to deliver the Vessel to the Buyer.

      "SALES CONTRACT ASSIGNMENT"

      means the assignment of the Sales Contract granted or to be granted in favour of the Agent by the Borrower, together with any and all notices and acknowledgements entered into in connection therewith.

      "SCREEN RATE"

      means, in respect of an Interest Period, the percentage rate per annum for a period substantially the same as the relevant Interest Period displayed on Telerate page 248 on the relevant Rate Fixing Day. If the relevant page is replaced or the service ceases to be available, the Agent may specify another page or service displaying the appropriate rate.

      "SECURED LIABILITIES"

      means all present and future obligations and liabilities (actual or contingent) of the Borrower to the Finance Parties under or in connection with any Finance Document.

      "SECURITY ASSETS"

      means any asset the subject of a Security Interest created by a Security Document.

      "SECURITY DOCUMENTS"

      means:

      (a)   the Sales Contract Assignment;

      (b)   the Mortgage;

      (c)   each Swap Bank Mortgage;

      (d)   the General Assignment;

      (e)   the Pledge of Quota Shares;

      (f)   the Swap Agreement Assignment;

      (g)   the Vessel Management Assignment;

      (h)   the Guarantee;

      (i)   the Memorandum of Agreement Assignment;

      (j)   the Refund Guarantees Assignment;

      (k)   the Master Agreement Assignment;

      (l)   the Bareboat Charter Assignment;

      (m)   the Deed of Maintenance Guarantee Assignment;

      (n) in the event that a direct shipbuilding contract is entered into, or deemed pursuant to the terms of the Memorandum of Agreement to be entered into, between the Builder and the Borrower, an assignment of that shipbuilding contract;

      (o)   the Insurances Assignment;

      (p)   the Guarantor Confirmation Agreement;

      (q)   the Mortgage Amendment Deed;

      (r)   the Swap Bank Mortgage Amendment Deed;

      (s)   the Pledge Amendment;

      (t)   the Earnings Account Assignment; and

      (u) any other document designated as such in writing by the Borrower and the Agent.

      "SECURITY INTEREST"

      means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

      "SEPI"

      means "Sociedad Estatal de Participaciones Industriales", ("Public Company of Industrial Holding"), a state owned corporation incorporated in Spain with registered office at 134, Velazquez Street, Madrid, Spain.

      "SEPI COMFORT LETTER"

      means the comfort letter addressed to the Borrower from SEPI and dated 21 January, 2002.

      "SHAREHOLDER"

      means the Guarantor.

      "SHIPBUILDING CONTRACT"

      means the agreement between the Builder and the SPC dated 23rd December, 2000 under which the Builder agreed to build the Vessel and deliver it to the SPC as amended and restated by the Builder and the SPC by an agreement dated 11th December, 2001 (in a form and substance satisfactory to the Agent) or as the same may be deemed to be entered into directly between the Builder and the Borrower pursuant to Clause 6 of the Memorandum of Agreement.

      "SPC"

      means Ladoga Company Limited, a special purpose company organised and existing under the laws of England and having its principal place of business at 78 Cannon Street, London EC4P 5LN.

      "SPANISH PUBLIC DOCUMENT"

      means an "escritura publica" or "poliza" granted before a Spanish Notary Public.

      "SPANISH SECURITY AGENT"

      means J.P. Morgan Bank S.A. when acting in its capacity as agent and attorney for each of the Banks (appointed by each Bank under a power of attorney in the form of Schedule 9 (Form of Bank's Power of Attorney) in connection with the Pledge of Quota Shares and the Mortgage.

      "STAGE ONE"

      means the initial "warehousing" phase of the agreement for the supply of the Vessel from the Builder to the Borrower under which:

      (a) the Builder and the Borrower have entered into the Memorandum of Agreement which governs the relationship between these parties and sets out the circumstances in which Stage Two may be implemented;

      (b)   the SPC and the Builder have entered into the Shipbuilding Contract;
            and

      (c) the SPC, the Builder and the Borrower have entered into the Sales Contract.

      "STAGE ONE DOCUMENTS"

      means the Shipbuilding Contract, the Sales Contract, the Memorandum of Agreement and any other documents which may be entered into with the approval of the Agent in connection with the implementation of Stage One.

      "STAGE TWO"

      means the tax lease phase of the agreement for the supply of the Vessel from the Builder to the Borrower under which, providing the conditions in Clause 3 of the Memorandum of Agreement have been satisfied:

      (a) the Builder, the SPC and the AIE will enter into the Novation Agreement under which the rights and obligations of the SPC under the Shipbuilding Contract will be transferred to the AIE by way of novation;

      (b) the Builder, the Borrower and the SPC will enter into the Termination Agreement under which the Sales Contract is terminated;

      (c)   the AIE and the Borrower will enter into the Bareboat Charter; and

      (d) the various parties to the Master Agreement will enter into that document.

      "STAGE TWO DOCUMENTS"

      means the Shipbuilding Contract, the Memorandum of Agreement, the Master Agreement, the Bareboat Charter, the Novation Agreement, the Termination Agreement and any other document which may be entered into with the approval of the Agent in connection with the implementation of Stage Two.

      "SUBSIDIARY"

      means an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than fifty per cent. of the share capital or similar right of ownership.

      "SUPPLEMENTAL AGREEMENT"

      means the agreement entered into between, amongst others, the Borrower and the Finance Parties dated [ ], 2005.

      "SUPPLEMENTAL FEE LETTER"

      means the letter between the Agent and the Borrower dated [ ], 2005.

      "SWAP AGREEMENT"

      means together each of the ISDA Master Agreements to be entered into by each Swap Bank with the Borrower on or after the Interest Rate Closing Date in order to fix:

      (a) the rate of Interest on the Tranches from the Expected Drawdown Date of each Tranche until the Expected Delivery Date (together with any confirmation executed in connection therewith); and

      (b) the rate of Interest on the Tranches from the Expected Delivery Date until the Final Maturity Date (together with any confirmation executed in connection therewith)

      that have been approved by JPMorgan Chase Bank, N.A..

      "SWAP AGREEMENT ASSIGNMENT"

      means the assignment of each Swap Agreement granted or to be granted in favour of the Agent by the Borrower, together with any and all notices and acknowledgements entered into in connection therewith.

      "SWAP BANK MORTGAGE"

      means together, each first priority Spanish law ship mortgage in respect of the Vessel to be given in favour of a Swap Bank on the Delivery Date by:

      (a) in the event that the Borrower receives title to the Vessel on the Delivery Date, the Borrower; or

      (b) in the event that the AIE receives title to the Vessel on the Delivery Date, the AIE,

      ranking pari passu with the Mortgage and substantially in the form of, in the case of (a), Appendix B Part 1 or, in the case of (b), Appendix B Part II or, any one or more of them, as the context requires as amended by the Swap Bank Mortgage Amendment Deed.

      "SWAP BANK MORTGAGE AMENDMENT DEED"

      means a Spanish Public Document of amendment entered into by the AIE, the Spanish Security Agent, the Banks and the Agent dated on or around the date of the Supplemental Agreement.

      "SWAP BANKS"

      means JPMorgan Chase Bank, N.A., Commerzbank Aktiengesellschaft, Calyon (formerly Credit Agricole Indosuez) and any other bank or financial institution which becomes a party to this Agreement as a Swap Bank under Clause 27.7 (Accession of Swap Banks) in each case in its capacity as provider of interest rate or hedging facilities to the Borrower.

      "SWAP DEBT"

      means all present and future liabilities (actual or contingent) payable or owing by the Borrower to the Swap Banks under or in connection with the Swap Agreements, whether or not matured and whether or not liquidated.

      "TARGET DAY"

      means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

      "TECHNICAL MANAGER"

      means the Borrower or the Guarantor or such other technical manager as the Agent, acting on the instructions of the Majority Banks may approve or appoint in accordance with the terms of this Agreement.

      "TECHNICAL MANAGEMENT AGREEMENT"

      means the agreement entered into or to be entered into between the Borrower and the Technical Manager for the technical management of the Vessel, or as the case may be, such other agreement for the technical management of the Vessel which may be entered into by the Borrower with a Technical Manager in accordance with the terms and conditions of this Agreement.

      "TERMINATION AGREEMENT"

      means the termination agreement between the Borrower, the Builder and the SPC, to be entered into at the same time as Stage Two comes into effect, in the form annexed to the Memorandum of Agreement as Appendix 5.

      "TIME CHARTER"

      means the agreement dated on or about the date of this Agreement between the Borrower and the Time Charterer for the time charter of the Vessel, together with:

      (a)   the Capital Costs Side Letter; and

      (b)   any other addendum thereto from time to time.

      "TIME CHARTERER"

      means Repsol YPF Trading y Transporte S.A., a company incorporated under the laws of Spain and having its registered office at 278 Paseo de la Castellana, 28046 Madrid, Spain, or any assignee of the Time Charter pursuant to Clause 51 of the Time Charter.

      "TIME CHARTER GUARANTEE"

      means the time charter guarantee dated on or about the date of this Agreement, issued by Repsol YPF S.A. in favour of the Borrower in connection with the Time Charter.

      "TOTAL COMMITMENTS"

      means euro 180,000,000.

      "TOTAL LOSS" includes:

      (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel;

      (b) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire;

      (c) capture, seizure, arrest, detention, or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Borrower or, as the case may be, any Charterer of the use of the Vessel for more than 60 days after that occurrence; and

      (d) requisition for hire of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Borrower, or, as the case may be, any Charterer of the use of the Vessel.

      "TRANCHE"

      means the amount of each advance of the Loan made by the Banks (or any of them) under the Facility.

      "VESSEL"

      means the 138,000 cbm LNG carrying vessel under construction under the Shipbuilding Contract as Hull Number 105.

      "VESSEL MANAGEMENT ASSIGNMENT"

      means the assignment of any Vessel Management Contract and any Technical Management Agreement granted or to be granted in favour of the Agent by the Borrower, together with any and all notices and acknowledgements entered into in connection therewith.

      "VESSEL MANAGEMENT CONTRACT"

      means an agreement which will be entered into between the Borrower and a Manager (in the event that the Borrower itself ceases to be the Manager) for the management of the Vessel in form and substance satisfactory to the Agent in its sole discretion, in accordance with the terms and conditions of this Agreement.

1.2   CONSTRUCTION

(a)   In this Agreement, unless the contrary intention appears, a reference to:

      (i) an "AMENDMENT" includes a supplement, novation, protocol or re-enactment and "AMENDED" is to be construed accordingly;

      (ii) "APPROVED" in Clause 17.36 (Scope of Obligatory Insurances) and Clause 17.38 (Obligatory Insurances) means approved by the Agent in writing;

            "ASSETS" includes present and future properties, revenues and rights of every description;

            an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

            a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

            (A) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

             (B) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

             a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not, in respect of which it is customary for banking and financial institutions to comply with) of any governmental or inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

      (iii) a law or regulation, or to a provision of a law or regulation, is a reference to that law, regulation or provision as amended or re-enacted;

      (iv) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

      (v)    a person includes its successors and assigns;

      (vi) a Finance Document or another document is a reference to that Finance Document or that other document as amended;

      (vii)  a time of day is a reference to London time; and

      (viii) a calendar day, week, month or year is a reference to such a period of time as set out in the Gregorian calendar.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d) A document is "IN THE AGREED FORM" for the purposes of the Finance Documents if it is initialled for the purposes of identification as such by the Borrower and the Agent on or before the date of this Agreement.

(e) A person who is not a party to this Agreement may not enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(f) If the Agent reasonably considers that an amount paid by the Borrower to the Agent under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the Borrower or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of the Finance Documents.

2.    THE FACILITY

2.1   TERM LOAN FACILITY

      Subject to the terms of this Agreement, the Banks agree to make a Loan available in such number of Tranches as may be agreed between the Borrower and the Agent during the Commitment Period to the Borrower up to an aggregate principal amount not exceeding the Total Commitments. No Bank is obliged to lend more than its Commitment.

2.2   NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.    PURPOSE

3.1   The Borrower shall apply each Tranche:

      (a) firstly, towards payment of Instalments due and payable as at the Drawdown Date of the relevant Tranche and, in the case of the Instalment due on the Delivery Date, additionally towards payment of any liquidated damages payable to the Time Charterer under the Time Charter as a result of any delay in delivery of, or the underperformance of, the Vessel;

      (b) secondly, towards payment of Interest and amounts due to the Agent pursuant to the Fee Letters; and

      (c) thirdly, subject to the Agent's prior approval in writing, the balance, if any, towards payment or reimbursement of any other fees and expenses directly related to this Facility and/or the construction of the Vessel.

3.2 Without affecting the obligations of the Borrower in any way, no Finance Party is bound to monitor or verify the application of any Tranche.

4.    CONDITIONS PRECEDENT

4.1   INITIAL CONDITIONS PRECEDENT

      The obligations of each Finance Party to the Borrower under this Agreement are subject to the conditions precedent that the Agent has notified the Borrower and the Banks that it has received all of the documents set out in Schedule 2 Part I (Initial Conditions Precedent Documents) in form and substance satisfactory to the Agent.

4.2   FURTHER CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT

(a)   The obligations of each Bank to participate in any Tranche under Clause
      5.3 (Advance of Tranche) are subject to the further conditions precedent that:

      (i)   on both the date of the Request and the Drawdown Date for that
            Tranche:

            (A)   the representations and warranties in Clause 16
                  (Representations and Warranties) to be repeated on those dates are true and accurate and will be true and accurate immediately after the Tranche is advanced (and, in relation to Clause 16.14 (Litigation), a certificate of compliance is provided by the Borrower); and

            (B) no Default is outstanding or would result from the advancing of the Tranche;

      (ii) the advancing of the Tranche would not cause Clause 2.1 (Term loan facility) to be contravened;

      (iii) each Existing Bank (as defined in Clause 27.2 (Transfers by Banks)) as at the Drawdown Date of the relevant Tranche has given to the Spanish Security Agent power of attorney in the form of Schedule 9 (Form of Bank's Power of Attorney) which power of attorney has been notarised and apostillised;

      (iv) all other terms and conditions under this Agreement to the advancing of a Tranche have been satisfied in full;

      (v) in the event that Stage Two has been implemented on or before the Drawdown Date in respect of a Tranche, the Agent has notified the Borrower and the Banks that it has received all of the documents set out in Schedule 2 Part II (Stage Two Conditions Precedent Documents) in a form and substance satisfactory to the Agent;

      (vi)  on or before the Drawdown Date in respect of:

            (A) the Tranche which relates to the Instalment referred to in Clause 6.2(c) of the Memorandum of Agreement, a certified copy of the letter from the Classification Society addressed to the Borrower and the Builder confirming that the keel of the Vessel has been laid; and

            (B) the Tranche which relates to the Instalment referred to in Clause 6.2(d) of the Memorandum of Agreement, a certified copy of the letter from the Classification Society addressed to the Borrower and the Builder confirming the date of floating of the Vessel;

      (vii) in respect of each of the second, third and fourth Tranches, an amount equal to euro 2,333,333 (in respect of the second and third Tranches) and euro 2,333,334 (in respect of the fourth Tranche) has been paid into the Disbursement Account by the Guarantor or any other shareholder or affiliate of the Borrower by way of equity contribution for application in and towards the relevant Instalment under the Shipbuilding Contract; and

      (viii) on or before the Drawdown Date in respect of the second Tranche to be drawn down, the Mortgage and the Swap Bank Mortgage have been pre-approved by the Registrar of Ships in the Canary Islands.

(b) The Borrower undertakes that, within fifteen (15) days from the date of drawdown of a Tranche, it will formalise a record of declarations in the required form under Spanish law executed before a Notary Public or a Commercial Stockbroker in Spain in which it acknowledges that it has received that Tranche from the Banks. The costs of such formalisation shall be for the account of the Borrower.

4.3   DELIVERY DATE CONDITIONS PRECEDENT

(a) The obligations of each Bank to participate in the Tranche to be applied towards payment of the Delivery Date Instalment are subject to the additional condition precedent that the Agent has notified the Borrower and the Banks that it has received all of the documents set out in

      Schedule 3 (Delivery Date Conditions Precedent Documents) in form and substance satisfactory to the Agent.

(b) The Majority Banks shall be entitled, in their absolute discretion, to waive or defer the fulfilment of any of the conditions precedent referred to in paragraph (a) above (other than the condition precedent set out in paragraph 4(b) of Schedule 3 (Delivery Date Conditions Precedent Documents) that the Time Charterer has accepted the Vessel). If the Majority Banks choose to defer delivery of any such document, the Borrower agrees to supply such document by no later than 30 days after the Drawdown Date of the Tranche applied towards payment of the Delivery Date Instalment. In the event that, following such deferral, the relevant document has not been supplied by the Borrower within 30 days, the Majority Banks may, by notice from the Agent to the Borrower, demand that all or part of the Facility, together with interest and all other accrued amounts under the Finance Documents be payable on demand whereupon they shall immediately become payable by the Borrower on demand by the Agent.

5.    DRAWDOWN

5.1   RECEIPT OF REQUEST

      The Borrower may borrow a Tranche during the Commitment Period if the Agent receives, not later than 10.00 a.m. three Business Days before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable.

5.2   COMPLETION OF REQUEST

      A Request will not be regarded as having been duly completed unless:

      (a) the Drawdown Date is a Business Day falling during the Commitment Period; and

      (b)   the payment instructions comply with Clause 10 (Payments).

      Each Request must specify one Tranche only.

5.3   ADVANCE OF TRANCHE

(a) The Agent shall promptly notify each Bank of the details of the requested Tranche and the amount of its participation in the Tranche.

(b) Subject to the terms of this Agreement, each Bank shall make its participation in the Tranche available to the Agent for the Borrower on the relevant Drawdown Date. The amount of each Bank's participation in the Tranche will be the proportion of the Tranche which its Commitment bears to the Total Commitments on the proposed Drawdown Date.

6.    REPAYMENT

(a) The Borrower shall repay the Loan by 84 consecutive monthly instalments commencing on the last day of the second full calendar month falling after the Delivery Date in the amounts and on the dates set out in Schedule 7 (Repayment Schedule). The amount of each Repayment Instalment shall be calculated by reference to a fixed rate annuity profile assuming amortisation of the aggregate principle amount constituting the Loan minus the Ballon Amount over 240 months. Such profile shall be generated by the execution of the

      Swap Agreement with JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, London branch).

(b) The Agent shall notify the Borrower of the amount of each Repayment Instalment by provision of a repayment schedule in the form of Schedule 7 (which repayment schedule shall replace the then existing Schedule 7) as soon as practicable after execution of the Swap Agreement with JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, London branch). In the event the dates and/or the amounts recorded in any confirmation of the Swap Agreement with JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, London branch) are amended, the Agent may provide to the Borrower a replacement repayment schedule (which repayment schedule shall replace the then existing Schedule 7). Any and all references to Schedule 7 to this Agreement in the Finance Documents shall be read and construed as references to the repayment schedule provided by the Agent in accordance with this Clause 6. The balance of the Loan outstanding on the Final Maturity Date shall be repaid in full on that date. Any amounts repaid under this Clause 6 may not be re-borrowed.

7.    PREPAYMENT AND CANCELLATION

7.1   AUTOMATIC CANCELLATION

      The unutilised Commitment of each Bank shall be automatically cancelled at close of business on the last day of the Commitment Period.

7.2   MANDATORY PREPAYMENT

(a) If the Delivery Date does not fall on or before 18th August, 2005, the Borrower shall immediately prepay the whole of any Tranches then outstanding.

(b) The Borrower shall be obliged to prepay the whole of any Tranches then outstanding in the following circumstances and at the following times:

      (i) if the Vessel is sold, on or before the date on which the sale is completed by delivery of the Vessel to the buyer;

      (ii) if there is a Total Loss, on the earlier of the date falling 60 days after the Date of Total Loss and the date of receipt by the Agent of the proceeds of insurance relating to such Total Loss;

      (iii) if any of the Memorandum of Agreement, the Shipbuilding Contract, the Master Agreement or the Bareboat Charter are terminated for any reason, on the date of termination of the relevant agreement;

      (iv) if the Time Charter is terminated for any reason, on the date of termination.;

7.3   VOLUNTARY PREPAYMENT

      Subject to Clause 17.29(a) (Proceeds from sale or Total Loss of the Vessel), the Borrower may, on giving 30 days' prior written notice to the Agent, prepay the whole or any part of the Loan but if in part in a minimum amount or multiple of euro 3,000,000.

7.4   MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and together with any and all amounts then due and payable to the Swap Banks under the Swap Agreements and subject to Clause 24.3 (Other indemnities), without premium or penalty and shall be applied against the Repayment Instalments in inverse order of maturity or pro rata, at the discretion of the Agent.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) In respect of any prepayment under this Agreement, the Borrower must provide evidence satisfactory to the Agent that any consent required by the Borrower or any Finance Party or other creditor of the Borrower in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower or any Finance Party has been complied with.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(f)   No amount prepaid under this Agreement may subsequently be re-borrowed.

8.    INTEREST PERIODS

8.1   GENERAL

      The first Interest Period in respect of each Tranche shall commence on its Drawdown Date and each subsequent Interest Period shall commence at the end of the then current Interest Period.

8.2   DURATION

(a) Each Interest Period for each Tranche in respect of the period from (and including) the relevant Drawdown Date, other than the Drawdown Date in respect of the Tranche to be applied towards payment of the Delivery Date Instalment, up to (but excluding) 31st January 2005 (the "CONSTRUCTION PERIOD") shall be six months, provided that, if in respect of any Tranche, the Construction Period is not divisible into equal six month periods, the first Interest Period for that Tranche shall be reduced accordingly.

(b) The Interest Period in respect of the Tranche to be applied towards payment of the Delivery Date Instalment shall begin on the Delivery Date and end on 31 January, 2005.

(c) Each Interest Period falling after the Interest Period referred to in subclause 8.2(b) above, shall commence on (and include) 31st January, 2005 (in the case of the first such Interest Period) or the last day of the immediately preceding Interest Period (in the case of each other Interest Period) and shall end on (but exclude) the corresponding day in the next calendar month.

(d) Notwithstanding the provisions of subclause 8.2(a) above and without prejudice to the provisions of subclause 8.2(b), the first Interest Period in respect of each Tranche after the first Tranche shall end on (but exclude) the day on which the then current Interest Period in respect of the first Tranche ends.

8.3   NON-BUSINESS DAYS

      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.4   COINCIDENCE WITH THE FINAL MATURITY DATE

      If an Interest Period would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

8.5   NOTIFICATION

      The Agent shall notify the Borrower and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

9.    INTEREST

9.1   INTEREST RATE

      The rate of interest on each Tranche for each Interest Period is the rate per annum determined by the Agent to be the aggregate of the applicable:

      (a)   Margin;

      (b)   EURIBOR; and

      (c)   Mandatory Cost.

9.2   DUE DATES

      Except as otherwise provided in this Agreement, accrued interest on each Tranche is payable by the Borrower on the last day of each Interest Period.

9.3   DEFAULT INTEREST

(a) If the Borrower fails to pay any amount payable by it under the Finance Documents (other than interest), it shall forthwith on demand by the Agent, pay interest on the overdue amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the "DEFAULT RATE") determined by the Agent to be the aggregate of:

      (i)   two per cent. per annum;

      (ii)  the Margin; and

      (iii) subject to paragraph (b) below, EURIBOR for deposits on call or for successive Interest Periods of one month.

(b) If any unpaid sum of principal of any Tranche is repayable during an Interest Period, the EURIBOR applicable to that unpaid sum during the unexpired portion of that Interest Period shall be the EURIBOR applicable to it immediately before it fell due.

(c) If the Agent determines (after consultation with the Reference Banks) that euro deposits are not being made available to the leading banks in the London Interbank Market, the reference to EURIBOR in paragraph (a)(iii) above shall be taken as a reference to a rate representing the cost of funds to the Reference Banks from such other sources as they may from time to time determine.

(d) Unpaid interest shall be capitalised so that it will increase the amount of principal of each Tranche and the increased principal amount of each Tranche will incur and accrue interest at the default rate.

9.4   NOTIFICATION

      The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.   PAYMENTS

10.1  PLACE

(a) All payments by the Borrower under the Finance Documents shall be made to the Agent to its account at such office or bank as it may notify to the Borrower for this purpose. In the event the Agent changes its account, office or bank, it shall give the Borrower two Business Days' advance notification of such change.

(b) All amounts to be made available by the Banks to the Agent under this Agreement shall be made available in euros and in immediately available, freely transferable, cleared funds at such account at such office or bank as the Agent may designate.

(c) Subject to no Default having occurred and being continuing, and subject to the Agent being satisfied that the relevant amount is due and payable either to the SPC under the Sales Contract and the Memorandum of Agreement during Stage One or to the Issuer under the Master Agreement during Stage Two, the Agent shall forthwith transfer such amounts as are attributable to Instalments into the account of:

      (i) at any time whilst Stage One is in effect, the SPC (the Borrower will supply the Agent in writing with the account details for the SPC promptly at least two (2) Business Days before the Drawdown date of the first Tranche; or

      (ii) at any time whilst Stage Two is in effect, the Issuer (the Borrower will supply the Agent in writing with the account details for the Issuer promptly after the implementation of Stage Two and, in any event, at lease five (5) Business Days before the Drawdown Date of any Tranche to be drawndown after the implementation of Stage Two).

(d) On receipt of the funds in paragraph (b) above, and subject to Clause 3 (Purpose) the Agent shall forthwith transfer such amounts not transferred pursuant to paragraph (c) above into the Disbursement Account.

10.2  FUNDS

      Subject to Clause 10.1(b), all payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in euros.

10.3  DISTRIBUTION

(a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with the Finance Documents and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds, provided that no such interest shall be payable in relation to such refund to the extent that such sum to be refunded falls due to be refunded due to the Agent's wilful misconduct or reckless disregard with knowledge of the probable consequences.

(b) Any and all amounts received by the Spanish Security Agent in its capacity as Spanish Security Agent shall be paid to the Agent for application by the Agent pursuant to the provisions of this Agreement.

10.4  CURRENCY

(a) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(b) Any other amount payable under the Finance Documents is, except as otherwise provided in the Finance Documents, payable in euros.

(c) If the Agent or any other Finance Party receives any payment required to be paid by the Borrower under this Agreement in a currency other than euro, the Agent may convert the currency received into euro at the Agent's Spot Rate of Exchange and the Indebtedness shall not be deemed reduced by the payment until and except to the extent that the proceeds of conversion are applied towards the Secured Liabilities.

10.5  SET-OFF AND COUNTERCLAIM

      All payments made by the Borrower under the Finance Documents shall be made without set-off or counterclaim.

10.6  NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under the Finance Documents interest is payable on the principal at the rate payable on the original due date.

10.7  PAYMENTS

(a) Subject to paragraph (c) below, if the Agent receives any payment from the Borrower under the Finance Documents or a payment by the Spanish Security Agent of a payment from the Borrower or the proceeds of any enforcement of the security conferred by the Security Documents from the Spanish Security Agent, and Swap Bank or any other Finance Party, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

      (i) FIRSTLY, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and/or any of the Banks under the Finance Documents;

      (ii) SECONDLY, in or towards payment pro rata of any principal or accrued interest due but unpaid under this Agreement or any loss or liability incurred by the Swap Banks as a consequence of a default under or termination by the Borrower of, or any replacement or amendment in relation to, the Swap Agreements;

      (iii) THIRDLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents; and

      (iv)  FOURTHLY, the balance, if any, to the Borrower.

(b) In the event a Default has occurred and is continuing, the Agent shall, if so directed by all the Banks and the Swap Banks, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c) If the Agent receives any payment from the Borrower under the Swap Agreement or a payment from the Spanish Security Agent (in its capacity as a Swap Bank) of a payment from the Borrower under the Swap Agreements, the Agent shall apply that payment towards the obligations of the Borrower under the Swap Agreements in the following order:

      (i) FIRSTLY, in or towards pro rata any unpaid fees, costs and expenses of the Agent and or the Swap Banks under the Swap Agreements;

      (ii) SECONDLY, in or towards pro rata of any amounts due but unpaid to the Swap Banks under the Swap Agreements; and

      (iii) THIRDLY, the balance, if any, to the Borrower.

(d) Paragraphs (a), (b) and (c) above shall override any appropriation made by the Borrower.

11.   TAXES

11.1  GROSS-UP

(a) All payments by the Borrower under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any taxes, except to the extent that the Borrower is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower, or paid or payable by the Agent to a Bank, under the Finance Documents, the Borrower shall pay such additional amounts as may be necessary to ensure (having regard to any such deduction on any such additional amount) that the relevant Party receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any other deduction.

(b) Without prejudice to paragraph (a) above, in relation to an exemption from or application of a rate lower than that of general application in relation to any Non-Residents Income Tax (Impuesto sobre la Renta de No Residentes) pursuant to any double taxation treaty, or pursuant to any other cause relating to residence status, any Bank which is not incorporated in Spain shall supply the Agent (which shall deliver a copy thereof to the Borrower), with a certificate of residence issued by the pertinent fiscal administration, evidencing that such Bank is resident for tax purposes in a country which is a member of the European Union or, as the case may be, is resident for tax purposes in the relevant state which has signed and ratified a treaty for the avoidance of double taxation with Spain, within the meaning of such treaty, prior to the last day of the first Interest Period. As such certificates are, at the date hereof, only valid for a period of one year, each such Bank will be required to so supply a further such certificate upon expiry of the previous certificate in relation to any further payment of interest.

11.2  TAX RECEIPTS

      All taxes required by law to be deducted or withheld by the Borrower from any amounts paid or payable under the Finance Documents shall be paid by the Borrower when due and the Borrower shall, within 15 days of the payment being made or, if later, forthwith following receipt of the same, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

11.3  TAX CREDITS

(a)   If:

      (i) the Borrower makes a payment or increases the amount of any payment, pursuant to Clause 11.1 (Gross-Up) (a "TAX RELATED PAYMENT"); and

      (ii) the Agent, the relevant Bank or the other relevant Party obtains a refund of tax or obtains a credit against or relief for any tax paid or otherwise payable by it, in respect of or calculated with reference to the deduction, withholding or payment of tax giving rise to the Tax Related Payment (a "TAX CREDIT"), then, if and to the extent that the Agent, the relevant Bank or the other relevant Party (as appropriate), in its reasonable opinion, can do so without any adverse consequences for it (other than the mere payment of monies under this provision), it shall reimburse the Borrower such proportion of that Tax Credit as is attributable to the deduction, withholding or payment as will leave the Agent, the relevant Bank or, as the case may be, the other relevant Party (after that reimbursement) in no better or worse position in respect of its relevant tax liabilities than it would have been in if no Tax Related Payment had been required.

(b) The Agent, the relevant Bank and the other relevant Party shall have absolute discretion as to whether to claim any Tax Credit as well as all other reliefs and credits available to it and, if it does claim, the extent, order and manner in which it does so. The Agent, the relevant Bank and the other relevant Party shall not be obliged to disclose any information regarding its tax affairs and computations to the Borrower.

12.   MARKET DISRUPTION

12.1  ABSENCE OF QUOTATIONS

      If EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on a Rate Fixing Day, the applicable EURIBOR shall, subject to Clause 12.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Bank(s).

12.2  MARKET DISRUPTION

      If, in relation to any proposed Tranche:

      (a) EURIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. on the Rate Fixing Day or EURIBOR is to be determined by reference to the rate supplied to the Agent by the British Bankers' Association and no such rate is supplied by 11.30 a.m. on the Rate Fixing Day or the Agent otherwise determines that adequate and fair means do not exist for ascertaining EURIBOR; or

      (b) the Agent receives notification from Banks whose participations in a Tranche exceed 30 per cent. of that Tranche that, in their opinion:

            (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their participations in that Tranche for the relevant Interest Period; or

            (ii) the cost to them of obtaining matching deposits in the London interbank market would be in excess of EURIBOR for the relevant Interest Period,

      the Agent shall promptly notify the Borrower and the Banks of the fact and that this Clause 12 is in operation.

12.3  SUSPENSION OF DRAWDOWNS

      If a notification under Clause 12.2 (Market disruption) applies to a Tranche which has not been advanced, that Tranche shall not be advanced. However, within five Business Days of receipt of the notification, the Borrower and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that and (to the extent required) any future Tranche. Any alternative basis agreed shall be, with the prior consent of all the Banks, binding on all the Parties.

12.4  ALTERNATIVE BASIS

      If a notification under Clause 12.2 (Market disruption) applies to a Tranche which is outstanding, then, for the purpose of calculating the rate of interest on that Tranche pursuant to Clause 9.1 (Interest rate):

      (a) within five Business Days of receipt of the notification, the Borrower and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Tranche and/or any other Tranches;

      (b) any alternative basis agreed under paragraph (a) above, or certified under paragraph (c) below, shall be, with the prior consent of all the Banks, binding on all the Parties and treated as part of this Agreement;

      (c) if no alternative basis is agreed, each Bank shall (through the Agent) certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining its participation in that Tranche; and

      (d) any such alternative basis may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Bank of funding its participation in the Tranche from whatever sources it may select plus the Margin plus any applicable Mandatory Cost.

13.   INCREASED COSTS

13.1  INCREASED COSTS

(a) Subject to Clause 13.2 (Exceptions), the Borrower shall forthwith on demand by a Finance Party pay to that Finance Party the amount of any increased cost incurred by it or any of its Affiliates as a result of:

      (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

      (ii) compliance with any regulation made after the date of this Agreement,

      (including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)   In this Agreement "INCREASED COST" means:

      (i) an additional cost incurred by a Finance Party or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

      (ii) that portion of an additional cost incurred by a Finance Party or any of its Affiliates in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party's participations in the Loan made or to be made under this Agreement as is attributable to that Finance Party making, funding or maintaining those participations; or

      (iii) a reduction in any amount payable to a Finance Party or any of its Affiliates or in the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

      (iv) the amount of any payment made by a Finance Party or any of its Affiliates, or the amount of any interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by that Finance Party or any of its Affiliates from any other Party under this Agreement.

13.2  EXCEPTIONS

      Clause 13.1 (Increased costs) does not apply to any increased cost:

      (a)   compensated for by the payment of the Mandatory Cost;

      (b)   compensated for by the operation of Clause 11 (Taxes); or

      (c) attributable to any change in the rate of, or change in the basis of calculating, tax on the overall net income of a Bank or any of its Affiliates (or the overall net income of a division or branch of the Bank or any of its Affiliates) imposed in the jurisdiction in which its principal office or Facility Office is for the time being situate.

14.   ILLEGALITY

      If by a change in law it becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Tranche, then:

      (a)   that Bank may notify the Borrower through the Agent accordingly; and

      (b)   (i)   the Borrower shall within 30 days of receipt of such notice prepay that Bank's participations in all Tranches together with all other amounts payable by it to that Bank under this Agreement; and

            (ii)  that Bank's Commitment shall be cancelled.

15.   MITIGATION

15.1  MITIGATION

      If circumstances arise such that:

      (a) the Borrower is required to make an additional payment under Clause 11 (Taxes); or

      (b) the Borrower is or would be required under Clause 13.1 (Increased costs) to increase the amount of any payment to a Bank; or

      (c)   Clause 14 (Illegality) applies in relation to a Bank,

      then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under those clauses but subject to Clause 15.2 (Exceptions), the relevant Bank shall for a reasonable period of time (not exceeding 30 days) endeavour to take such reasonable steps as may be open to it to mitigate the effects of those circumstances and enter into discussions with the Borrower with a view to determining what other mitigating action might be taken by the Bank, including a potential change in the Bank's lending office or transfer of its Commitment to another bank or financial institution.

15.2  EXCEPTIONS

      Nothing in Clause 15.1 (Mitigation) shall oblige a Bank to incur any costs or expenses or to take any action or refrain from taking any action where, in the reasonable opinion of such

      Bank, to take or refrain from taking that action (as the case may be) might be prejudicial to its interests.

15.3  COSTS AND EXPENSES

      Any costs and expenses incurred by a Bank pursuant to Clause 15.1 (Mitigation) shall be paid by the Borrower within five Business Days after receipt of a demand from the Agent on behalf of the Bank specifying the same. Any such demands shall be accompanied by copies of all supporting documentation which is reasonably and practically available to the Bank.

16.   REPRESENTATIONS AND WARRANTIES

16.1  REPRESENTATIONS AND WARRANTIES

      The Borrower makes the representations and warranties set out in this Clause 16 to each Finance Party.

16.2  STATUS

(a) It is a single purpose company, duly incorporated and validly existing under the laws of Spain; and

(b) it has the power to own its assets and carry on its business as it is being conducted.

16.3  SHARE CAPITAL AND OWNERSHIP

      The whole of the issued share capital of the Borrower is legally and beneficially owned by the Shareholder free of any Security Interest other than the Pledge of Quota Shares.

16.4  POWERS AND AUTHORITY

(a) It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents and the Related Contracts to which it is or will be a party and the transactions contemplated by those Finance Documents and the Related Contracts.

(b) All of the consents referred to in paragraph (a) above remain in force and nothing has occurred which makes any of them liable to revocation.

16.5  LEGAL VALIDITY

(a) Each Finance Document and Related Contract to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligations enforceable in accordance with its terms, subject to any applicable insolvency laws;

(b) in entering into this Agreement and borrowing the Loan, the Borrower is acting on its own account; and

(c) each Security Document creates, or will when it is entered into, create the Security Interests it purports to create with the priority as stated under each Security Document and enforceable against the trustee in bankruptcy, liquidator and creditors of the Borrower and any other third parties, subject to any applicable insolvency laws.

16.6  NON-CONFLICT

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the Related Contracts do not and will not conflict with:

      (a) any law or regulation or judicial or official order in force as at the date of this Agreement;

      (b)   the constitutional documents of any member of the Group; or

      (c) any document which is binding upon any member of the Group or any asset of any member of the Group.

16.7  PARI PASSU RANKING

      Its obligations under the Finance Documents rank and will rank at least pari passu with all its other present and future unsecured obligations (other than any rights in rem against the Vessel arising after the date of this Agreement and subject to any and all applicable insolvency laws).

16.8  TAXES ON PAYMENTS

      All amounts payable by the Borrower under the Finance Documents and the Related Contracts may be made free and clear of and without deduction or withholding for or on account of any tax payable under any relevant law.

16.9  STAMP DUTIES

      Except as notified in writing to and accepted by the Agent, no stamp or registration duty or similar taxes or charges are payable in Spain in respect of any Finance Document or Related Contract.

16.10 NO DEFAULT

(a)   No Default is outstanding or might result from the making of any Tranche;
      and

(b) neither the Borrower nor the Guarantor or any Subsidiary of the Guarantor is in default (howsoever described) or breach of any material liability or obligation under any:

      (i)   Charter or other contract for the employment of; and/or

      (ii)  agreement relating to any Financial Indebtedness in relation to,

      a vessel under the management of the Borrower, the Guarantor or any Subsidiary of the Guarantor.

16.11 AUTHORISATIONS

      All authorisations, consents, registrations, filings, notarisations and the like required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents and the Related Contracts have been obtained or effected (as appropriate) and are in full force and effect (or, in the case of registrations, filings, notarisations and the like, will be effected within any time limits required by any applicable law or, if there is no such requirement under applicable law, within such time limits as the Agent may reasonably require).

16.12 INFORMATION

      All information provided by or on behalf of the Borrower to any Finance Party in connection with any Finance Document or any Related Contract satisfies the requirement of Clause 17.4 (Information provided to be accurate).

16.13 ACCOUNTS

      The consolidated audited accounts, in English, of the Guarantor most recently delivered to the Agent:

      (a) have been prepared by a reputable accounting firm in accordance with all applicable laws and GAAP principles and practices consistently applied;

      (b) fairly represent the financial condition of the Guarantor and the Borrower as at the date of those accounts and of its profit for the period for which those accounts relate; and

      (c) fully disclose or reserve against all of the Guarantor's and the Borrower's significant liabilities,

      and there has been no material adverse change in the financial condition of the Borrower or the Guarantor since the date to which those accounts were drawn up.

16.14 LITIGATION

      Except as notified in writing to and accepted by the Agent, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened against the Borrower or the Guarantor.

16.15 INFORMATION MEMORANDUM

(a) The factual information provided by the Borrower contained in the Information Memorandum was true, accurate and not misleading in any material respect as at its date;

(b) all opinions, predictions or intentions expressed in the Information Memorandum to be the Borrower's opinions, predictions or intentions are honestly held or made and the Borrower does not believe them to be misleading in any material respect;

(c) the financial projections contained in the Information Memorandum which have been prepared by the Borrower have been prepared on the basis of recent historical information and on the basis of reasonable assumptions;

(d) as at the date of this Agreement, nothing has occurred since the date of the Information Memorandum or been omitted from the Information Memorandum in connection with any information provided by the Borrower and no information has been given or withheld by the Borrower that results in the information contained in the Information Memorandum and provided by the Borrower being untrue or misleading in any material respect; and

(e) all proper enquiries have been made to ascertain and to verify the foregoing.

16.16 TAXES PAID

      The Borrower has paid all taxes applicable to, or imposed on or in relation to, the Borrower or its business which have fallen due for payment.

16.17 STATUS OF CHARTERS AND RELATED CONTRACTS

(a) Neither the Borrower nor any Charterer is in default under any Charter of the Vessel, which default has not been notified to the Agent;

(b) there are no pending or, so far as the Borrower is aware, threatened actions, suits or proceedings in connection with any Charter of the Vessel;

(c) neither the Borrower nor, to the best of the knowledge and belief of the Borrower, any other party to any Related Contract is in default under any Related Contract; and

(d) there are no pending or, so far as the Borrower is aware, threatened actions, suits or proceedings in connection with any Related Contract.

16.18 ENVIRONMENT

      Except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent:

      (a) the Borrower and its Environmental Affiliates have without limitation complied with the provisions of all applicable Environmental Laws in relation to the Vessel;

      (b) the Borrower and its Environmental Affiliates have obtained all requisite Environmental Approvals in relation to the Vessel and are in compliance with such Environmental Approvals;

      (c) neither the Borrower nor any of its Environmental Affiliates has received notice of any Environmental Claim in relation to the Vessel which alleges that the Borrower is not in compliance with applicable Environmental Laws in relation to the Vessel or Environmental Approvals in relation to the Vessel;

      (d) there is no Environmental Claim in relation to the Vessel pending or threatened; and

      (e)   there has been no Release of Materials of Environmental Concern.

16.19 SECURITY INTERESTS

      No Security Interest exists over its or any of its Subsidiary's assets which would cause a breach of Clause 17.13 (Security Interests).

16.20 SECURITY ASSETS

      Subject only to the terms of the Stage One Documents and the Stage Two Documents, it is solely and absolutely entitled to the Security Assets to which it is, or will be, a party and there is no agreement or arrangement under which it is obliged to share any proceeds of or derived from such Security Assets with any third party.

16.21 SALES CONTRACT/BAREBOAT CHARTER

      All amounts due and payable by the Borrower under the Sales Contract or, as the case may be, the Master Agreement have been unconditionally and irrevocably paid in full to the SPC or the Issuer respectively when due in accordance with the terms of the Sales Contract or, as the case may be, the Master Agreement as appropriate.

16.22 ISM CODE COMPLIANCE

      On and after the Delivery Date, the Borrower is in full compliance with the ISM Code.

16.23 IMMUNITY

(a) The execution by the Borrower of each Finance Document and Related Contract to which it is a party constitutes, and its exercise of its rights and performance of its obligations under each Finance Document and each Related Contract will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b) the Borrower will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in Spain in relation to any Finance Document and each Related Contract.

16.24 JURISDICTION/GOVERNING LAW

(a)   The Borrower's:

      (i) irrevocable submission under Clause 35 (Jurisdiction) to the jurisdiction of the courts of England;

      (ii)  agreement that this Agreement is governed by English law; and

      (iii) agreement not to claim any immunity to which it or its assets may be entitled,

      are legal, valid and binding under the laws of Spain; and

(b) any judgment obtained in England will be recognised and be enforceable by the courts of Spain.

16.25 NO AMENDMENTS TO RELATED CONTRACTS

      Other than as notified to and agreed by the Agent in writing, there have been no amendments to any of the Related Contracts (excluding any Vessel Management Contract until such time as it has been executed).

16.26 MONEY LAUNDERING

      Any borrowing by the Borrower and the performance of its obligations hereunder and under the other Finance Documents will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.

16.27 TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

      The representations and warranties set out in this Clause 16:

      (a)   are made by the Borrower on the date of this Agreement; and

      (b) (with the exception of Clause 16.15 (Information Memorandum)) are deemed to be repeated by the Borrower on the date of each Request and each Drawdown Date and on the first day of each Interest Period with reference to the facts and circumstances then existing (but subject, in respect of Clause 16.5 (Legal Validity), Clause 16.8 (Taxes on payments), Clause 16.10 (No Default), Clause 16.11 (Authorisations), Clause 16.14 (Litigation), Clause 16.17 (Status of Charters), Clause 16.18 (Environment) and Clause 16.25 (No amendments to Related Contracts), to any matters notified to, and agreed by, the Agent in writing) and, in relation to Clause 16.12 (Information), with reference to the most recently delivered Guarantor Accounts.

17.   UNDERTAKINGS

17.1  DURATION

      The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

17.2  MAINTENANCE OF STATUS

      The Borrower will maintain its separate corporate existence and remain in good standing under the laws of Spain.

17.3  FINANCIAL INFORMATION

(a) The Borrower shall supply to the Agent in English, in sufficient copies for all the Banks:

      (i)   its opening balance sheet;

      (ii) as soon as the same are available (and in any event within 180 days of the end of each of its financial years) the consolidated audited financial statements of the Guarantor for that financial year; and

      (iii) as soon as the same are available (and in any event within 90 days of the end of each of its financial half-years) the consolidated unaudited financial statements of the Guarantor for that financial half-year.

(b)   The Borrower shall supply to the Agent in sufficient copies for all the
      Banks:

      (i) as soon as the same are available (and in any event within 180 days of the end of each of its financial years) its audited financial statements for that financial year; and

      (ii) as soon as the same are available (and in any event within 90 days of the end of each of its financial half-years) its unaudited financial statements for that financial half-year.

(c)   All accounts (audited and unaudited) delivered under Clause 17.3(a) and
      (b) (Financial information) will:

      (i) be prepared by a reputable accounting firm in accordance with all applicable laws and GAAP principles and practices consistently applied;

      (ii) fairly represent the financial condition of the Guarantor and the Borrower at the date of those accounts and of its profit for the period for which those accounts relate; and

      (iii) fully disclose or reserve against all significant liabilities of the Guarantor and the Borrower.

17.4  INFORMATION PROVIDED TO BE ACCURATE

      All financial and other information provided by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading in any material respect and will not omit any material fact.

17.5  INFORMATION - MISCELLANEOUS

      The Borrower shall supply to the Agent:

      (a) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending;

      (b) promptly upon receipt thereof, a copy of any notice received by the Borrower from the Time Charterer or any other Charterer of any failure of the Borrower or any other Charterer to exercise due diligence under the Time Charter or any other Charter, together with details from time to time of any and all action being taken to remedy the same;

      (c) promptly upon receipt thereof, a copy of any notice received by the Borrower from any party to any Stage One Document or Stage Two Document in relation to any Stage One Document or any Stage Two Document; and

      (d) promptly, such further information in its possession or control regarding its business, affairs or financial condition as any Finance Party may through the Agent from time to time reasonably request, in sufficient copies for all of the Banks, if the Agent so requests.

17.6  NOTIFICATION OF DEFAULT

      The Borrower shall notify the Agent of any Default or any default by any other party to any of the Stage One Documents and the Stage Two Documents (the latter a "THIRD PARTY DEFAULT") (and the steps, if any, being taken to remedy it) promptly upon becoming aware of the same.

17.7  COMPLIANCE CERTIFICATES

(a)   The Borrower shall supply to the Agent:

      (i) together with the accounts specified in Clause 17.3(a) and (b) (Financial information); and

      (ii)  promptly at any other time, if the Agent so requests,

      a certificate, in the form of Schedule 8 (Form of Compliance Certificate), signed by the chief executive officer or two of its senior officers on its behalf certifying that no Default nor Third Party Default has occurred and is continuing, is outstanding or, if a Default or a Third Party Default is outstanding, specifying the Default or the Third Party Default and the steps, if any, being taken to remedy it.

(b) The Borrower shall procure that the Guarantor provides, promptly at the end of each of its financial quarters, a certificate in the agreed form, signed by its chief executive officer or two of its senior officers on its behalf certifying that no Default in respect of Clause 19 has occurred and is continuing.

(c) The Borrower shall procure that the Guarantor provides, promptly at the end of each of its financial quarters, a certificate in the agreed form, signed by its chief executive officer or two of its senior officers on its behalf certifying that it has complied with the provisions of Clause 19.7 (Cross Default).

17.8  AUTHORISATIONS

      The Borrower shall promptly:

      (a)   obtain, maintain and comply with the terms of; and

      (b)   supply certified copies to the Agent of,

      any authorisation, consent, registration, filing, notarisation and the like required under any Applicable Law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document or any Related Contract.

17.9  PARI PASSU RANKING

      The Borrower shall procure that its obligations under the Finance Documents rank and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations which are mandatorily preferred by law.

17.10 DISPOSALS

      The Borrower shall not, either in a single transaction or in a series of transactions, whether related or not or whether voluntary or involuntary, sell, transfer, grant or lease or otherwise dispose of all or a material part of its assets.

17.11 BUSINESS

(a) The Borrower shall not carry on any business other than the ownership, operation and employment of the Vessel and other activities connected with or reasonably incidental to that business.

(b) The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at the commencement of this Agreement, and the Borrower will not establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than Spain.

17.12 LIABILITIES

      The Borrower will not:

      (a) make any loans or grant any credit other than any such loan or credit granted to any member of the Group; or

      (b) make or hold any investments otherwise than in the ordinary course of its business referred to in Clause 17.11 (Business).

17.13 SECURITY INTERESTS

      The Borrower shall not create or permit to subsist any Security Interest over the Vessel or the Earnings or Obligatory Insurances or any other Security Assets or any Related Contract other than:

      (a)   Permitted Liens; or

      (b)   with the prior written consent of all of the Banks.

17.14 LIMITATION ON FINANCIAL INDEBTEDNESS

      The Borrower will not incur any Financial Indebtedness other than Financial Indebtedness:

      (a)   under the Finance Documents; or

      (b) arising in the ordinary course of operation of the Vessel in an aggregate amount not exceeding euro 250,000, provided that such amounts are paid when due or, if not paid when due are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves or security are at the relevant time maintained or provided), provided further that such proceedings, whether by payment of adequate security into Court or otherwise, do not give rise to a material risk of the Vessel or any interest therein being seized, sold, forfeited or otherwise lost or of criminal liability on the Agent or any of the Banks; or

      (c) consisting of any guarantee or indemnity required by any protection and indemnity or war risks club or association to be given by the Borrower; or

      (d) under any loan or credit facility granted to the Borrower by any member of the Group, which is unsecured and fully subordinated to the Facility, the principal terms of which are notified to the Agent by the Borrower in writing prior to the granting of the relevant Facility.

      The Borrower shall, upon a request being made by the Agent, provide the Agent with such further information as the Agent may reasonably require in connection with any loan or credit facility granted or to be granted to the Borrower pursuant to Clause 17.14(d) above.

17.15 MERGERS

      The Borrower shall not enter into any amalgamation, demerger, merger or reconstruction.

17.16 SECURITY

      The Borrower:

      (a) will procure that the Mortgage and the Swap Bank Mortgage are, on execution, and continue to be, registered under Spanish law as a first priority mortgage;

      (b) will procure that any other security conferred by it under any Security Document is maintained and perfected and registered with the relevant authorities;

      (c) at its own cost, do all that it can to ensure that any Finance Document validly creates the obligations and Security Interests which it purports to create; and

      (d) without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority, pay any stamp, registration or similar tax payable in respect of any Finance Document, give any notice or take any other step which, in the reasonable opinion of the Agent, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

17.17 CHARTERS WITH AFFILIATED COMPANIES

      The Borrower will not subject the Vessel to any Charter in favour of any company affiliated with it unless that company has previously agreed in writing to subordinate its interests under such Charter in a form satisfactory to the Majority Banks.

17.18 DELIVERY OF VESSEL

      The Borrower shall not accept delivery of the Vessel from the Builder, the SPC or the AIE, as the case may be, unless and until either:

      (a) the Time Charterer has accepted the Vessel pursuant to the terms of the Time Charter; or

      (b) it is required to do so by a ruling resulting from an arbitration pursuant to:

            (i) the terms of Article XIV (Law and Arbitration) of the Sales Contract (if Stage One is in effect at the relevant time); or

            (ii) the terms of Article XIII (Arbitration) of the Shipbuilding Contract (which rights are assigned to the Borrower by Article IV of the Master Agreement) (if either Stage Two or neither Stage One nor Stage Two is in effect at the relevant time).

17.19 REGISTRATION OF THE VESSEL

      The Borrower will:

      (a) procure and maintain with effect from the Delivery Date the valid and effective registration of the Vessel in the Canary Islands under the laws of Spain and flag of Spain (or such other laws and flag of like standing and acceptable to the Majority Banks as the Agent (acting in accordance with the instructions of the Majority Banks) may permit (such permission not to be unreasonably withheld)) and ensure nothing is done or omitted by which the registration of the Vessel would or might be defeated or imperilled; and

      (b) not change the name or port of registration of the Vessel without the consent of the Agent (acting in accordance with the instructions of the Majority Banks) (such consent not to be unreasonably withheld).

17.20 CLASSIFICATION AND REPAIR

      The Borrower will at all times after the Delivery Date:

      (a) ensure that the Vessel is surveyed from time to time as required by the classification society in which the Vessel is for the time being entered and maintain and preserve the Vessel in good working order and repair, ordinary wear and tear excepted, and in any event in such condition as will entitle her to the classification of LR, +100 A1 Liquefied gas carrier/LNG, Ship type 2G (methane in membrane tanks, 0.25 bar, -163 degrees C + LMC, UMS, PORT, SDA, IWS, SCM, LI, FDA, NAVI, IBS, ES, TCM, CCS or, if such classification is not available with the highest equivalent classification available, with Lloyd's Register of Shipping or Bureau Veritas (or to the equivalent classification in another internationally recognised classification society of like standing acceptable to the Majority Banks), free of all overdue requirements and recommendations of that classification society;

      (b) procure that all repairs to or replacement of any damaged, worn or lost parts or equipment shall be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel;

      (c) not remove any material part of the Vessel, or any item of equipment installed on the Vessel unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Agent and becomes on installation on the Vessel the property of the Borrower and subject to the security constituted by the relevant Security Document(s) provided that the Borrower may install and remove equipment owned by a third party if the equipment can be removed without any risk of damage to the Vessel;

      (d) ensure that the Vessel complies with all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of Spain; and

      (e) not without the prior written consent of the Agent (acting on the instructions of the Majority Banks) (such consent not to be unreasonably withheld) cause or permit to be made any substantial change in the structure, type or performance characteristics of the Vessel.

17.21 LAWFUL AND SAFE OPERATION

      The Borrower will at all times after the Delivery Date:

      (a) not cause or permit the Vessel to be operated in any manner contrary to the laws, regulations, treaties and conventions (and all rules and regulations issued thereunder) from time to time applicable to the Vessel;

      (b) subject to compliance by the Borrower with the terms of the Time Charter, not cause or permit the Vessel to trade with or within the territorial waters of any country in which her safety may be imperilled;

      (c) subject to compliance by the Borrower with the terms of the Time Charter, not cause or permit the Vessel to be employed in any manner which will or may render her liable to requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize;

      (d) ensure that the Vessel is not employed in any trade or business which is forbidden by international law or is illicit or is carrying illicit or prohibited goods;

      (e) subject to compliance by the Borrower with the terms of the Time Charter, in the event of hostilities in any part of the world (whether war be declared or not) ensure that the Vessel is not employed in carrying any contraband goods and that she does not trade in any zone after it has been declared a war zone by any authority or by the Vessel's war risks insurers unless the Vessel's insurers shall have confirmed to the Borrower that the Vessel is held covered under the Obligatory Insurances for the voyage(s) in question; and

      (f) not charter the Vessel to or permit the Vessel to serve under any contract of affreightment with any foreign country or national of any foreign country which is specified by legislation or regulations of the United States of America or any other jurisdiction in which a Bank's Facility Office is located and such that, if the Earnings or any part of Earnings were derived from such charter or affreightment, that fact would render any Finance Document or the security conferred by the Security Documents unlawful.

17.22 REPAIR OF THE VESSEL

      The Borrower will not at any time after the Delivery Date put the Vessel into the possession of any person for the purpose of work being done upon her beyond the amount of euro 2,500,000 (or equivalent), other than for classification or scheduled dry docking unless such person shall have given an undertaking to the Agent not to exercise any lien on the Vessel or her Earnings or Obligatory Insurances for the cost of that work or otherwise.

17.23 ARRESTS AND LIABILITIES

      The Borrower will at all times after the Delivery Date:

      (a) pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens (other than liens arising in the ordinary course of operation of the

            Vessel in each case for amounts the payment of which is not yet due or, if due and payable, is being disputed in good faith by appropriate proceeding (and for the payment of which adequate reserves have been provided or are and continue to be available)) on or claims enforceable against the Vessel and take all other steps necessary to prevent a threatened arrest of the Vessel;

      (b) notify the Agent promptly in writing of the levy of any distress on the Vessel or her arrest, detention, seizure, condemnation as prize, compulsory acquisition or requisition for title or use and (save in the case of compulsory acquisition or requisition for title or use) obtain her release within 14 days;

      (c) pay and discharge when due all dues, taxes, assessments, governmental charges, fines and penalties lawfully imposed on or in respect of the Vessel or the Borrower; and

      (d) pay and discharge all other obligations and liabilities whatsoever in respect of the Vessel, the Earnings, the Obligatory Insurances and any Charter.

17.24 RELATED CONTRACTS

      The Borrower shall not take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause any Related Contract to cease to remain in full force and effect and shall use all reasonable endeavours to procure that each other party to any Related Contract does not take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause any Related Contract to cease to remain in full force and effect.

17.25 ENVIRONMENT

      The Borrower shall at all times after the Delivery Date:

      (a) comply with all applicable Environmental Laws including, without limitation, requirements relating to the establishment of financial responsibility (and shall require that all Environmental Affiliates of the Borrower comply with all applicable Environmental Laws and obtain and comply with all required Environmental Approvals, which Environmental Laws and Environmental Approvals relate to any of the Vessel or her operation or her carriage of cargo); and

      (b) promptly upon the occurrence of any of the following events, provide to the Agent a certificate of an officer of the Borrower or of the Borrower's agents specifying in detail the nature of the event concerned:

            (i) the receipt by the Borrower or any Environmental Affiliate (where the Borrower has knowledge of the receipt) of any Environmental Claim; or

            (ii) any (or any potential) Release of Materials of Environmental Concern.

17.26 INFORMATION REGARDING THE VESSEL

      The Borrower will at all times after the Delivery Date:

      (a) promptly notify the Agent of the occurrence of any accident, casualty or other event which has caused or resulted in or may cause or result in the Vessel being or becoming a Total Loss;

      (b) promptly notify the Agent of any requirement or recommendation made by any Insurer or classification society or by any competent authority which is not complied with in a timely manner;

      (c)   promptly notify the Agent of any intended dry docking of the Vessel;

      (d) promptly notify the Agent of any Environmental Claim being made in connection with the Vessel or its operation;

      (e) promptly notify the Agent of any claim for breach of the ISM Code being made in connection with the Vessel or its operation;

      (f) give to the Agent from time to time on request such information as the Agent may require regarding the Vessel, her employment, position and engagements;

      (g) provide the Agent on request with copies of the classification certificate of the Vessel and of all periodic damage or survey reports on the Vessel;

      (h) promptly furnish the Agent with full information of any casualty or other accident or damage to the Vessel involving an amount in excess of euro 2,500,000 (or equivalent);

      (i) give to the Agent and its duly authorised representatives reasonable access to the Vessel for the purpose of conducting on board inspections and/or surveys of the Vessel and pay the reasonable expenses incurred by the Agent in connection with the inspections and/or surveys provided that, unless a Default has occurred and is continuing, such inspections and/or surveys shall not take place at the expense of the Borrower other than at dry docking and the Agent shall co-operate with the Borrower in respect of the timing for and the place where such surveys take place in order to minimise disruption to the activities of the Vessel; and

      (j) if the Agent reasonably believes an Event of Default may have occurred, furnish to the Agent from time to time upon reasonable request certified copies of the ship's log in respect of the Vessel.

17.27 PROVISION OF FURTHER INFORMATION

      The Borrower will, as soon as practicable following receipt of a request by the Agent, provide the Agent with any additional or further financial or other information relating to the Borrower, the Vessel, the Earnings, the Obligatory Insurances, any Charter or to any other matter relevant to, or to any provision of, a Finance Document.

17.28 MANAGEMENT

(a) The Borrower will ensure that at all times after the Delivery Date the Vessel is managed by:

      (i)   the Borrower on terms approved by the Agent; or

      (ii) a substitute Manager, pursuant to a Vessel Management Contract and subject to provision of the Vessel Management Assignment.

(b) The Borrower will not terminate, amend or agree to any amendment to a Vessel Management Contract, and will procure that a Manager does not terminate, amend or agree to any amendment to a Technical Management Agreement, without the prior written consent of the Agent (acting on the instructions of the Majority Banks).

(c) The Borrower agrees that the Agent (acting on the instructions of the Majority Banks) shall be entitled to require the Borrower to terminate any existing Vessel Management Contract and/or procure that a Manager terminates any existing Technical Management Agreement and to enter into a replacement Vessel Management Contract with a replacement Manager and/or procure that a Manager enters into a replacement Technical Management Agreement with a replacement Technical Manager, in each case selected or approved by the Agent (acting on the instructions of the Majority Banks) in the event of:

      (i) any of the circumstances set out in Clause 3(d) (Duty to maintain) of the Time Charter arising;

      (ii) an occurrence which has a Material Adverse Effect in relation to the Borrower or the Guarantor; or

      (iii) the occurrence of an Event of Default.

      For the purposes of this paragraph (c), the Majority Banks agree that Naviera F. Tapias S.A is pre-approved as replacement Manager unless and to the extent that it is the Manager under the existing Vessel Management Contract which the Agent requires the Borrower to terminate.

(d) The Borrower shall not sub-contract its responsibilities for the maintenance and/or operation of the Vessel and shall procure that no other Manager shall subcontract its responsibilities under a Vessel Management Contract (other than to a Technical Manager under a Technical Management Agreement) unless:

      (i) the Agent (acting on the instructions of the Majority Banks and taking into account the economics of the Time Charter and the duration of successful operation of the Vessel by the Manager) gives its prior written consent to such subcontracting; and

      (ii) the Borrower or, as the case may be, the existing Manager remains solely responsible for its obligations in connection with the maintenance and/or operation of the Vessel (in the case of the Borrower) or under the existing Vessel Management Contract (in the case of the existing Manager).

(e) In the event of the termination for any reason or the expiration or an event of default (howsoever described) of or under either or both of a Vessel Management Contract or a Technical Management Agreement, the Borrower will enter into an agreement to replace such agreement with a counterparty approved by the Agent (acting on the instructions of the Majority Banks) and in a form and content approved by the Agent (acting on the instructions of the Majority Banks) within thirty days of such termination or event of default and will procure that the replacement Manager enters into an agreement to replace a Technical Manager with a counterparty approved by the Agent (acting on the instructions of the

      Majority Banks) and in a form and content approved by the Agent (acting on the instructions of the Majority Banks) within such thirty day period. In the event the Borrower does not enter into any such replacement agreement within such thirty day period, the Agent (acting on the instructions of the Majority Banks) shall be entitled, but not obliged, to enter into any such replacement agreement on the Borrower's behalf.

17.29 PROCEEDS FROM SALE OR TOTAL LOSS OF THE VESSEL

(a) The Borrower will ensure that the proceeds from the sale or Total Loss of the Vessel are immediately upon receipt by the Borrower applied in prepayment of the Loan in accordance with Clause 7 (Prepayment and cancellation).

(b) The Finance Parties agree that the Agent shall release the Vessel from the Mortgage and the Swap Bank Mortgage if the Agent is reasonably satisfied that the proceeds of sale of the Vessel are immediately to be applied in accordance with paragraph (a) above and that such proceeds will be sufficient to discharge all of the Borrower's payment obligations under this Agreement.

17.30 CHARTERS

(a)   The Borrower will not let the Vessel:

      (i)   on demise charter for any period;

      (ii) on any time or consecutive voyage charter for a term which exceeds or which could by virtue of any optional extensions exceed 12 months' duration (unless the Borrower provides evidence to the satisfaction of the Majority Banks that it will be able to meet all its payment obligations under the Finance Documents during that term);

      (iii) on terms whereby more than six months' hire is payable in advance;
            or

      (iv)  otherwise than on arm's-length terms,

      in each case without the consent of the Agent (acting on the instructions of the Majority Banks). For the avoidance of any doubt, this Clause 17.30(a) shall not apply to the Time Charter or in respect of any joint service agreements or pooling arrangements which may (with the consent of the Majority Banks, such consent not to be unreasonably withheld or delayed) be entered into by the Borrower in respect of the Vessel.

(b)   Notwithstanding anything contained in this Clause 17.30:

      (i) the Borrower shall remain liable under any Charter to perform all the obligations assumed by it under that Charter;

      (ii) the Finance Parties shall not be under any obligations or liability under any Charter or liable to make any payment under that Charter; and

      (iii) the Finance Parties shall not be obliged to enforce against any charterer or shipper any term of any Charter, or to make any enquiries as to the nature or sufficiency of any payment received by a Finance Party.

(c) The Borrower will not agree to any amendment or supplement to, or waive or fail to enforce any right under, any Charter or any of its provisions without the prior written consent of the Agent (acting on the instructions of the Majority Banks).

17.31 LEFT INTENTIONALLY BLANK

17.32 EARNINGS ACCOUNT

      The Borrower:

      (i) prior to or on the Delivery Date will open, deposit euro 1 in and thereafter maintain an Earnings Account with JPMorgan Chase Bank, N.A. for the purpose of receiving the Earnings of the Vessel;

      (ii) will procure that any and all Earnings of the Vessel are paid directly into the Earnings Account or as the Agent may from time to time direct;

      (iii) upon the occurrence of an Event of Default, gives to the Agent authority to withdraw amounts from the Earnings Account for application from time to time in or towards the outstanding amounts under the Finance Documents in accordance with the terms of the Finance Documents;

      (v) at any time and from time to time upon the written request of the Agent, will execute and deliver any and all such further instruments and documents as the Agent may reasonably require for the purpose of obtaining the full benefit of the assignment of the Earnings and the Earnings Account to be effected by the Earnings Account Assignment and of the rights and powers granted under the Earnings Account Assignment; and

      (vi) subject to (iii) above, will otherwise be entitled to freely dispose of the amounts standing to the credit of the Earnings Account.

17.33 SHARING OF EARNINGS

      The   Borrower shall not:

      (a) enter into any agreement or arrangement for the sharing of any Earnings;

      (b) enter into any agreement or arrangement for the postponement of any date on which Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of the Borrower to the Earnings; or

      (c) enter into any agreement or arrangement for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

17.34 LEFT DELIBERATELY BLANK

17.35 DISBURSEMENT ACCOUNT

      The Borrower:

      (a) prior to or on the date of this Agreement will open, deposit euro 1 therein and thereafter maintain a Disbursement Account with JPMorgan Chase Bank, N.A. for the purpose of crediting to it proceeds of Tranches pursuant to the terms and conditions of this Agreement;

      (b) will procure that either the Guarantor, the Shareholder or any Affiliate of the Borrower will, at least 5 Business Days before the due date for the relevant Instalment, deposit in the Disbursement Account an amount equal to:

            (i) in the case of the instalment referred to in Clause 6.2(c) of the Memorandum of Agreement, euro 2,333,333;

            (ii) in the case of the instalment referred to in Clause 6.2(d) of the Memorandum of Agreement, euro 2,333,333; and

            (iii) in the case of the instalment referred to in Clause 6.2(e) of the Memorandum of Agreement, euro 2,333,334; and

      (c) will be permitted, subject to the Loan having been drawn down during the Commitment Period and all payments made to the Disbursement Account pursuant to Clause 17.35(b), to close the Disbursement Account.

17.36 LEFT DELIBERATELY BLANK

17.37 SCOPE OF OBLIGATORY INSURANCES

      The Borrower will:

      (a) at all times up to and including the Delivery Date maintain in full force and effect Permissible Delays Insurances in an amount equal to at least euro 102,500 per day and procure that the Agent's name is endorsed on the policies relating to any such insurance as additional insured and loss payee;

      (b) at all times after the Delivery Date keep the Vessel insured in the Required Amount, in euros or another approved currency (as approved by the Majority Banks) in the name of the Borrower or (if the Agent so requires) in the joint names of the Borrower and the Agent, without the Agent being liable but having the right to pay premiums, through brokers approved by the Agent against fire and usual marine risks (including hull and machinery and Excess Risks) with approved underwriters or insurance companies approved by the Agent and by policies in form and content approved by the Agent;

      (c) at all times after the Delivery Date keep the Vessel insured in the Required Amount in the same manner as above against war risks (including risks of mines and all risks, whether or not regarded as war risks, London Blocking and Trapping Addendum and Lost Vessel Clause, excepted by the free of capture and seizure clauses in the standard form of Lloyds marine policy) either:

            (i) with underwriters or insurance companies approved by the Agent and by policies in form and content approved by the Agent; or

            (ii)  by entering the Vessel in an approved war risks association,

            and for the avoidance of doubt, such war risks insurance will include protection and indemnity liability up to at least the Required Amount, excluding any liability in respect of death, injury or damage to crew

      (d) at all times after the Delivery Date keep the Vessel entered in respect of her full value and tonnage in an approved protection and indemnity association against all risks as are normally covered by such protection and indemnity association (including pollution risks and the proportion not recoverable in case of collision under the running down clause inserted in the ordinary Lloyds policies), such cover for pollution risks to be for:

            (i) a minimum amount of US$1,000,000,000 or such other amount of cover against pollution risks as shall at any time be comprised in the basic entry of the Vessel with either a protection and indemnity association which is an acceptable member of either the "International Group" of protection and indemnity associations (or any successor organisation designated by the Agent for this purpose) or the International Group (or such successor organisation) itself; or

            (ii) if the International Group or any such successor ceases to exist or ceases to provide or arrange any cover for pollution risks (or any supplemental cover for pollution risks over and above that afforded by the basic entry of the Vessel with its protection and indemnity association), such aggregate amount of cover against pollution risks as shall be available on the open market and by basic entry with a protection and indemnity association for ships of the same type, size, age and flag as the Vessel, provided that, if the Vessel has ceased trading or is in lay up and in either case has unloaded all cargo, the level of pollution risks cover afforded by ordinary protection and indemnity cover available through a member of the International Group or such successor organisation or, as the case may be, on the open market in such circumstances shall be sufficient for such purposes;

      (e) at all times after the Delivery Date maintain in full force and effect off-hire insurance in respect of the Vessel with underwriters or insurance companies approved by the Agent and by policies in form and content approved by the Agent and, at a minimum, insuring for off-hire periods of between 60 and 300 days per incident. The Borrower undertakes to procure (in consultation with the Arranger) a cover level of 130 per cent. of hire payable under the then current Charter; and

      (f) at all times after the Delivery Date, whenever the Vessel is engaged in trade connected with Japan and when so required by the Banks, maintain in full force and effect social responsibility insurance in respect of the Vessel with underwriters or insurance companies approved by the Agent and by policies in form and content approved by the Agent.

17.38 MORTGAGEE'S INTEREST AND ADDITIONAL PERILS INSURANCES

      The Agent shall if so authorised by the Majority Banks be entitled from time to time to effect, maintain and renew all or any of the following insurances in such amounts, on such terms, through such insurers and generally in such manner as the Majority Banks may from time to time consider appropriate (such insurances not to be placed by the Borrower or its brokers (in their capacity as brokers to the Borrower)):

      (a) a mortgagee's interest marine insurance providing for the indemnification of the Finance Parties for any losses under or in connection with any Finance Document which directly or indirectly result from loss of or damage to the Vessel or a liability of the Vessel or the Borrower, being a loss or damage which is prima facie covered by an Obligatory Insurance but in respect of which there is a non-payment (or reduced payment) by the underwriters by reason of, or on the basis of any allegation concerning:

            (i) any act or omission on the part of the Borrower, of any operator, Charterer, Manager or sub-manager of the Vessel or of any officer, employee or agent of the Borrower or of any such person, including any breach of warranty or condition or any non-disclosure relating to such Obligatory Insurance;

            (ii) any act or omission, whether deliberate, negligent or accidental, or any knowledge or privity of the Borrower any other person referred to in paragraph (i) above, or of any officer, employee or agent of the Borrower or of such a person, including the casting away or damaging of the Vessel and/or the Vessel being unseaworthy; and/or

            (iii) any other matter capable of being insured against under a mortgagee's interest marine insurance policy whether or not similar to the foregoing;

      (b) where the Vessel is trading into the waters of the United States of America or any other jurisdiction which in the future introduces unlimited liability regimes, a mortgagee's interest additional perils policy providing for the indemnification of the Agent against, amongst other things, any possible losses or other consequences of any Environmental Claim, including the risk of expropriation, arrest or any form of detention of the Vessel, or the imposition of any Security Interest over the Vessel and/or any other matter capable of being insured against under a mortgagee's interest additional perils (pollution) policy whether or not similar to the foregoing;

      (c)   charter indemnity insurance,

      and the Borrower shall upon demand fully indemnify the Agent in respect of all premiums which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

17.39 OBLIGATORY INSURANCES

      Without prejudice to its obligations under Clause 17.37 (Scope of Obligatory Insurances), the Borrower will:

      (a) not without the prior consent of the Agent alter any Obligatory Insurance nor make, do, consent or agree to any act or omission which would or might render any Obligatory Insurance invalid, void, voidable or unenforceable or render any sum paid out under any Obligatory Insurance repayable in whole or in part;

      (b) not cause or permit the Vessel to be operated in any way inconsistent with the provisions or warranties of, or implied in, or outside the cover provided by, any Obligatory Insurance or to be engaged in any voyage or to carry any cargo not permitted by the Obligatory Insurance without first covering the Vessel in the Required Amount and her freights for an amount approved by the Agent in euros or another approved currency with approved insurers;

      (c) duly and punctually pay all premiums, calls, contributions or other sums of money from time to time payable in respect of any Obligatory Insurance;

      (d) renew all Obligatory Insurances at least 14 days before the relevant policies or contracts expire and procure that the approved brokers and/or war risks and protection and indemnity clubs and associations shall promptly confirm in writing to the Agent as and when each renewal is effected;

      (e) forthwith upon the effecting of any Obligatory Insurance, give written notice of the insurance to the Agent stating the full particulars (including the dates and amounts) of the insurance, and on request produce the receipts for each sum paid by it pursuant to paragraph (c) above;

      (f) not settle, compromise or abandon any claim in respect of any Total Loss unless the Agent is satisfied that such release, compromise or abandonment will not prejudice any of the Banks' interests under or in relation to any Finance Document;

      (g) arrange for the execution and delivery of such guarantees as may from time to time be required by any protection and indemnity or war risks club or association;

      (h) procure that the interest of the Agent and the Banks is noted on all policies of insurance;

      (i) procure that a loss payee provision in the form scheduled to the Insurances Assignment and reflecting the provisions of Clause 17.40 (Application of Insurance Proceeds) is endorsed on all policies of insurance;

      (j) obtain from the relevant insurance brokers P&I Club letters and undertakings in the forms scheduled to the General Assignment; and

      (k) in the event that the Borrower receives payment of any moneys under the General Assignment, save as provided in the loss payable clauses scheduled to the General Assignment, forthwith pay over the same to the Agent and until paid over such moneys shall be held in trust for the Agent by the Borrower.

17.40 APPLICATION OF INSURANCE PROCEEDS

(a) All sums receivable in respect of the Obligatory Insurances after the occurrence of an Event of Default shall be paid to the Agent and the Agent shall, unless otherwise instructed by the Majority Banks, apply them in accordance with Clause 10.7 (Payments).

(b)   Subject to paragraph (a) above:

      (i) each sum receivable in respect of a major casualty (being any casualty in respect of which the claim or the aggregate of the claims exceeds euro 2,500,000 (or its equivalent)), other than in respect of protection and indemnity risk insurances, shall be paid to the Agent; and

      (ii) the insurance moneys received by the Agent in respect of any such major casualty shall be paid:

            (A) to the person to whom the relevant liability shall have been incurred; or

            (B) upon the Borrower furnishing evidence satisfactory to the Agent that all loss and damage resulting from the casualty has been properly made good and repaired, to the Borrower or, at the option of the Agent, to the person by whom any repairs have been or are to be effected.

      The receipt of any such person shall be a full and sufficient discharge of the same to the Agent.

(c) Subject to paragraph (a) above, each sum receivable in respect of the Obligatory Insurances (insofar as the same are hull and machinery or war risks insurances) which does not exceed E2,500,000 or its equivalent shall be paid in full to the Borrower or to its order and shall be applied by it for the purpose of making good the loss and fully repairing all damage in respect of which the receivable shall have been collected.

(d) Subject to paragraph (a) above, each sum receivable in respect of the Permissible Delays Insurances shall be paid to the Borrower and shall be applied by it in satisfaction of its obligation to pay liquidated damages for delay to the Time Charterer under the Time Charter. In the event that the sum received in respect of the Permissible Delays Insurances is greater than the amount which the Borrower is required to pay to the Time Charterer in settlement of its obligation to pay liquidated damages for delay under the Time Charter, the Borrower shall pay the surplus into the Earnings Account immediately following the payment to the Time Charterer.

(e) Subject to paragraph (a) above, each sum receivable in respect of protection and indemnity risk Obligatory Insurances shall be paid direct to the person to whom the liability, to which that sum relates, was incurred, or to the Borrower in reimbursement to it of moneys expended in satisfaction of such liability.

(f) Notwithstanding any other provision in this Clause 17.40, all sums receivable in respect of Obligatory Insurances relating to a Total Loss shall be applied in accordance with Clause 17.29(a) (Proceeds from sale or Total Loss of the Vessel).

17.41 POWER OF AGENT TO INSURE

      If the Borrower fails to effect and keep in force Obligatory Insurances in accordance with this Agreement, it shall be permissible, but not obligatory, for the Agent to effect and keep in force insurance or insurances in the amounts required under this Agreement and entries in a protection and indemnity association or club and, if it deems necessary or expedient to it, to insure the war risks upon the Vessel, and the Borrower will reimburse the Agent for the costs of so doing.

17.42 ISM CODE

      The Borrower shall:

      (a) at all times after the Delivery Date comply, and be responsible for compliance by itself and by the Vessel, with the ISM Code;

      (b)   at all times after the Delivery Date ensure that:

            (i)   the Vessel has a valid Safety Management Certificate;

            (ii) the Vessel is subject to a safety management system which complies with the ISM Code; and

            (iii) it, or the Manager from time to time, has a valid Document of
                  Compliance for the Vessel, which it holds on board the Vessel,

            and shall deliver to the Agent, on or before the Delivery Date, a copy for each Bank of a valid Safety Management Certificate and a valid Document of Compliance in respect of the Vessel, in each case duly certified by an officer of the Borrower or of the Manager from time to time;

      (c) promptly notify the Agent of any actual or, upon becoming aware of the same, threatened withdrawal of an applicable Safety Management Certificate or Document of Compliance;

      (d) promptly notify the Agent of the identity of the person ashore designated for the purposes of paragraph 4 of the ISM Code and of any change in the identity of that person; and

      (e) promptly upon becoming aware of the same notify the Agent of the occurrence of any accident or major non-conformity requiring action under the ISM Code.

17.43 NO AMENDMENT TO RELATED CONTRACTS

(a) The Borrower shall not amend or agree to any amendment to the Related Contracts without the prior written consent of:

      (i)   in respect of the Obligatory Insurances, the Agent;

      (ii) whilst and for so long as Stage One is in effect, in respect of any material amendment to any of the Stage One Documents or, as the case may be, after Stage Two has been implemented, any of the Stage Two Documents (including, without limitation, any amendment to any of the Stage One Documents or, as the case may be, any of the

            Stage Two Documents which has the effect of extending the date of delivery of the Vessel under the Shipbuilding Contract beyond two hundred and thirty (230) days after the Expected Delivery Date), the Agent (acting on the instructions of all of the Banks);

      (iii) at any time whilst Stage Two is not in effect, in respect of any amendment to any of the Stage Two Documents from the form of those documents as annexed to the Memorandum of Agreement, the Agent (acting on the instruction of all of the Banks); and

      (iv) in respect of any Related Contracts (other than those referred to in sub-paragraphs (i) and (ii) above), the Agent (acting on the instructions of the Majority Banks).

(b) In the event the date of delivery of the Vessel is delayed for two hundred and thirty (230) days beyond the Expected Delivery Date, the Borrower shall, if required in writing to do so by the Agent exercise, or procure the exercise of the right of rescission of the Shipbuilding Contract pursuant to Articles VIII.4 and IX BIS thereof.

17.44 STAGE TWO DOCUMENTS

(a) If the Builder proposes Stage Two Documents which contain changes or amendments from the form of the Stage Two Documents annexed to the Memorandum of Agreement, the Borrower shall:

      (i) not approve the changes and amendments to those Stage Two Documents without the prior written consent of the Agent (acting on the instructions of all of the Banks);

      (ii) exercise (or refrain from exercising) its right to object to the changes or amendments to those Stage Two Documents under the terms of Clause 3.2 of the Memorandum of Agreement only in accordance with the directions of the Agent (acting on the instructions of the Majority Banks); and

      (iii) not enter the Stage Two Documents unless and until the Agent has confirmed that all of the conditions precedent set out in Schedule 2
            Part II have been satisfied in full.

(b) whilst and for so long as Stage Two is in effect, if the Borrower receives title to the Vessel (whether by exercise of the purchase option or the put option in Clauses 31 and 30 respectively of the Bareboat Charter or otherwise), the Borrower shall simultaneously with taking title, execute in favour of the Agent a mortgage of the Vessel in the form of Appendix A,
      Part I.

17.45 PRE-APPROVAL OF MORTGAGE AND SWAP BANK MORTGAGE

      In the event the Registrar of Ships in the Canary Islands requires any amendment to be made to the form of Mortgage set out in Appendix A or to the form of Swap Bank Mortgage set out in Appendix B for the purpose of pre-approval of the same, the Borrower authorises the Agent to agree such amendments as are required to obtain such pre-approval.

17.46 UNDERTAKINGS IN RELATION TO THE SWAP AGREEMENT

(a)   Undertakings relating to Swap Debt:

      (i) So long as any amount under this Agreement is or may become outstanding, no Swap Bank will (except as the Agent (acting on the instructions of all Banks) has previously agreed in writing):

            (A) demand (except to terminate or close out any swap transaction as permitted under paragraph (B) below) or receive payment, prepayment or repayment of, and the Borrower will not pay or make any distribution in respect of, or on account of, any of the Swap Debt in cash or in kind, or apply any money or property in or towards the payment or discharge of any Swap Debt except:

                  (x) for scheduled payments arising under the original terms of the Swap Agreement or the terms of the Swap Agreement as amended in accordance with the terms of this Agreement; and/or

                  (y) for the proceeds of enforcement of the Security Documents received and applied accordance with Clause
                        10.7 of this Agreement;

            (B) exercise any right to terminate or close out any swap transaction under the Swap Agreement prior to its originally stated maturity or the terms of the Swap Agreement as amended in accordance with the terms of this Agreement unless any action has been taken by the Agent under Clause 19.20 (Acceleration); or

            (C) discharge by set-off, any right of combination of accounts or otherwise any of the Swap Debt except to the extent such Swap Debt is permitted to be paid under paragraph (A) above; or

            (D)   take any steps to enforce its rights under the Swap Bank
                  Mortgage;

      (ii) subject to sub-paragraph (iii) below, so long as any amount under this Agreement is or may become outstanding, no Swap Bank may agree any amendment to the Swap Agreement to which it is a party without the prior written consent of all of the other Swap Banks;

      (iii) so long as any amount under this Agreement is or may become outstanding, if JP Morgan Chase Bank, N.A. (in its capacity as a Swap Bank) agrees any amendment to the Swap Agreement to which it is a party, and such amendment(s) result from a Tranche being drawn down or the Vessel being delivered on a date other than the relevant expected date, each other Swap Bank hereby undertakes to amend the Swap Agreement to which it is a party on the same terms; and

      (iv) so long as any amount under this Agreement is or may become outstanding, the Borrower will not (except as the Agent (acting on the instructions of the Majority Banks) has previously agreed in writing) create or permit to subsist any Security Interest over any of its assets or give any financial support to any person for, in respect of or in connection with, any of the Swap Debt other than under the original terms of the Swap Agreements or the Security Documents.

(b)   Two Way Payments:

      The Borrower and the Swap Banks agree that:

      (i) each Swap Agreement will provide for "two way payments" or payments under the "Second Method" in the event of a termination of a swap transaction whether upon a Termination Event or an Event of Default (in each case as defined in the Swap Agreement);

      (ii) on or following the occurrence of an enforcement of an Event of Default if an amount falls due from any Swap Bank to the Borrower, that amount shall be paid by the relevant Swap Bank to the Agent for application in accordance with Clause 10.7 of this Agreement; and

      (iii) promptly upon the taking by the Agent of any action under Clause
            19.20 (Acceleration), if instructed to do so by the Agent (acting on the instructions of the Majority Banks), the Swap Banks will exercise any rights they may have to terminate the swap transactions under the Swap Agreements.

(c)   Swap Agreement:

      The Swap Banks will provide to the Agent copies of all agreements and documents constituting or evidencing any swap facilities provided to the Borrower.

17.47 TIME CHARTER

      The Borrower may not exercise any termination rights under the Time Charter without the prior written consent of the Agent (acting on the instruction of all of the Banks).

18.   VALUATION

18.1  VALUATION

      For the purposes of this Clause 18:

      (a) the value of the Vessel shall be the mean average of two valuations each certified in euro and carried out by two of the Approved Valuers, one selected by the Agent and one selected by the Borrower (or by the Agent if the Borrower does not make a selection within five (5) Business Days of being requested to do so by the Agent) and both reporting to the Agent on the basis of sale for prompt delivery of the Vessel for cash (free of Security Interests) at arm's-length on normal commercial terms as between willing seller and buyer;

      (b)   any valuation shall be on a without Charter basis; and

      (c) there shall be deducted from any value or valuation the amount which is owing and might become owing and which is secured on the asset concerned by any prior or equal ranking Security Interest (other than in favour of the Finance Parties to secure the Secured Liabilities).

18.2  DELIVERY OF VALUATIONS

(a) The Borrower will from the Delivery Date procure one valuation of the Vessel per annum from two of the Approved Valuers prepared in accordance with Clause 18.1 (Valuation).

(b) The Borrower will procure in favour of the Agent on behalf of the Finance Parties and the Approved Valuers all such information, facilities and rights of inspection as they may reasonably (having regard to the use and operation of the Vessel under charter) require in order to effect such valuations.

(c)   All valuations shall be at the expense of the Borrower.

(d) If an Event of Default has occurred and is continuing, the Borrower shall be liable to pay for up to five valuations of the Vessel (one from each of the Approved Valuers) under Clause 18.2(a) in any one calendar year.

(e) Any valuation under this Clause 18 shall be binding and conclusive as regards the Borrower.

19.   DEFAULT

19.1  EVENTS OF DEFAULT

      Each of the events set out in Clauses 19.2 (Non-Payment) to 19.18 (Litigation) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

19.2  NON-PAYMENT

      The Borrower does not pay on the due date any amount of principal or interest payable by it under the Finance Documents or any payment due under Section 2 of any Swap Agreement at the place at and in the currency in which it is expressed to be payable, or (where no grace period is specified in this Agreement) any other amount payable by it under the Finance Document is not paid within two Business Days of the due date (in the case of an amount due on demand, the due date is the date of the demand) at the place and in the currency in which it is expressed to be payable.

19.3  BREACH OF SPECIFIC OBLIGATIONS

The Borrower does not comply with any of its obligations under Clause 17.37
      (Scope of Obligatory Insurances) or Clause 17.39 (Obligatory Insurances).

19.4  BREACH OF OTHER OBLIGATIONS

      The Borrower or the Guarantor does not comply with any provision of the Finance Documents (other than those referred to in Clause 19.2 (Non-Payment) or Clause 19.3 (Breach of specific obligations)) and that failure to comply is, if capable of remedy within 15 days, not remedied within 15 days of the earlier of:

      (a)   the Agent notifying the Borrower or the Guarantor of that failure;
            and

      (b)   the Borrower or the Guarantor becoming aware of the same;

      or, if the default is capable of remedy but not within the said period of 15 days, in the opinion of the Agent, the Borrower or, as the case may be, the Guarantor, fails within the said period of 15 days to exercise due diligence in taking steps to remedy the default in question at the earliest practicable opportunity.

19.5  MISREPRESENTATION

(a) A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of the Borrower or the Guarantor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

(b) If the failure or omission giving rise to the misrepresentation under paragraph (a) above is capable of remedy, that failure or omission is not remedied within 14 days of the earlier of:

      (i) the Agent notifying the Borrower or the Guarantor of the failure or omission; and

      (ii)  the Borrower or the Guarantor becoming aware of the same.

19.6  REGISTRATION OF MORTGAGE AND SWAP BANK MORTGAGE

      The Mortgage and the Swap Bank Mortgage are not approved by the Registrar of Ships in the Canary Islands and fully and effectively registered in accordance with the laws of Spain within sixty (60) days of the Delivery Date.

19.7  CROSS-DEFAULT

(a) Any Financial Indebtedness of the Borrower or the Guarantor is not paid when due (or within any applicable grace period) or if it falls within Clause 17.14(c) (Limitation on Financial Indebtedness), is not being disputed in accordance with Clause 17.14(c) (Limitation on Financial Indebtedness);

(b) an event of default howsoever described occurs under any document relating to any Financial Indebtedness of the Borrower or the Guarantor;

(c) any guarantee of Financial Indebtedness given by the Borrower or the Guarantor is not honoured when due and called upon or within five Business Days thereafter;

(d) any Security Interest securing Financial Indebtedness over any asset of the Borrower or the Guarantor is enforced;

(e) any breach or default under any Swap Agreement or any Swap Agreement is terminated for any reason;

(f) the Borrower or the Guarantor is in default or breach under any of the Related Contracts (other than a default or breach of the Sales Contract whilst and for so long as Stage One is in effect or the Master Agreement whilst and for so long as Stage Two is in effect or the Time Charter which arises solely as a result of a suspension of advances pursuant to Clause
      12.3 (Suspension of drawdowns)) or any of the Related Contracts is otherwise terminated or ceases to be in full force and effect (unless such termination or cessation is contemplated as part of the implementation of Stage Two and the provisions of Clause 17.45 (Stage Two Documents) are complied with) or becomes illegal or unenforceable, and in the case of a Technical Management Agreement or a Vessel Management Contract, is not replaced in accordance with the provisions of Clause 17.28(e) (Management); or

(g) the Guarantor or any Affiliate of the Guarantor is in default (howsoever described) or breach of any material liability or obligation under any:

      (i)   Charter or other contract for the employment of; and/or

      (ii)  agreement relating to any Financial Indebtedness in relation to,

      a vessel under the management of the Guarantor or any Affiliate of the Guarantor, and for the avoidance of doubt if any material litigation has been commenced against the Guarantor or any Affiliate of the Guarantor under any such agreement and in the opinion of the Agent such material litigation is reasonably likely to have a Material Adverse Effect if adversely determined against the Guarantor or the relevant Affiliate, this shall amount to a breach or default under such agreement; or

(h) the Borrower enters into the Stage Two Documents in circumstances where the provisions of Clause 17.45 (Stage Two Documents) have not been fully complied with and/or the conditions precedent set out in Schedule 2 Part II have not been satisfied in full.

19.8  INSOLVENCY

(a) The Borrower or the Guarantor is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due;

(b) the Borrower or the Guarantor makes a general assignment for the benefit of its creditors; or

(c) the Borrower or the Guarantor, other than by reason of a voluntary restructuring approved in advance by the Agent (acting on the instructions of the Majority Banks), begins negotiations with one or more of its creditors for readjustment or rescheduling of any of its Financial Indebtedness.

19.9  INSOLVENCY PROCEEDINGS

(a) The Borrower or the Guarantor applies for the declaration of insolvency ("concurso") or consents to the appointment of a receiver, administrator, trustee, liquidator or similar officer of itself or of all or a material part of its assets, or if a third party applies for the insolvency of the Borrower or the Guarantor.

(b) Any petition, application, proposal or order is made or resolution passed or proposed for the liquidation, administration, winding-up, insolvency or dissolution of the Borrower or the Guarantor or for a moratorium on any of its debts.

19.10 APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of the Borrower or the Guarantor or any substantial part of its assets; or

(b) any other steps are taken to enforce any Security Interest over any substantial part of the assets of the Borrower or the Guarantor which steps are not discontinued within 30 days or, if not so discontinued, the Agent is satisfied and continues to be satisfied that the claim is being adequately contested and pursued with due diligence.

19.11 CREDITORS' PROCESS

      Any attachment, sequestration, distress or execution affects any asset of the Borrower or the Guarantor and is not discharged within 14 days of the same being so levied or sued out.

19.12 ANALOGOUS PROCEEDINGS

      There occurs, in relation to the Borrower or the Guarantor any event analogous to or having a substantially similar effect to any of the events specified in Clauses 19.8 to 19.11 inclusive under the laws of any applicable jurisdiction.

19.13 CESSATION OF BUSINESS

      The Borrower or the Guarantor ceases to carry on all or a substantial part of its business.

19.14 CHANGE OF CONTROL

      Any single person, or group of persons acting in concert, acquires direct or indirect control of the Borrower or the Guarantor. For the purposes of this Clause 19.14 "control" means ownership of more than fifty per cent. of the voting share capital of the Borrower or the Guarantor or such direct or indirect ownership so as to be able to direct its policies or management by contract.

19.15 UNLAWFULNESS

      It is or becomes unlawful for:

      (a) the Borrower or the Guarantor to perform any of the material terms of the Finance Documents; or

      (b) a Finance Party to exercise any material right or power vested in it under any Finance Document.

19.16 MATERIAL ADVERSE CHANGE

      Any event or series of events occurs after the date of this Agreement which could reasonably be expected to have a Material Adverse Effect unless that event or series of events is remediable and is remedied within 14 days of its occurrence provided that, without prejudice to any action already taken by the Finance Parties in accordance with this Agreement, the Event of Default shall cease if, during that 14 days' period, the event or series of events ceases to have or ceases to be reasonably likely to have a Material Adverse Effect.

19.17 IMPERILMENT

      Any circumstances occur or are threatened in relation to the state of the flag of the Vessel or the jurisdiction or incorporation of the Borrower or the Guarantor which would reasonably be expected to imperil the interests of the Finance Parties under any Finance Document unless other arrangements satisfactory to the Majority Banks are made to remove such peril.

19.18 LITIGATION

      Any litigation, arbitration or administrative procedures are commenced against the Borrower or the Guarantor, unless the Borrower or, as the case may be, the Guarantor demonstrates to the Agent within 14 days of that commencement that the litigation, arbitration or administrative procedures are not reasonably likely to be adversely determined or, if so adversely determined, could not reasonably be expected to have a Material Adverse Effect.

19.19 PRE-APPROVAL OF MORTGAGE

      The Borrower has not, by the date falling 90 days from the first Drawdown Date, obtained pre-approval of the Mortgage and the Swap Bank Mortgage from the Registrar of Ships in the Canary Islands.

19.20 ACCELERATION

      On and at any time after the occurrence of an Event of Default and while the Event of Default is continuing the Agent (acting on the instructions of the Majority Banks) may by notice to the Borrower:

      (a)   cancel the Total Commitments; and/or

      (b) demand that all or part of the Loan, together with accrued interest, and all other amounts accrued under this Agreement, be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      (c) demand that all or part of the Loan be payable on demand whereupon it shall immediately become payable on demand by the Agent.

20.   THE AGENT AND THE FINANCE PARTIES

20.1  APPOINTMENT AND DUTIES OF THE AGENT

(a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Agent, irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other reasonably incidental or desirable rights, powers and discretions.

(c) The Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

(d) Each Bank (in the case of each existing Bank at the date of this Agreement, on or before the date of this Agreement, and in the case of any New Bank, on or before the date the novation referred to in Clause 27.3 (Procedure for novations) becomes effective) will enter into a power of attorney in favour of the Spanish Security Agent in the form of Schedule 9 (Form of Bank's Power of Attorney) in all substantive respects.

20.2  APPOINTMENT AND DUTIES OF THE SPANISH SECURITY AGENT

(a) Each Finance Party (other than the Agent and the Spanish Security Agent) irrevocably appoints the Spanish Security Agent to act as its agent and attorney under and in connection with the Mortgage, the Swap Bank Mortgage and the Pledge of Shares for the purposes specified in this Clause 20.2.

(b) Each Party appointing the Spanish Security Agent irrevocably authorises the Spanish Security Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are necessary to administer and, upon the instructions of the Majority Banks (through the Agent) enforce (and collect the proceeds of such enforcement) the Mortgage, the Swap Bank Mortgage and the Pledge of Quota Shares.

(c) The Spanish Security Agent's duties, rights, powers and discretions are limited to those referred to in paragraph (b) above.

(d) Any and all monies received by the Spanish Security Agent or any Swap Bank as a result of the enforcement of the Mortgage, the Swap Bank Mortgage and/or the Pledge of Quota Shares shall be paid forthwith to the Agent for application in accordance with this Agreement.

20.3  ROLE OF THE ARRANGER

      Except as otherwise provided in this Agreement, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

20.4  RELATIONSHIP

      The relationship between each of the Agent and the Spanish Security Agent with the other Finance Parties is that of agent and principal only. Except as contemplated by the Security Documents, nothing in this Agreement constitutes either of the Agent or the Spanish Security Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

20.5  MAJORITY BANKS' INSTRUCTIONS

      Each of the Agent and the Spanish Security Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the relevant Finance Documents and will promptly notify the Banks of any such event. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent and the Spanish Security Agent may act as they reasonably consider to be in the best interests of all the Banks.

20.6  DELEGATION

      Each of the Agent and the Spanish Security Agent may act under the relevant Finance Documents through their personnel and agents.

20.7  RESPONSIBILITY FOR DOCUMENTATION

      Neither the Agent, the Spanish Security Agent nor the Arranger is responsible to any other Party for:

      (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document (save in respect of the execution thereof by the Agent or Arranger, as the case may be);

      (b)   the collectability of amounts payable under any Finance Document; or

      (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including the Information Memorandum).

20.8  DEFAULT

(a) Neither the Agent nor the Spanish Security Agent is obliged to monitor or enquire as to whether or not a Default has occurred. Neither the Agent nor the Spanish Security Agent will be deemed to have knowledge of the occurrence of a Default. However, if the Agent or the Spanish Security Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent and/or the Spanish Security Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

20.9  EXONERATION

(a) Without limiting paragraph (b) below, neither the Agent nor the Spanish Security Agent will be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by the Agent's reckless disregard with knowledge of the probable consequences or wilful misconduct or by the wilful misconduct of any agent of the Agent or the Spanish Security Agent.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent or the Spanish Security Agent in respect of any claim it might have against the Agent or the Spanish Security Agent or in respect of any act or omission of any kind (including reckless disregard with knowledge of the probable consequences or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

20.10 RELIANCE

      Each of the Agent and the Spanish Security Agent may:

      (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

      (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

      (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's or, as the case may be, the Spanish Security Agent's employment and those representing a Party other than the Agent).

20.11 CREDIT APPROVAL AND APPRAISAL

      Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms that it:

      (a) has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent, the Spanish Security Agent or the Arranger in connection with any Finance Document; and

      (b) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

      For the avoidance of doubt, the Borrower shall not be liable to pay for the costs and expenses of any Finance Party in relation to steps taken in connection with the matters referred to in paragraphs (a) and (b) above.

20.12 INFORMATION

(a) Each of the Agent and the Spanish Security Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent or, as the case may be, the Spanish Security Agent by a Party for that person.

(b) The Agent and the Spanish Security Agent shall promptly supply a Bank with a copy of each document received by the Agent and the Spanish Agent respectively under Clause 4 (Conditions Precedent), Clause 17 (Undertakings) and Clause 18 (Valuation) upon the request and at the reasonable expense of that Bank except that bank shall not be liable for any expense in relation to information supplied by the Borrower to the Agent in accordance with Clause 17.3 (Financial information), Clause 17.37 (Scope of Obligatory Insurances) and Clause 18.2 (Delivery of Valuations).

(c) Except where this Agreement specifically provides otherwise, neither the Agent nor the Spanish Security Agent is obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d) Except as provided above, neither the Agent nor the Spanish Security Agent has any duty:

      (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of the Borrower or any related entity of the Borrower whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

      (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from the Borrower.

20.13 THE AGENT, THE SPANISH SECURITY AGENT AND THE ARRANGER INDIVIDUALLY

(a) If it is also a Bank, each of the Agent, the Spanish Security Agent and the Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent, the Spanish Security Agent or the Arranger.

(b)   Each of the Agent, the Spanish Security Agent and Arranger may:

      (i)   carry on any business with the Borrower or its related entities;

      (ii) act as agent or trustee for, or in relation to any financing involving, the Borrower or its related entities; and

      (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as the Agent or, as the case may be, the Spanish Security Agent, the agency division of the Agent or, as the case may be, the Spanish Security Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent or, as the case may be, the Spanish Security Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent or, as the case may be, the Spanish Security Agent may be treated as confidential by the Agent or, as the case may be, the Spanish Security Agent and will not be deemed to be information possessed by the Agent in its capacity as such.

(d) The Borrower irrevocably authorises the Agent and the Spanish Security Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Agent or, as the case may be, the Spanish Security Agent.

(e) Each of the Agent and the Spanish Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Agent or, as the case may be, the Spanish Security Agent incurred by it in connection with the relevant Finance Documents.

20.14 INDEMNITIES

(a) Without limiting the liability of the Borrower under the Finance Documents, each Finance Party shall forthwith on demand indemnify each of the Agent and the Spanish Security Agent for that Finance Party's proportion of any liability or loss incurred by the Agent or, as the case may be, the Spanish Security Agent in any way relating to or arising out of its acting as the Agent or, as the case may be, the Spanish Security Agent, except to the extent that the liability or loss arises directly from:

      (i) the Agent's or, as the case may be, the Spanish Security Agent's wilful misconduct or reckless disregard with knowledge of the probable consequences; or

      (ii) the Borrower's failure to make any payment to the Agent or the Spanish Security Agent in respect of the management time of the Agent or the Spanish Security Agent pursuant to Clause 20.19 (Extraordinary management time and resources).

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion of its participation in the relevant Tranche (if any) on the date of the demand. If, however, the relevant Tranche is not outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

(c) The Borrower shall forthwith on demand reimburse each Bank for any payment made by it under paragraph (a) above.

20.15 COMPLIANCE

(a) Each of Agent and the Spanish Security Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation binding or applicable to it or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, neither the Agent nor the Spanish Security Agent need disclose any information relating to the Borrower or any of its related entities if the disclosure might, in the opinion of the Agent, or, as the case may be, the Spanish Security Agent constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

20.16 RESIGNATION OF AGENT AND SPANISH SECURITY AGENT

(a)   Notwithstanding its irrevocable appointment, and subject to sub-paragraph
      (g) below either or both of the Agent and the Spanish Security Agent may resign by giving notice to the Finance Parties and the Borrower, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent with the approval of the Borrower (such approval not to be unreasonably withheld or delayed) or, failing that, the Majority Banks may appoint a successor Agent. The Spanish Security Agent may appoint one of the other Banks as successor Spanish Security Agent with the approval of the Borrower (such approval not to be unreasonably withheld or delayed) or, failing that, the Majority Banks may appoint one of the Banks as a successor Spanish Security Agent.

(b) If the appointment of a successor Agent or, as the case may be, the Spanish Security Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent or, as the case may be, the retiring Spanish Security Agent may appoint a successor Agent or, as the case may be, a successor Spanish Security Agent (in the case of the latter being one of the Banks) with the approval of the Borrower (such approval not to be unreasonably withheld).

(c) The resignation of the retiring Agent or, as the case may be, the Spanish Security Agent and the appointment of any successor Agent or, as the case may be, any successor Spanish Security Agent will both become effective only upon the successor Agent or, as the case may be, the successor Spanish Security Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent or, as the case may be, the successor Spanish Security Agent will succeed to the position of the retiring Agent or, as the case may be, the successor Spanish Security Agent and the terms "AGENT" and "SPANISH SECURITY AGENT" respectively will mean the successor Agent or, as the case may be, the successor Spanish Security Agent.

(d) The retiring Agent or, as the case may be, the retiring Spanish Security Agent shall, at its own cost, make available to the successor Agent or, as the case may be, the successor Spanish Security Agent such documents and records and provide such assistance as the successor Agent or, as the case may be, the Spanish Security Agent may reasonably request for the purposes of performing its functions as the Agent or, as the case may be, the successor Spanish Security Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 20 (The Agent and the Finance Parties) shall continue to benefit the retiring Agent or, as the case may be, the retiring Spanish Security Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent or, as the case may be, the Spanish Security Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document other than any previously incurred and continuing liabilities not transferred to the successor Agent or, as the case may be, the successor Spanish Security Agent.

(f) The Majority Banks may, by notice to the Agent or, as the case may be, the Spanish Security Agent, require it to resign in accordance with paragraph
      (a) above. In this event the Agent or, as the case may be, the Spanish Security Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent or, as the case may be, the successor Spanish Security Agent.

(g)   (i)   Notwithstanding the foregoing provisions of this Clause 20.16, the
            Spanish Security Agent may not resign, nor may the Majority Banks require it to resign, unless the successor Spanish Security Agent is for the time being a Bank.

      (ii) If and for so long as any Bank is also the Spanish Security Agent, it shall not be entitled to assign, transfer or novate the whole of its Commitment pursuant to Clause 27.2 (Transfers by Banks) unless at the same time it resigns as Spanish Security Agent and a successor Spanish Security Agent is appointed pursuant to this Clause 20.16.

      (iii) In the event any Bank becomes a successor Spanish Security Agent in accordance with the terms of this Clause 20.16, each of the Banks shall give to such successor Spanish Security Agent power of attorney in the form of Schedule 9 (Form of Bank's Power of Attorney).

20.17 BANKS

(a) Each of the Agent and the Spanish Security Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary by not less than five Business Days prior to the relevant payment.

(b) Unless a Bank notifies the Agent to the contrary, each Bank confirms to the Agent, on the date that it becomes a Bank, that it is beneficially entitled to its share in each Tranche and its accrued interest and is either:

      (i)   not resident for tax purposes in the United Kingdom; or

      (ii) a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988.

      Each Bank must promptly notify the Agent if there is a change in its position from that set out in sub-paragraph (i) or (ii) above.

(c) Each Bank undertakes to the Agent that it is in a position to and will provide to the Borrower on or before the first interest payment date and annually thereafter a certificate of its tax residency in a European Union Member country.

(d) The Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

20.18 SECURITY DOCUMENTS

(a) Each of the Agent and the Spanish Security Agent in each case in its capacity as trustee or otherwise under the Security Documents:

      (i) is, other than arising directly from the Agent's or, as the case may be, the Spanish Security Agent's wilful misconduct or reckless disregard with knowledge of the consequences, not liable for any:

            (A) failure, omission or defect in perfecting or registering the security constituted or created by any Finance Document;

            (B) failure to obtain any licence, consent or other authority for the execution of any Security Document, including, without limitation, the consent of any person required under the terms of any Security Document;

      (ii) may accept without enquiry such title as the Borrower may have to any asset secured by any Security Document; and

      (iii) is not under any obligation to hold any Finance Document or any other document in connection with the Finance Documents or the assets secured by any Finance Document (including title deeds) in its own possession or to take any steps to protect or preserve the same other than as directed by the Majority Banks.

(b) Except as otherwise provided in the Finance Documents, all moneys which under the trusts contained in the Finance Documents are received by the Agent or, as the case may be, the Spanish Security Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Agent or, as the case may be, the Spanish Security Agent for and on behalf of the Banks in any investment authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Agent. Additionally, the same may be placed on deposit in the name of or under control of the Agent for and on behalf of the Banks at such bank or institution (including the Agent) and upon such terms as the Agent may think fit.

20.19 EXTRAORDINARY MANAGEMENT TIME AND RESOURCES

      The Borrower shall forthwith on demand pay the Agent and the Spanish Security Agent for the cost of utilising its management time or other resources in connection with:

      (a) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Borrower and relating to a Finance Document, a Related Contract or any other document referred to in any Finance Document; or

      (b)   the occurrence of a Default; or

      (c) the enforcement of, or the preservation of or any attempt to enforce or preserve any rights under, any Finance Document.

      Any amount payable to the Agent and/or the Spanish Security Agent under this clause will be calculated on the basis of such reasonable daily or hourly rates as the Agent or, as the case may be, the Spanish Security Agent may notify to the Borrower, and is in addition to any fee paid or payable to the Agent or, as the case may be, the Spanish Security Agent under Clause 21 (Fees).

20.20 SET-OFF BETWEEN SWAP BANKS

      A Swap Bank may set off any matured obligation owed to it by any other Swap Bank pursuant to any swap arrangements entered into between them pursuant to this transaction against any matured obligation owed by it to that other Swap Bank, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Swap Bank setting-off may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set off. If either obligation is unliquidated or unascertained, the Swap Bank setting-off may set off in an amount estimated by it in good faith to be the amount of that obligation.

21.   FEES

21.1  ARRANGEMENT FEE

      The Borrower shall pay to the Arranger for its own account an arrangement fee in the amount and at the time(s) agreed in the relevant Fee Letter.

21.2  AGENT'S FEE

      The Borrower shall pay to the Agent for its own account an agency fee in the amount and at the times agreed in the relevant Fee Letter.

21.3  COMMITMENT FEE

      The Borrower shall pay to the Agent for each Bank a commitment fee calculated at the rate of 0.40 per cent. per annum on the undrawn, uncancelled amount of that Bank's Commitment during the Commitment Period. The commitment fee is payable quarterly in arrear (but in any event the last payment shall be made on the Delivery Date) during the Commitment Period, for so long as any Commitments remain undrawn and have not been cancelled. Accrued commitment fee shall also be payable to the Agent for the relevant Bank(s) on the cancelled amount of its Commitment at the time the cancellation comes into effect.

21.4  VAT

      Any fee referred to in this Clause 21 (Fees) is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

22.   EXPENSES

22.1  INITIAL AND SPECIAL COSTS

      The Borrower shall forthwith on demand pay the Agent, the Spanish Security Agent, the Banks and the Arranger the amount of all reasonable (or otherwise capped) costs and expenses (including legal fees) incurred by any of them in connection with:

      (a) the negotiation, preparation, translation, printing and execution of:

            (i) this Agreement and any other documents (including Stage One Documents and Stage Two Documents but excluding a Novation Certificate) referred to in this Agreement; and

            (ii) any other Finance Document, Stage One Document or Stage Two Document (other than a Novation Certificate) executed after the date of this Agreement;

      (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Borrower and relating to a Finance Document, a Stage One Document, a Stage Two Document or a document referred to in any Finance Document; and

      (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document, a Stage One Document, a Stage Two Document or any other document referred to in any Finance Document and not solely out of the general business of the Agent, the Banks or the Arranger.

22.2  ENFORCEMENT COSTS

      The Borrower shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it:

      (a) in connection with the enforcement of, or the preservation of (or attempt to enforce or preserve) any rights under, any Finance Document, any Stage One Document or any Stage Two Document; or

      (b)   in undertaking any reasonable investigation of any possible Default.

23.   STAMP DUTIES

      The Borrower shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

24.   INDEMNITIES

24.1  GENERAL INDEMNITY

(a) The Borrower hereby agrees that it shall promptly pay and discharge, or cause to be paid or discharged, upon the same becoming payable (and shall, if requested by a Finance Party, produce to that Finance Party evidence of the payment and discharge thereof) and indemnify on demand and keep indemnified each Finance Party on a full indemnity basis against, whether directly or indirectly, a claim against it by, or a liability to, a third party including, without limitation, in relation to any taxes (other than any taxes levied or assessed on net income, profits or gains) or any other Losses which relate to or arise directly or indirectly out of or are in any way connected to:

      (i) the condition, testing, delivery, design, leasing, chartering, sub-chartering, construction, manufacture, purchase acquisition, bailment, fitting out, sale importation to or exportation from any country, registration, ownership, possession, management, control, inspection, surveying, engineering, contracting, installation, manning, provisioning, the provision of bunkers and lubricating oils, dry-docking, use, operation, maintenance, repair, service, modification, overhaul, replacement, removal, performance, transportation, flag, navigation, certification, classification, nature, description, acceptance, insurance, refurbishment, conversion, change, alteration, or laying-up of the Vessel or any part thereof or otherwise in connection with the Vessel including, without prejudice to the generality of the foregoing, any Losses arising from any pollution or other environmental damage caused by or emanating from the Vessel or caused by the Vessel becoming a wreck or an obstruction to navigation;

      (ii) any repossession, return, redelivery, storage, maintenance, protection, attempted sale, sale or other disposition of the Vessel following the termination of the chartering of the Vessel which, if carried out by the Agent or the Banks, is carried out in accordance with the terms of the Finance Documents;

      (iii) the complete or partial removal, decommissioning disposal, making Vessel safe, destruction or abandonment or loss of the Vessel including any matter which the Vessel contains or has at any time contained;

      (iv)   any damage or loss to the Vessel irrespective of how caused;

      (v) the operation or use of the Vessel or any design, article or material of the Vessel or relating thereto giving rise to any infringement (or alleged infringement) of any patent or other intellectual property rights or any other rights whatsoever;

      (vi) the occupation, arrest, confiscation, requisition, theft, registration, compulsory acquisition, restraint of the Vessel or the prevention thereof, seizure, taking in execution, impounding, forfeiture or detention of the Vessel, or in securing the release of the Vessel (including, without limitation by the provision of or by procuring a guarantee, bond, cash deposit or other like security);

      (vii) any Environmental Claim relating to the Vessel or any Finance Party arising from the transactions contemplated by the Finance Documents, the Stage One Documents or the Stage Two Documents;

      (viii) any premiums, calls, supplementary calls and contributions in relation to any of the Obligatory Insurances and any of the insurances which the Agent maintains in accordance with Clause
             17.38 (Mortgagee's interest and additional perils insurance) (including without limitation any such premiums referred to in Clause 7 (Owners to provide) of the Time Charter; or

      (ix) Losses suffered by a Finance Party whether directly or indirectly by way of claims against a Finance Party or any of them, by any person who has incurred expenditure in taking response or preventative measures against loss or damage or injury, or who has suffered or alleged that it has suffered loss, damage or injury in connection with anything done or omitted to be done by any person in relation to, or in respect of or in connection with, the Vessel, including in connection with any Hazardous Material emanating or threatening to emanate from the Vessel or from operations being carried on by the Vessel and any claims for removal and response cost and/or for loss, damage or injury to the environment resulting from the release or discharge or threatened release or discharge of any Hazardous Material from the Vessel.

(b) In circumstances where the Borrower makes a payment to a Finance Party or to any third party pursuant to paragraph (a) above, the relevant Finance Party in respect of which such payment has been made agrees that the Borrower may be subrogated to the rights of that relevant Finance Party against the relevant third party. In such circumstances the relevant Finance Party agrees to co-operate with the Borrower in exercising such rights of subrogation, provided that:

      (i) the relevant Finance Party receives a full indemnity from the Borrower in terms satisfactory to such Finance Party as to the costs and expenses of such co-operation; and

      (ii) the relevant Finance Party's name may not be used in any action without that Finance Party's prior written consent (which consent the relevant Finance Party shall have full discretion to withhold).

24.2  CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of the Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

      (i) the Borrower shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

      (ii) if the amount received by that Finance Party, when converted into the contractual currency at the Agent's Spot Rate of Exchange on the relevant date, is less than the amount owed in the contractual currency, the Borrower shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

      (iii) the Borrower shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.3  OTHER INDEMNITIES

      The Borrower shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

      (a)   the occurrence of any Default;

      (b) the operation of Clause 19.19 (Acceleration) or Clause 30 (Pro Rata Sharing) (except to the extent such loss or liability is due solely to the reckless disregard with knowledge of the probable consequences or wilful misconduct of the Agent or any Bank);

      (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or any interest period determined by the Agent under Clause
            9.3 (Default interest);

      (d) the default or termination by the Borrower, or any replacement or amendment in relation to, any Swap Agreement; or

      (e) the payment of any additional amount by any Swap Bank under any Swap Agreement as a result of such Swap Bank being obliged to deduct tax or an amount in respect of tax, or otherwise make any other deduction, from any amounts payable or paid by that Swap Bank under the relevant Swap Agreement; or

      (f) (other than by reason of the wilful misconduct or reckless disregard with knowledge of the probable consequences of, or default by, a Finance Party) a Tranche not being advanced after the Borrower has delivered the Request for a Tranche or a prepayment not being effected in accordance with a prepayment notice.

      The Borrower's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Tranche.

24.4  EXCLUSIONS FROM INDEMNITIES

      The indemnities contained in this Clause 24 shall not extend to any claim or liability of a Finance Party to the extent that such claim or liability:

      (a) arises from an act or omission on the part of that Finance Party which constitutes wilful misconduct or recklessness with knowledge of the probable consequences on the part of such Finance Party;

      (b) is caused by any failure on the part of that Finance Party to comply with any of its express obligations under any of the Finance Documents to which that Finance Party is a party (but excluding any such breach or failure that arises as a result of the failure of a party to such Finance Document (other than that Finance Party) duly and punctually to perform its obligations);

      (c) represents any loss of the right to receive future income or profits;

      (d) is part of the normal administrative or overhead expenses of that Finance Party except to the extent the same arise on or following an Event of Default which is continuing; or

      (e) is one in respect of which that Finance Party is expressly and specifically indemnified and has received and is entitled to retain such indemnity under any other provision of the Finance Documents.

24.5  PRESERVATION OF INDEMNITIES

(a) Without prejudice to any right to damages or other claim which any Party may, at any time, have against another under this Agreement or under any of the Finance Documents it is hereby agreed and declared that the indemnities in favour of the Finance Parties by the Borrower contained in this Agreement or any of the Finance Documents shall continue in full force and effect notwithstanding any sale or other disposition of the Vessel, Total Loss or any breach of the terms hereof or thereof by the Borrower (including fundamental breach), the lawful repudiation by a Finance Party or the Borrower of this Agreement or any of the Finance Documents or the expiration of the Time Charter or any other Charter (or any renewal of such Time Charter or any other Charter) through effluxion of time or otherwise or the termination of the hire or sale of the Vessel hereunder or any other circumstances whatsoever.

(b) If any payment received by a Finance Party in respect of moneys owing or due and payable by the Borrower hereunder shall on the subsequent liquidation or other insolvency of the Borrower be avoided under any laws relating to insolvency or liquidation, such payment shall not be considered as discharging or diminishing the liability of the Borrower under this

      Agreement and this Agreement shall continue to apply as if such payment had at all times remained owing by the Borrower.

25.   EVIDENCE AND CALCULATIONS

25.1  ACCOUNTS

      Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

25.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

25.3  CALCULATIONS

      Interest (including any applicable Mandatory Cost) and the fee payable under Clause 21.3 (Commitment Fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days.

26.   AMENDMENTS AND WAIVERS

26.1  PROCEDURE

(a) Subject to Clause 26.2 (Exceptions) and to sub-paragraph (b) below, any term of the Finance Documents may be amended or waived with the agreement of the Borrower, the Majority Banks and (to the extent that the amendment or waiver might reasonably be expected to prejudice the Agent) the Agent. The Agent may effect, on behalf of the Finance Parties, an amendment or waiver to which the Majority Banks have agreed.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

26.2  EXCEPTIONS

      An amendment or waiver which relates to:

      (a)   the Final Maturity Date;

      (b)   the definition of "MAJORITY BANKS" in Clause 1.1;

      (c) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents;

      (d) any reduction in the Margin (other than in accordance with the terms of this Agreement);

      (e)   an increase in a Bank's Commitment;

      (f) a term of a Finance Document which expressly requires the consent of each Bank;

      (g) Clause 2.2 (Nature of a Finance Party's rights and obligations), Clause 30 (Pro Rata Sharing) or this Clause 26 (Amendments and Waivers); or

      (h) any release of any Security Interest in favour of the Finance Parties generally unless permitted by this Agreement,

      may not be effected without the consent of the Borrower and each Bank.

26.3  WAIVERS AND REMEDIES CUMULATIVE

      The rights of each Finance Party under the Finance Documents:

      (a)   may be exercised as often as necessary;

      (b) are cumulative and not exclusive of its rights under the general law; and

      (c)   may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right is not a waiver of that right.

27.   CHANGES TO THE PARTIES

27.1  TRANSFERS BY BORROWER

      The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

27.2  TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below at any time assign, transfer or novate any of its Commitment, in whole or in part, and/or any rights and/or any obligations under this Agreement to another bank or financial institution (the "NEW BANK"). The prior consent of the Borrower is required for any such assignment, transfer or novation, unless:

      (i)   the New Bank is another Bank or an Affiliate of a Bank; or

      (ii)  a Default has occurred, is continuing and has not been waived.

      However, the prior consent of the Borrower must not be unreasonably withheld or delayed and will be deemed to have been given if, within 14 days of receipt by the Borrower of an application for consent, it has not been expressly refused.

(b)   A transfer of obligations will be effective only if:

      (i) the obligations are novated in accordance with Clause 27.3 (Procedure for novations);

      (ii) the New Bank confirms to the Agent and the Borrower that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent and the Borrower. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank;

      (iii) the New Bank accedes to the Mortgage, the Swap Bank Mortgage and the Pledge of Quota Shares by execution of a deed of assignment of interest in the form of Schedule 10 (Form of Deed of Assignment of Interest); and

      (iv) the New Bank grants a power of attorney in favour of the Spanish Security Agent in the form of Schedule 9 (Form of Bank's Power of Attorney) in all substantial respects.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(d) On each occasion an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of L1,000.

(e)   An Existing Bank is not responsible to a New Bank for:

      (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

      (ii)  the collectability of amounts payable under any Finance Document; or

      (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

      (i) has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

      (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(g)   Nothing in any Finance Document obliges an Existing Bank to:

      (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this clause; or

      (ii) support any losses incurred by the New Bank by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

(h) Any reference in this Agreement to a Bank includes a New Bank, but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Commitment has been cancelled or reduced to nil.

27.3  PROCEDURE FOR NOVATIONS

(a)   A novation is effected if:

      (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Schedule 5 (a "NOVATION CERTIFICATE"); and

      (ii)  the Agent executes it;

      (iii) the New Bank, the Existing Bank and the Spanish Security Agent execute the Spanish public documents required to formalise the Novation Certificate and the Spanish Security Documents, and the New Bank issues a notarised power of attorney substantially in the form of Schedule 9 (Form of Bank's Power of Attorney); and

      (iv) in the event that the Mortgage and the Swap Bank Mortgages have already been executed and registered at the Special Register of Ships in the Canary Islands, the New Bank executes, notarises and apostilles a deed of assignment in favour of the Spanish Security Agent substantially in the form of Schedule 10 (Form of Deed of Assignment of Interest).

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

      (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

      (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

      (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

      (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

27.4  REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Agent shall (in consultation with the Borrower) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

27.5  REGISTER

      The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

27.6  FACILITY OFFICE

      Any Bank may from time to time change its Facility Office for the purposes of this Agreement. In the event of any such change the relevant Bank shall promptly notify the Agent and on receipt by the Agent from the relevant Bank of notice of such change, the Agent shall promptly notify the Borrower.

27.7  ACCESSION OF SWAP BANKS

      No person providing interest rate or hedging facilities to the Borrower will be entitled to share in any of the security constituted by the Security Documents in respect of any of the liabilities or debt arising under such swap or hedging facilities or benefit from the undertakings or the parties to this Agreement unless and until the Agent has agreed in writing to the identity of such person (such agreement not to be unreasonably withheld where such person is a Senior Creditor (or its Affiliate)) and to the swap or hedging facilities being provided by such person and such person has agreed to become a Swap Bank by executing and delivering to the Agent a duly completed Deed of Accession. Upon delivery of such a Deed of Accession to the Agent such person will acquire all its rights and assume all its obligations as a Swap Bank under this Agreement in relation to such swap or hedging facilities.

27.8  REPLACEMENT SWAP AGREEMENTS

      The Borrower may, at any time, request that the Swap Agreement be substituted for a Replacement Swap Agreement. The Agent and the Swap Banks may, in their absolute discretion, approve the termination of the Swap Agreement and the entry by the Borrower into a Replacement Swap Agreement where they are satisfied that:

(a) the Replacement Swap Agreements are on substantially the same terms as the existing Swap Agreements and the Agent has received in writing confirming from each of the Swap Banks consenting to the termination of the existing Swap Agreements and the entry into Replacement Swap Agreements;

(b) the termination of the existing Swap Agreements and the entry into the Replacement Swap Agreements will not affect the existing security arrangements in respect of the Swap Agreements, or, to the extent that such security arrangements will be affected, the Agent is satisfied that replacement security will be effected on or prior to the termination of the existing Swap Agreements, including but not limited to an assignment by the Borrower in favour of the Agent of the Replacement Swap Agreement and either a deed of amendment of the Swap Mortgage or the execution of a new mortgage in connection with the Replacement Swap Agreement;

(c) the Borrower has paid or undertaken to pay all costs and expenses in connection with the termination of the existing Swap Agreement and the execution of the Replacement Swap Agreements, including any documents, side letters and notices in connection therewith and including but not limited to any Break Costs;

(d) the Agent has received a legal opinion from Allen & Overy, Madrid, Spanish legal advisers to the Finance Parties, in all respects satisfactory to the Agent; and

(e) there are no adverse tax, credit or other relevant implications which it is possible, in the opinion of the Agent, may arise as a result of the Replacement Swap Agreements.

28.   DISCLOSURE OF INFORMATION

(a) Subject to paragraph (b) below, a Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

      (i)   a copy of any Finance Document; and

      (ii) any information which that Bank has acquired under or in connection with any Finance Document.

(b)   The rights of disclosure set out in paragraph (a) above are subject to:

      (i) the relevant information only being disclosed for the purposes of the relevant transfer, participation or other agreement;

      (ii) the relevant Bank considering it necessary to disclose the relevant information in order for the recipient of the information properly to determine (on a fully informed basis) whether or not it wishes to participate in the relevant transfer, participation or other agreement; and

      (iii) the recipient of the relevant information undertaking to the Borrower or to the Agent or relevant Bank (but for the benefit of the Borrower) to be bound by an obligation equivalent to this Clause 28(b).

29.   SET-OFF

      A Finance Party may upon notice to the Borrower, following the occurrence of an Event of Default and whilst it continues, set off any matured obligation owed by the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at the Agent's Spot Rate of Exchange on the relevant date for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

30.   PRO RATA SHARING

30.1  REDISTRIBUTION

      If any amount owing by the Borrower under this Agreement to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 10 (Payments) (a "RECOVERY"), then:

      (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

      (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 10 (Payments);

      (c) subject to Clause 30.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

      (d) the Agent shall treat the redistribution as if it were a payment by the Borrower under Clause 10 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 10.7 (Payments); and

      (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and the Borrower will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

30.2  REVERSAL OF REDISTRIBUTION

      If under Clause 30.1 (Redistribution):

      (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to the Borrower; and

      (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

      each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the redistribution. Thereupon the subrogation in Clause 30.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

30.3  EXCEPTIONS

      (a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Borrower in the amount of the redistribution pursuant to Clause 30.1(e) (Redistribution).

      (b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

31.   SEVERABILITY

      If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

      (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

      (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

32.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Documents.

33.   NOTICES

33.1  GIVING OF NOTICES

      All notices or other communications under or in connection with the Finance Documents shall be given in writing and unless otherwise stated, may be by letter or facsimile. Any such notice will be deemed to be given as follows:

      (a)   if by letter, when delivered personally or on actual receipt; and

      (b)   if by facsimile, when received in legible form.

      However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

33.2  ADDRESSES FOR NOTICES

(a) The address and facsimile number of each Party (other than the Borrower, and Agent) for all notices under or in connection with the Finance Documents are:

      (i) those notified by that Party for this purpose to the Agent on or before it becomes a Party; or

      (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)   The address and facsimile number of the Borrower are:

      C/Musgo n degrees 5, 2 degrees Plta.,
      LA FLORIDA, 28023
      Madrid
      Facsimile: 00 34 91 307 7043
      Attention: Andres Luna

      or such other as the Borrower may notify to the other Parties by not less than five Business Days' notice.

(c)   The address and facsimile number of the Agent are:

      125 London Wall
      London
      EC2Y 5AJ
      Facsimile: +44 (0) 207 777 2085/2360
      Attention: Loans Agency

      With a copy to:

      JPMorgan Chase Bank, N.A.
      125 London Wall
      London
      EC2Y 5AJ
      Facsimile: +44 (0) 207 777 1554
      Attention: Corporate Banking

      or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(d)   The address and facsimile number of the Spanish Security Agent are:

      J.P. Morgan Bank S.A.
      Paseo de la Castellana, 51
      28046 Madrid,
      Spain
      Facsimile: +34 91 319 2900
      Attention: Michael Hernan

      or such other as the Spanish Security Agent may notify to the other Parties by not less than five Business Day's notice.

(e) All notices from or to the Borrower or a Bank shall be sent through the Agent.

(f) The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this clause.

34.   LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

      (i)   in English; or

      (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

35.   JURISDICTION

35.1  SUBMISSION

      For the benefit of each Finance Party, the Borrower agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

35.2  SERVICE OF PROCESS

      Without prejudice to any other mode of service, the Borrower:

      (a) irrevocably appoints WFW Legal Services Limited at its offices, for the time being at 15 Appold Street, London EC2A 2HB as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

      (b) agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned;

      (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 33.2 (Addresses for notices); and

      (d)   agrees that if the appointment of any person mentioned in paragraph
            (a) above ceases to be effective, the Borrower shall immediately appoint a further person in England to accept service of process on its behalf in England, and failing such appointment within 15 days the Agent is entitled to appoint such a person by notice to the Borrower.

35.3  FORUM CONVENIENCE AND ENFORCEMENT ABROAD

      The Borrower:

      (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

      (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

35.4  NON-EXCLUSIVITY

      Nothing in this Clause 35 limits the right of a Finance Party to bring proceedings against the Borrower in connection with any Finance Document:

      (a)   in any other court of competent jurisdiction; or

      (b)   concurrently in more than one jurisdiction.

35.5  WAIVER OF IMMUNITY

      The Borrower irrevocably and unconditionally:

      (a) agrees that its exercise of its rights and the performance of its obligations under the Finance Documents will constitute private and commercial acts done and performed for private and commercial purposes and, if any Finance Party brings legal proceedings against it or its assets in relation to the Finance Documents, no immunity from those proceedings shall be claimed by or on behalf of itself or for its assets;

      (b) waives any such right of immunity which it or its assets now has or may acquire after the date of this Agreement; and

      (c) consents generally to the giving of any relief or the issue of any process under those proceedings.

35.6  EXECUTIVE PROCEEDINGS AND SET-OFF

(a)   (i)   This Agreement, as well as any amendments hereto, will be formalised in a Spanish notarial document ("escritura publica" or "poliza"), so that it may have the status of a notarial document of loan for all purposes contemplated in Article 517, number 4 and 5 of the new
            Civil Procedural Law (Law 1/2000 of 7th January) ("Ley de
            Enjuiciamiento Civil").

      (ii) The sum payable by the Borrower shall be the total aggregate sum resulting from the balance shown in the account(s) maintained by the Agent (or the relevant Bank, as the case may be) in accordance with this Agreement. For the purposes of Articles 571 et seq. of the new Civil Procedural Law (Law 1/2000 of 7th January) ("Ley de Enjuiciamiento Civil"), the parties expressly agree that such balance shall be considered as an acknowledgement of debt and may be claimed pursuant to the same provisions of such law.

      (iii) For the purpose of the provisions of Art. 571 et seq. of the new Civil Procedural Law (Law 1/2000 of 7th January) ("Ley de Enjuiciamiento Civil"), it is expressly agreed by the contracting parties that the determination of the debt to be claimed through the executive proceedings shall be effected by the Agent (or the relevant Bank, as the case may be) by means of the appropriate certificate evidencing the balance shown in the account or accounts of the Borrower. By virtue of the foregoing, to exercise executive action it will be sufficient to present an original notarial first copy of this Agreement and the notarial document ("acta notarial") that incorporates the certificate issued by the Agent (or the relevant Bank, as the case may be) evidencing that the determination of the amounts due and payable by the Borrower have been calculated as agreed in this Agreement and that such amounts coincide with the balance shown in the account or accounts of the Borrower.

(b) The covenants in sub-paragraphs (a)(ii) and (iii) above are also applicable with respect to any Bank with regard to its respective Commitment. Such Bank may issue the appropriate certification of the balance of the account or accounts of the Borrower and the certification of the account balance may be legalised by a notary.

(c) The amount of the balance so established shall be notified to the Borrower in an attestable manner at least one (1) day in advance of exercising the action.

(d) The Borrower hereby expressly authorises the Agent (and any Bank, as appropriate), to request and obtain, by itself, certificates issued by the notary which has formalised this Agreement in order to evidence its accordance with the entries of his registry-book and the date of them for the purpose of number 5 of Article 517, of the new Civil Procedural Law (Law 1/2000 of 7th January) ("Ley de Enjuiciamiento Civil"), the amount of such certificate being for the account of the Borrower in the manner provided with respect to other expenses.

36.   GOVERNING LAW

      This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

                 BANKS                                                     COMMITMENTS
Commerzbank Aktiengesellschaft, Sucursal en Espana                      euro 24,166,666.70

Calyon                                                                  euro 24,166,666.70

JPMorgan Chase Bank, N. A.                                              euro 24,166,666.70

HSH Nordbank Aktiengesellschaft.                                        euro 24,166,666.70

The Governor and Company of the Bank of Scotland                        euro 24,166,666.70

DVB Bank NV                                                             euro 24,166,666.70

Caixa de Aforros de Vigo Ourense e Pontevedra - Caixanova               euro 10,000,000.00

Caja de Ahorros provincial San Fernando de Sevilla y Jerez              euro  5,000,000.00

Kreditanstalt fur Wiederaufbau                                          euro 20,000,000.00

                                                                        ------------------

          Total Commitments                                             euro   180,000,000

                                                                        ------------------

                                   SCHEDULE 2

                                     PART I

                     INITIAL CONDITIONS PRECEDENT DOCUMENTS

1.    BORROWER

(a)   A certified copy* of the constitutional documents of the Borrower.

(b) A certified copy* of a notarised resolution of the board of directors of the Borrower:

      (i) approving the terms of, and the transactions contemplated by, each Finance Document and each Related Contract and resolving that it execute each Finance Document and each Related Contract then to be executed;

      (ii) authorising a specified person or persons to execute each Finance Document and each Related Contract on its behalf; and

      (iii) empowering individuals of Allen & Overy, Madrid as its attorney to effect notarisation of each of the relevant Finance Documents and Related Contracts on its behalf; and

      (iv) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with each Finance Document and each Related Contract.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A copy of the reporting form PE-1 assigning a NOF number to this Agreement, duly sealed by the Bank of Spain.

(e) A certified copy* of all other resolutions, consents, licences, exemptions and filings, corporate, official or otherwise which the Agent may reasonably require in connection with this Agreement or any other Finance Document.

2.    GUARANTOR

(a)   A certified copy* of the constitutional documents of the Guarantor.

(b) A certified copy* of a notarised resolution of the board of directors of the Guarantor:

      (i) approving the terms of, and the transactions contemplated by, the Finance Documents and Related Contracts to which it is a party and resolving that it execute the Finance Documents and Related Contracts to which it is a party;

      (ii) authorising a specified person or persons to execute the Finance Documents and Related Contracts to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents and Related Contracts to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certified copy* of a notarised resolution of the shareholder(s) of the Guarantor approving the resolutions referred to in paragraph 3(b) above.

3.    FINANCE DOCUMENTS AND RELATED CONTRACTS

(a)   A duly executed original of this Agreement.

(b)   A Spanish Public Document of the executed original of this Agreement.

(c) In the event the repayment schedule is not completed at the time this Agreement is notarised, evidence satisfactory to the Agent that the completed repayment schedule has been separately notarised by means of an additional Spanish Public Document.

(d)   A duly executed original of the Sales Contract Assignment.

(e) A Spanish Public Document of the executed original of the Sales Contract Assignment.

(f)   A duly executed original of the Memorandum of Agreement Assignment.

(g) A Spanish Public Document of the executed original of the Memorandum of Agreement Assignment.

(h)   A duly executed original of the Refund Guarantees Assignment.

(i) A Spanish Public Document of the executed original of Refund Guarantees Assignment.

(j)   A duly executed original of the General Assignment.

(k) Executed original of the General Assignment with its signatures legalised by a Spanish Notary Public.

(l)   A duly executed original of the Earnings Account Assignment.

(m) A Spanish Public Document of the executed original of the Earnings Account Assignment.

(n)   A duly executed original of the Vessel Management Assignment.

(o) Executed original of the Vessel Management Assignment with its signatures legalised by a Spanish Notary Public.

(p)   A duly executed original of the Insurances Assignment.

(q) A Spanish Public Document of the executed original of the Insurances Assignment.

(r) A duly executed original of the Swap Agreement, together with evidence satisfactory to the Agent of satisfaction of any conditions precedent therein.

(s)   A Spanish Public Document of the executed original Swap Agreement.

(t)   A duly executed original of the Swap Agreement Assignment.

(u)   A Spanish Public Document of the executed Swap Agreement Assignment.

(v)   A Spanish Public Document of the executed Pledge of Quota Shares.

(w)   A duly executed original of the Guarantee.

(x) Executed original of the Guarantee with its signatures legalised by a Spanish Notary Public.

(y) All share certificates and other documents of title or evidence of ownership in relation to the Shares together with all share transfers and other documents which may be requested by the Agent.

(z) A certified copy* of each Related Contract, duly executed (other than those agreements which relate to Stage Two Only).

(aa) A duly executed original of each Fee Letter together with confirmation from the Agent of payment by the Borrower of amounts due thereunder.

(bb) Duly executed originals of all notices of assignment required to be served under each Security Document referred to above and the acknowledgements thereof, duly executed by each relevant counterparty.

4.    OTHER DOCUMENTS

(a) A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or any Related Contract or for the validity and enforceability of any Finance Document or any Related Contract.

(b) A letter from WFW Legal Services Limited agreeing to its appointment as process agent for the Borrower and the Guarantor under the Finance Documents.

(c) Confirmation from JPMorgan Chase Bank N.A. (formerly JPMorgan Chase Bank, London branch) to the Agent confirming that the Earnings Account and the Disbursement Account have been duly opened and funded.

(d) A copy of a power of attorney given by the Borrower to the Spanish Security Agent for the purposes of notarising this Agreement and the other relevant Finance Documents, duly executed, notarised and apostilled.

(e)   A copy of each Power of Attorney given by each Bank in the form of
      Schedule 9 (Form of Bank's Power of Attorney) duly executed, notarised and apostilled.

5.    PERMISSIBLE DELAYS INSURANCE

(a) A certified copy of all current Permissible Delays Insurances policies in respect of the Vessel.

(b) Evidence that the name of the Agent has been endorsed on the Permissible Delays Insurances policies as additional insured and loss payee.

(c) A duly executed and notarised notice of assignment (and acknowledgement of the same) of the Permissible Delays Insurances in respect of the Vessel duly executed by the Borrower substantially in the form provided for in the Insurances Assignment.

(d) Fax confirmation from each broker, insurer and club concerned with Permissible Delays Insurances of the Vessel that:

      (i)   the relevant cover is in effect;

      (ii) they will accept notice of assignment of the Permissible Delays Insurances in favour of the Agent;

      (iii) they will restrict their lien for unpaid premiums under any fleet policy to unpaid premiums in respect of that Vessel only;

      (iv) they will issue a letter of undertaking in the current LIBA form (in the case of Lloyds brokers), substantially in the form provided for in the Insurances Assignment (in the case of non-Lloyds brokers and insurers other than clubs) or in their current standard form (in the case of clubs);

      (v) they will accept endorsement of a loss payable clause on the policies in the form provided for in the Insurances Assignment (in the case of brokers and insurers other than clubs) or will note the interest of the Agent in the entry for the Vessel by way of a loss payable clause in their current standard form (in the case of clubs); and

      (vi) they are not aware of any mortgage, charge, assignment or other encumbrance affecting the Permissible Delays Insurances with which they are concerned (other than any previously disclosed by the Borrower to the Agent in writing).

(e) Confirmation from the Agent of the Banks' satisfaction with a final insurance report prepared by The Miller Insurance Group.

6.    LEGAL OPINIONS

(a) A legal opinion of Allen & Overy, London office, English legal advisers to the Agent, addressed to the Finance Parties.

(b) A legal opinion of Allen & Overy, Madrid office, Spanish legal advisers to the Agent, addressed to the Finance Parties.

(c) Legal opinions (in-house) in relation to execution by the issuers of the Refund Guarantees.

* Each certified copy document must be certified by a director, officer or duly authorised attorney of the Borrower as being true and complete as at a date no earlier than the date of this Agreement.

                                   SCHEDULE 2

                                     PART II

                    STAGE TWO CONDITIONS PRECEDENT DOCUMENTS

1.    BORROWER

(a)   A certified copy* of the constitutional documents of the Borrower.

(b) A certified copy* of a notarised resolution of the board of directors of the Borrower:

      (i) approving the terms of, and the transactions contemplated by, each Stage Two Document and each Security Document then to be entered into and resolving that it execute each Stage Two Document and each Security Document then to be executed;

      (ii) authorising a specified person or persons to execute each Stage Two Document and each Security Document then to be entered into on its behalf; and

      (iii) empowering individuals of Allen & Overy, Madrid as its attorney to effect notarisation of each of the relevant Stage Two Documents and each Security Document then to be entered into on its behalf; and

      (iv) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with each Stage Two Document and each Security Document then to be entered into.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certified copy* of all other resolutions, consents, licences, exemptions and filings, corporate, official or otherwise which the Agent may reasonably require in connection with any Stage Two Document and each Security Document then to be entered into.

2.    GUARANTOR

(a)   A certified copy* of the constitutional documents of the Guarantor.

(b) A certified copy* of a notarised resolution of the board of directors of the Guarantor approving the terms of, and the transactions contemplated by, the Stage Two Documents and each Security Document then to be entered into and confirming that the Guarantee is continuing and remains in full force and effect.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certified copy* of a notarised resolution of the shareholder(s) of the Guarantor approving the resolutions referred to in paragraph 2(b) above.

3.    STAGE TWO DOCUMENTS AND RELEVANT SECURITY DOCUMENTS

(a)   A certified copy* of the Novation Agreement.

(b)   A certified copy* of the Termination Agreement.

(c)   A certified copy* of the Bareboat Charter.

(d)   A certified copy* of the Master Agreement.

(f) A certified copy* of any other Stage Two Document entered into by the Borrower.

(e)   A duly executed original of the Bareboat Charter Assignment.

(f) A Spanish Public Document of the executed original of the Bareboat Charter Assignment.

(g)   A duly executed original of the Master Agreement Assignment.

(h)   A Spanish Public Document of the executed Master Agreement Assignment.

(i) A duly executed original of any other Security Document which the Agent may require in connection with the implementation of Stage Two and the giving by the Agent of its consent to the Borrower entering into the Stage Two Documents.

(j) A Spanish Public Document in respect of each Security Document referred to in paragraph (i) above.

(j) Duly executed originals of all notices of assignment required to be served under the Bareboat Charter Assignment, the Master Agreement Assignment, and each other Security Document referred to in paragraph (i) and the acknowledgements thereof, duly executed by each relevant counterparty.

4.    OTHER DOCUMENTS

(a) A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Stage Two Document or any other Security Document then to be entered into or for the validity and enforceability of any Stage Two Document.

(b) A copy of a power of attorney given by the Borrower to the Spanish Security Agent for the purposes of notarising the Stage Two Documents and any Security Document then to be entered into, duly executed, notarised and apostilled.

5.    PERMISSIBLE DELAYS INSURANCE

      Such documents, evidence, confirmation and re-confirmation as may be required by the Agent in connection with the Permissible Delays Insurances in order to ensure that the Agent and the Banks have, following the implementation of Stage Two, all of the rights and protections to which they are entitled under the terms of this Agreement.

6.    LEGAL OPINIONS

(a) A legal opinion of Allen & Overy, London office, English legal advisers to the Agent, addressed to the Finance Parties.

(b) A legal opinion of Allen & Overy, Madrid office, Spanish legal advisers to the Agent, addressed to the Finance Parties.

* Each certified copy document must be certified by a director, officer or duly authorised attorney of the Borrower as being true and complete as at a date no earlier than the date of this Agreement.

                                   SCHEDULE 3

                  DELIVERY DATE CONDITIONS PRECEDENT DOCUMENTS

1.    BORROWER

(a)   A certified copy of the constitutional documents of the Borrower.

(b) In the event that the Borrower takes title to and delivery of the Vessel, a certified copy of a notarised resolution of the board of directors of the Borrower (unless such a resolution in relation to the issues below is still in force):

      (i) approving the delivery of the Vessel and the terms of, and the transactions contemplated by, the Mortgage and the Swap Bank Mortgage and resolving that it execute the Mortgage and the Swap Bank Mortgage;

      (ii) authorising a specified person or persons to execute the Mortgage and the Swap Bank Mortgage on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign or despatch all other documents and notices to be signed or despatched by it under or in connection with the Mortgage and the Swap Bank Mortgage.

(c) In the event that the Borrower does not take title to the Vessel, a certified copy of a notarised resolution of the board of directors of the
      Borrower:

      (i) approving the Borrower taking physical possession of the Vessel under the terms of the Bareboat Charter;

      (ii) authorising a specified person or persons to execute such necessary documentation as is required to permit the Borrower to take physical possession of the Vessel under the terms of the Bareboat Charter; and

      (iii) authorising a specified person or persons, on its behalf, to sign or despatch all other documents and notices to be signed or despatched as necessary to take physical possession of the Vessel under the terms of the Bareboat Charter.

(d) A specimen of the signature of each person authorised by the resolution referred to in paragraphs (b) and (c) above.

(e) A certified copy of all other resolutions, consents, licences, exemptions and filings, corporate, official or otherwise which the Agent may reasonably require in connection with the Mortgage and the Swap Bank Mortgage.

2.    GUARANTOR

(a)   A certified copy* of the constitutional documents of the Guarantor.

(b) A certified copy* of a notarised resolution of the board of directors of the Guarantor (unless such a resolution in relation to the issues below is still in force):

      (i) approving the terms of, and the transactions contemplated by, the Finance Documents and Related Contracts to which it is a party and resolving that it execute the Finance Documents and Related Contracts to which it is a party;

      (ii) authorising a specified person or persons to execute the Finance Documents and Related Contracts to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents and Related Contracts to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certified copy* of a notarised resolution of the shareholder(s) of the Guarantor approving the resolutions referred to in paragraph 3(b) above.

3.    AIE

      In the event that the AIE takes title to and delivery of the Vessel in accordance with the Stage Two Documents:

      (a)   A certified copy of the constitutional documents of the AIE.

      (b) A certified copy of a notarised resolution of the board of directors of the AIE.

            (i) approving the delivery of the Vessel and the terms of, and the transactions contemplated by, the Mortgage and the Swap Bank Mortgage and resolving that it execute the Mortgage and the Swap Bank Mortgage;

            (ii) authorising a specified person or persons to execute the Mortgage and the Swap Bank Mortgage on its behalf; and

            (iii) authorising a specified person or persons, on its behalf, to sign or despatch all other documents and notices to be signed or despatched by it under or in connection with the Mortgage and the Swap Bank Mortgage.

      (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

      (d) A certified copy of all other resolutions, consents, licences, exemptions and filings, corporate, official or otherwise which the Agent may reasonably require in connection with the Mortgage and the Swap Bank Mortgage.

4.    DOCUMENTS

(a)   A duly executed and notarised original of the Mortgage.

(b)   A duly executed and notarised original of each Swap Bank Mortgage.

(c)   A duly executed original of the Deed of Maintenance Guarantee Assignment.

(d) A Spanish Public Document of the executed original of the Deed of the Maintenance Guarantee Assignment.

(e) A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Security Documents or for the validity and enforceability of either of those documents.

5.    THE VESSEL

(a)   Evidence that:

      (i) the title to the Vessel is held by the Borrower or the AIE, as appropriate, free of all Security Interests other than Permitted Liens;

      (ii) the Vessel is registered in the name of the Borrower or the AIE, as appropriate, as a Canary Islands flag ship at the port of Santa Cruz de Tenerife in the Canary Islands;

      (iii) there is no Security Interest whatsoever of any kind upon the Vessel or the Obligatory Insurances or Earnings of the Vessel other than Permitted Liens;

      (iv) the Mortgage and each Swap Bank Mortgage in respect of the Vessel has been duly recorded in the Special Registry of Ships of the Canary Islands in accordance with Spanish law and each constitutes a first priority security interest over the Vessel and that all taxes and fees payable to the Special Registry of Ships of the Canary Islands in respect of the Vessel have been paid in full; and

      (v) evidence that the Vessel is subject to a safety management system which complies with the ISM Code.

(b)   A certified copy* of:

      (i) a classification certificate in respect of the Vessel showing the Vessel to be in class without recommendation, condition or qualification;

      (ii)  a valid Interim Safety Management Certificate for the Vessel; and

      (iii) a valid Document of Compliance.

(c)   Confirmation acceptable to the Agent that:

      (i) the Time Charterer has accepted the Vessel pursuant to the terms of the Time Charter; and

      (ii) the Borrower has accepted the Vessel pursuant to the terms of the Shipbuilding Contract or, as the case may be, the Sales Contract and the Memorandum of Agreement, or, as the case may be, that the AIE has accepted the Vessel pursuant to the terms of the Shipbuilding Contract and entered into the Bareboat Charter with the Borrower and the Borrower has accepted the Vessel under the Bareboat Charter.

6.    INSURANCE

(a) A certified copy of all current insurance policies in respect of the Vessel.

(b) A duly executed and notarised notice of assignment (and acknowledgement of the same) of the Obligatory Insurances in respect of the Vessel duly executed by the Borrower substantially in the form provided for in the Insurances Assignment.

(c) Fax confirmation from each broker, insurer and club concerned with the Obligatory Insurances of the Vessel that:

      (i) the relevant cover is in effect and will remain in effect notwithstanding any delay in the registration of the Vessel as a Canary Islands flag ship at the port of Santa Cruz de Tenerife in the Canary Islands following the Delivery Date;

      (ii) they will accept notice of assignment of the Obligatory Insurances in favour of the Agent;

      (iii) they will restrict their lien for unpaid premiums under any fleet policy to unpaid premiums in respect of that Vessel only;

      (iv) they will issue a letter of undertaking in the current LIBA form (in the case of Lloyds brokers), in the form provided for in the Insurances Assignment (in the case of non-Lloyds brokers and insurers other than clubs) or in their current standard form (in the case of clubs);

      (v) they will accept endorsement of a loss payable clause on the policies in the form provided for in the Insurances Assignment (in the case of brokers and insurers other than clubs) or will note the interest of the Agent in the entry for the Vessel by way of a loss payable clause in their current standard form (in the case of clubs); and

      (vi) they are not aware of any mortgage, charge, assignment or other encumbrance affecting the Obligatory Insurances with which they are concerned (other than any previously disclosed by the Borrower to the Agent in writing).

(d) Confirmation from the Agent of the Banks' satisfaction with a final insurance report prepared by The Miller Insurance Group.

7.    LEGAL OPINIONS

(a) A legal opinion of Allen & Overy, London office, English legal advisers to the Agent, addressed to the Finance Parties.

(b) A legal opinion of Allen & Overy, Madrid office, Spanish legal advisers to the Agent, addressed to the Finance Parties.

* Each certified copy document must be certified by a director, officer or duly authorised attorney of the Borrower as being true and complete as at a date no earlier than the date of this Agreement.

                                   SCHEDULE 4

                                 FORM OF REQUEST

To:   J. P. Morgan Europe Limited as Agent

From: Naviera Teekay Gas IV S.L.

                                                                    Date:[     ]

                          NAVIERA TEEKAY GAS I.V. S.L.

   EURO 180,000,000 CREDIT AGREEMENT DATED 21ST DECEMBER, 2001 ( AS AMENDED,
                   SUPPLEMENTED OR NOVATED FROM TIME TO TIME)

                                  HULL NO. 105

1.    We wish to borrow a Tranche from the Banks as follows:

      (a)   Drawdown Date: [     ]

      (b)   Amount: [     ]

      (c)   Interest Period: [     ]

      (d)   Payment Instructions: [     ].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.

By:

NAVIERA TEEKAY GAS IV S.L.

Authorised Signatory

                                   SCHEDULE 5

                          FORM OF NOVATION CERTIFICATE

To:   J. P. Morgan Europe Limited as Agent

From: [THE EXISTING BANK] and [THE NEW BANK]

                                                                   Date: [     ]

                           NAVIERA TEEKAY GAS IV S.L.

    EURO 180,000,000 CREDIT AGREEMENT DATED 21ST DECEMBER, 2001 (AS AMENDED,
                   SUPPLEMENTED OR NOVATED FROM TIME TO TIME)

                                  HULL NO. 105

We refer to Clause 27.3 (Procedure for novations).

1.    We [     ] (the "EXISTING BANK") and [      ] (the "NEW BANK") agree to
      the Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 27.3 (Procedure for novations).

2. The specified date for the purposes of Clause 27.3(c) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 33.2 (Addresses for notices) are set out in the Schedule.

4.    This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                      RIGHTS AND OBLIGATIONS TO BE NOVATED

[Details of the rights and obligations of the Existing Bank to be novated].

[NEW BANK]

[Facility Office                    Address for notices]

[Existing Bank]               [New Bank]          J. P. Morgan Europe Limited

By:                           By:                 By:

Date:                         Date:               Date:

                                   SCHEDULE 6

                        CALCULATION OF THE MANDATORY COST

(a) For the purpose of paragraph (a) of the definition of Mandatory Cost, the Mandatory Cost for a Tranche for its Interest Period is the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Agent and calculated in accordance with the following formula:

      F x 0.01
      -------- % per annum
        300

      where on the day of application of the formula F is the charge payable by the relevant Bank to the Financial Services Authority ("FSA") under the Fees Rules (but for this purpose, ignoring any minimum fee under the Fees Rules) and expressed in pounds per (pound)1 million of the tariff base of the Reference Bank.

(b)   For the purposes of this Schedule 6:

      (i)   "TARIFF BASE" has the meaning given to it in the Fees Rules;

      (ii) "FEES RULES" means the then current rules on periodic fees in the Supervision manual in the FSA Handbook.

(c) If a Reference Bank does not supply a rate to the Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(d)   (i)   The formula is applied on the first day of the Interest Period of the Tranche.

      (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Company of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 7

                               REPAYMENT SCHEDULE

REPAYMENT DUE DATE       PRINCIPAL PAYMENT     LOAN OUTSTANDINGS
------------------       -----------------     -----------------
    31/01/2005            -177,600,921.74       177,600,921.74
    28/02/2005                 269,888.70       177,331,033.04
    31/03/2005                 271,423.12       177,059,609.92
    28/04/2005                 272,966.28       176,786,643.64
    31/05/2005                 274,518.21       176,512,125.43
    30/06/2005                 276,078.96       176,236,046.48
    29/07/2005                 277,648.58       175,958,397.90
    31/08/2005                 279,227.13       175,679,170.77
    30/09/2005                 280,814.65       175,398,356.12
    31/10/2005                 282,411.20       175,115,944.92
    30/11/2005                 284,016.82       174,831,928.10
    30/12/2005                 285,631.58       174,546,296.52
    31/01/2006                 287,255.51       174,259,041.01
    28/02/2006                 288,888.68       173,970,152.33
    31/03/2006                 290,531.13       173,679,621.20
    28/04/2006                 292,182.92       173,387,438.28
    31/05/2006                 293,844.10       173,093,594.17
    30/06/2006                 295,514.73       172,798,079.44
    31/07/2006                 297,194.85       172,500,884.59
    30/08/2006                 298,884.53       172,202,000.06
    29/09/2006                 300,583.81       171,901,416.24
    31/10/2006                 302,292.76       171,599,123.48
    30/11/2006                 304,011.42       171,295,112.06
    29/12/2006                 305,739.85       170,989,372.21
    31/01/2007                 307,478.11       170,681,894.10
    28/02/2007                 309,226.25       170,372,667.85
    30/03/2007                 310,984.33       170,061,683.52
    30/04/2007                 312,752.41       169,748,931.12
    31/05/2007                 314,530.53       169,434,400.59
    29/06/2007                 316,318.77       169,118,081.82
    31/07/2007                 318,117.17       168,799,964.64
    31/08/2007                 319,925.80       168,480,038.84
    28/09/2007                 321,744.71       168,158,294.12
    31/10/2007                 323,573.97       167,834,720.16
    30/11/2007                 325,413.62       167,509,306.53
    31/12/2007                 327,263.73       167,182,042.80
    31/01/2008                 329,124.36       166,852,918.44
    29/02/2008                 330,995.57       166,521,922.87
    31/03/2008                 332,877.42       166,189,045.45
    30/04/2008                 334,769.97       165,854,275.48
    30/05/2008                 336,673.27       165,517,602.21
    30/06/2008                 338,587.40       165,179,014.81
    31/07/2008                 340,512.41       164,838,502.39

                                       108

    29/08/2008                 342,448.37       164,496,054.03
    30/09/2008                 344,395.33       164,151,658.70
    31/10/2008                 346,353.36       163,805,305.34
    28/11/2008                 348,322.52       163,456,982.82
    31/12/2008                 350,302.88       163,106,679.94
    30/01/2009                 352,294.50       162,754,385.44
    27/02/2009                 354,297.44       162,400,088.00
    31/03/2009                 356,311.77       162,043,776.23
    28/04/2009                 358,337.55       161,685,438.68
    29/05/2009                 360,374.85       161,325,063.83
    30/06/2009                 362,423.73       160,962,640.10
    31/07/2009                 364,484.26       160,598,155.84
    28/08/2009                 366,556.50       160,231,599.34
    30/09/2009                 368,640.53       159,862,958.81
    30/10/2009                 370,736.41       159,492,222.41
    30/11/2009                 372,844.20       159,119,378.21
    31/12/2009                 374,963.97       158,744,414.24
    29/01/2010                 377,095.80       158,367,318.44
    26/02/2010                 379,239.74       157,988,078.70
    31/03/2010                 381,395.88       157,606,682.82
    28/04/2010                 383,564.27       157,223,118.54
    28/05/2010                 385,745.00       156,837,373.55
    30/06/2010                 387,938.12       156,449,435.43
    30/07/2010                 390,143.71       156,059,291.72
    31/08/2010                 392,361.84       155,666,929.88
    30/09/2010                 394,592.58       155,272,337.31
    29/10/2010                 396,836.00       154,875,501.31
    30/11/2010                 399,092.18       154,476,409.13
    31/12/2010                 401,361.18       154,075,047.94
    31/01/2011                 403,643.09       153,671,404.85
    28/02/2011                 405,937.97       153,265,466.88
    31/03/2011                 408,245.90       152,857,220.99
    28/04/2011                 410,566.94       152,446,654.04
    31/05/2011                 412,901.19       152,033,752.86
    30/06/2011                 415,248.70       151,618,504.15
    29/07/2011                 417,609.57       151,200,894.59
    31/08/2011                 419,983.85       150,780,910.74
    30/09/2011                 422,371.63       150,358,539.10
    31/10/2011                 424,772.99       149,933,766.11
    30/11/2011                 427,188.00       149,506,578.11
    30/12/2011                 429,616.74       149,076,961.37
    31/01/2012                 432,059.29       148,644,902.07

                                   SCHEDULE 8

                         FORM OF COMPLIANCE CERTIFICATE

To:   J. P. Morgan Europe Limited (as Agent)

From: Naviera Teekay Gas IV S.L.

   NAVIERA TEEKAY GAS IV S.L. - EURO 180,000,000 CREDIT AGREEMENT DATED 21ST
     DECEMBER, 2001 (AS AMENDED, SUPPLEMENTED OR NOVATED FROM TIME TO TIME)

                      (THE "CREDIT AGREEMENT") HULL NO. 105

1. Terms defined in the Credit Agreement have the same meaning in this Certificate.

2. I/We hereby certify that [no Default has occurred and is continuing or is outstanding] [a Default under Clause [ ] is outstanding and the following steps are being taken to remedy it [ ](1)](1).

3. The information in this certificate is based on information which has been properly extracted from the audited consolidated accounts of the Parent for the year ended [ ], is clerically accurate and has been calculated in accordance with the Credit Agreement.

Yours faithfully,

[......................](1)

Chief Executive Officer

[or]

..........................

[Senior Officer]
and

..........................

[Senior Officer]

                                   SCHEDULE 9

                        FORM OF BANK'S POWER OF ATTORNEY

                                POWER OF ATTORNEY

On this ... day of .........., 2001.

Before me, ..................., Notary Public of ............., [Country].

Appears Mr. ............, of legal age, [profession], with address at ........., with passport no. ............., issued in ..........., on ............... and I have identified him.

Mr. .............................. acts on behalf of [NAME OF THE BANK]
corporate address at [..............] and with company registration number
[..................]. [NAME OF THE BANK] is a company validly incorporated and duly existing under the Laws of [.............].

I have checked the personal identity of the appearer and the appearer has, in my opinion, the legal authority necessary to validly execute this document on behalf of [NAME OF THE BANK] [pursuant to a power of attorney granted to him in a deed executed before a Notary Public of................, Mr.................
the ............ with number ........ of his notarial file] or [in conformity with a resolution of its board of directors of.............dated ..........] or
[as director of the company duly appointed on ................].

By these presents [NAME OF BANK] GRANTS FULL POWERS OF ATTORNEY to:

1. [Mr. Eduardo SEBASTIAN DE ERICE y MALO DE MOLINA, lawyer, married, born on 19th June 1967, of Spanish nationality, domiciled at Pedro de Valdivia 10, Madrid, holder of Spanish Identity Card number 51388757, to Ms. Marta BERTRAN LOPEZ-IBOR, lawyer, married, born on 21st October 1974, of Spanish nationality, domiciled at Antonio Maura 7, Madrid, holder of Spanish Identity Card number 2907552, to Mr. Jesus Daniel CARNERO PRIETO, lawyer, single, born on 23rd August, 1974, of Spanish nationality, domiciled at Pedro de ValdivIa 10, Madrid, holder of Spanish Identity Card number 44900981 to Ms. Beartriz SAINZ STUYCK, lawyer, single, born on 20th April, 1977 of Spanish nationality, domiciled at Perdo de Valdivia 10, Madrid, holder of Spanish Identity Card number 2541666-M and to Mr. Mariano LOPEZ PENAS, lawyer, single, born on 13th July, 1976, of Spanish nationality, domiciled at Pedro de Validivia 10, Madrid, holder of Spanish Identity Card number 23261045H] or [ANY AUTHORISED SIGNATORY OF THE BANK WHICH THE BANK WISHES TO EXECUTE THE DOCUMENTATION] (each, an "ATTORNEY"), so that any of them, severally, may exercise, in the name and stead of [NAME OF THE BANK], the following faculties:

      (a) to appear before a Notary Public and sign and/or intervene as "poliza" the Facility Agreement entered into between Naviera Teekay Gas IV S.L. as Borrower (the "BORROWER"), J. P. Morgan Europe Limited as Agent (the "AGENT"), JPMorgan Chase Bank, N.A. as a Swap Bank, J. P. Morgan plc as arranger, J.P. Morgan Bank S.A. (in this capacity, the "SPANISH SECURITY AGENT") and the several banks and financial institutions referred to therein as the banks (the "BANKS") and the several banks and financial institutions referred to as Swap Banks (as supplemented and amended from time to time, the "FACILITY AGREEMENT");

      b) to ratify, if necessary or convenient any such "poliza" executed by an orally appointed representative in the name or on behalf of [NAME OF THE BANK];

      (c) to execute (under hand or personal seal) and/or do any and all deeds, documents, acts and things, including the signing of approvals or forms required before the Spanish Tax Authorities, and/or the execution of any further notarial deed of amendment ("escritura publica de rectificacion o subsanacion") that may be required for the purpose of sub-paragraphs (a) or (b) above; and

      (d) to execute (under hand or personal seal) and/or do any and all deeds, documents, acts and things which the Attorney may consider necessary or expedient for the purpose or in connection with sub-paragraphs (a), (b), or (c) above;

2. J.P. Morgan Bank S.A. with registered address at Gran Via, 17 Bilbao, Spain and registered at the Mercantile Registry of Vizcaya at Volume 869, Book 163 and Sheet B1-13139 and with Tax Identity Number A-48726350 acting as joint and several creditor and in its capacity as Spanish Security Agent as its attorney (an "ATTORNEY"), so that it may exercise, in the name and stead of [NAME OF THE BANK], the following faculties:

      (a) to execute, accept, administer and/or enforce any pledge over the shares in the Borrower and any vessel mortgage created for the benefit of [NAME OF THE BANK] in its capacity as a Bank;

      (b) to ratify, if necessary or convenient any such "poliza" executed by an orally appointed representative in the name or on behalf of [NAME OF THE BANK]; and

      (c) to execute (under hand or personal seal), administer and enforce and/or do any and all deeds, documents, acts and things which it may consider necessary or expedient for the purpose or in connection with sub-paragraphs (a) and (b) above; and

3. J.P. Morgan Europe Limited with registered address at 125 London Wall, London, EC2Y 5AJ and with company registration number 938937 in its capacity as Agent for the Finance Parties (as defined in the Senior Facility Agreement) as its attorney (an "ATTORNEY"), so that it may exercise, in the name and stead of [NAME OF THE BANK], the following faculties:

      (a) to execute, accept, administer and enforce any of the guarantees or assignments granted by third parties of the Borrower in favour of the Agent and for the benefit, among others, of [NAME OF THE BANK] in its capacity as a Bank;

      (b) to ratify, if necessary or convenient any such "poliza" executed by an orally appointed representative in the name or on behalf of [NAME OF THE BANK]; and

      (c) to execute (under hand or personal seal), administer and enforce and/or do any and all deeds, documents, acts and things which it may consider necessary or expedient for the purpose or in connection with sub-paragraphs (a) and (b) above.

I certify and attest that all the formalities requested by the laws of ........
for the validity of this instrument have been duly complied with and that under the laws of ......... this Power of Attorney is not required to be registered in any public registry.

In witness whereof the undersigned has caused these powers of attorney to be executed as a deed in ............, this ....... day of ............... 2001.

Executed as a deed by

[NAME OF THE BANK]

Acting by Mr.............                         Signature of the Notary Public

(Signature of the Notary public legalised in accordance with the apostille procedure provided for under The Hague Convention of 5th October, 1961).

                                   SCHEDULE 10

                     FORM OF DEED OF ASSIGNMENT OF INTEREST

In Madrid, my residence, on the ___________________, 2001

Before me, ..........................., Notary Public of MadriD and of its Bar.

                                     APPEAR

OF ONE PART, Mr. .................., [details of the appearer to be filled in by the Spanish notary public]

ON THE SECOND PART, Mr. ........................, [details of the appearer to be filled in by the Spanish notary public]

AND Mr. ..........................., [details of the appearer to be filled in by the Spanish notary public]

                                     WHO ACT

Mr. ............................., on behalf of [EXISTING BANK], [details of the
Existing Bank and of the appearer's notarised and apostilled powers of attorney to be filled in by the Spanish notary public].

Mr. ............................. acts on behalf of [NEW BANK], [details of the
New Bank and of the appearer's notarised and apostilled powers of attorney to be filled in by the Spanish notary public].

Mr. ............................. acts on behalf of J.P. Morgan Bank S.A.
(formerly The Chase Manhattan Bank CMB, S.A.) a as Spanish Security Agent, [details of the Agent and of the appearer's notarised and apostilled powers of attorney to be filled in by the Spanish notary public].

                                     WHEREAS

I.    [EXISTING BANK] is party to a euro 180,000,000 Facility Agreement dated
      ..........., 2001 (the "FACILITY AGREEMENT") between, inter alia, the
      Spanish company Naviera Teekay Gas IV S.L. (formerly Naviera F. Tapias Gas IV S.A.) as Borrower (the "BORROWER"), the Existing Bank, J.P. Morgan Bank S.A. (formerly The Chase Manhattan Bank CMB, S.A.) as Spanish Security Agent and J.P. Morgan Europe Limited (formerly Chase Manhattan International Limited) as Agent and the other parties named therein.

II. The Facility Agreement is secured, inter alia, with the following Spanish law security documents (hereinafter together the "SPANISH SECURITY DOCUMENTS"):

      (i)   Mortgage over a 138,000 cmb LNG carrying vessel with Hull Number 105 dated ................ (the "MORTGAGE") relating to the Facility
            Agreement granted by the Borrower under a notarial deed authorised by the Notary Public of [Madrid] Mr. ..................... under number ...... of his notarial file, and recorded in the [Mercantile
            Registry of the Canary Islands] under Book ....., Folio ....., on the ...............

      (ii)  Pledge over the shares in the Borrower, dated ........... (the
            "PLEDGE") relating to the Facility Agreement granted by [insert details of current shareholder/pledgors] in a notarial deed authorised by the Notary Public of [Madrid] Mr. ..................
            under number ..... of his notarial file.

III.  Under a Novation Agreement dated .......... (the "NOVATION AGREEMENT")
      between [EXISTING BANK] and [NEW BANK] and the Agent, the [EXISTING BANK] has assigned to [NEW BANK] [part/all] its rights, obligations and commitments under the Facility Agreement with effect as of
      [...............], including, but not limited, all its rights under the
      Spanish Security Documents.

IV. [EXISTING BANK] and [NEW BANK] have agreed to formalise the Novation Agreement for purposes of Spanish law, and in particular, to validly assign its rights under the Mortgage and to permit the registration of the assignment of the Mortgage in the [Mercantile Registry of the Canary Islands].

                                     CLAUSES

FIRST: The [EXISTING BANK] and [NEW BANK], with the assistance of the Spanish Security Agent, hereby formalise the Novation Agreement in this notarial deed delivering to me, the Notary, an original executed copy of the Novation Certificate, which the parties ratify in its entirety, together with its certified translation into Spanish, and are hereby incorporated unto this notarial deed.

The New Bank hereby declares that he knows the terms and conditions of the Facility Agreement and of the Spanish Security Documents, which it ratifies in its entirety.

SECOND: For the purposes of Spanish law, the Existing Bank has assigned [part/all] of its commitments, rights and obligations under the Facility Agreement as follows:

[details of the portion assigned]

THIRD: The assignment described in the foregoing clauses implies the assignment of all documents granted as security thereof, including the Spanish Security Agreements. For such purposes, the portion that the Existing Bank and the New Bank will have under the Spanish Security Documents will be as follows:

[details of the portion of the Existing Bank and of the portion of the New Bank]

Specifically, for the purposes of clause ...... of the Mortgage, the parties hereby establish that the share of each the Existing Bank and the New Bank is fixed as follows:

[details of the portion of the Existing Bank and of the portion of the New Bank for the purposes of the Mortgage]

FOURTH: [NEW BANK] hereby requests the registration of the Novation Agreement and of the assignment under the Mortgage in the [Mercantile Registry of the
Canary Islands], and hereby appoints Mr. [..............] and/or Mr.
[..............], so that any of them may file this notarial deed with the relevant public registry in order to register the assignment of the Mortgage with the registry, and if applicable to give notice to the Borrower so that the Novation Agreement and the assignment of the Pledge is duly recorded in the Registry Book of Share of the Borrower.

For the above purposes, if in the examination of this notarial deed, the Registrar considers that any clause, provision, paragraph, sub-paragraph line or mention of this deed is not recordable, the parties hereby expressly accept his opinion and hereby renounce to the registration of such clause, provision, paragraph, sub-paragraph line or mention, and specifically requests the partial registration of this deed, so that the assignment of the Mortgage is duly recorded.

The parties agree, through their attorneys, to execute any and all deeds, documents, acts and things that they may consider necessary or expedient to duly register the assignment of the Mortgage to [NEW BANK].

FIFTH: All the costs and expenses derived from the execution of this deed will be borne by [NEW BANK].

SIXTH: This notarial deed of assignment is governed by Spanish law. [EXISTING BANK] and [NEW BANK] submit for any litigation which may derive from this deed to the non-exclusive jurisdiction and competence of the Courts of the city [Madrid].

So it is said and accepted by the appearers in their capacity as they act, whom I orally admonish about the legal implications.

After reading this notarial deed, the appearers agree to it, approve it, ratify it and sign with me, the Notary.

                                   SCHEDULE 11

                     FORM OF DEED OF ACCESSION OF SWAP BANK

THIS DEED dated [   ], [ ] is supplemental to a credit agreement (the "CREDIT
AGREEMENT") dated [   ], [ ] between, inter alia, Naviera Teekay Gas IV S.L. as
the Borrower, the Banks, J.P. Morgan Europe Limited (formerly Chase Manhattan International Limited) as Agent and J.P. Morgan Bank S.A. (formerly The Chase Manhattan Bank CMB, S.A.) as Spanish Security Agent.

Words and expressions defined in the Credit Agreement have the same meaning when used in this Deed.

[Name of new Swap Bank] hereby agrees with each other person who is or who becomes a party to the Credit Agreement that with effect on and from the date hereof it will be bound by the Credit Agreement as a Swap Bank as if it had been party originally to the Credit Agreement in that capacity and that it shall perform all of the undertakings and agreements set out in the Credit Agreement and given by a Swap Bank.

The details of Swap Debt covered by this Deed is as follows [    ].

The address for notices of the Swap Bank for the purposes of Clause 33 (Notices) of the Credit Agreement is:

125 London Wall
London
EC2Y 5AJ

This document takes effect as a deed notwithstanding that the Agent only executes it under hand.

This Deed is governed by English law.

[Insert appropriate execution language]

Acknowledged.

[Agent]

By:

                                   SIGNATORIES

BORROWER

NAVIERA TEEKAY GAS IV S.L.

By:

BANKS

COMMERZBANK AKTIENGESELLSCHAFT, SUCURSAL EN ESPANA

By:

CALYON

By:

JPMORGAN CHASE BANK, N.A.

By:

HSH NORDBANK AKTIENGESELLSCHAFT

By:

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

DVB BANK N.V.

By:

CAIXA DE AFORROS DE VIGO OURENSE E PONTEVENDRA - CAIXANOVA

By:

CAJA DE AHORROS PROVINCIAL SAN FERNANDO DE SEVILLA Y JEREZ

By:

KREDITANSTALT FUR WIEDERAUFBAU

By:

SWAP BANKS

JPMORGAN CHASE BANK, N.A.

By:

COMMERZBANK AKTIENGESELLSCHAFT

By:

CALYON

By:

AGENT

J.P. MORGAN EUROPE LIMITED

By:

SPANISH SECURITY AGENT

J.P. MORGAN BANK S.A.

By:

ARRANGER

J. P. MORGAN plc

By:

NUMBER [___]

                                   APPENDIX A

                                     PART I

                      NOTARIAL DEED OF MORTGAGE OVER VESSEL

In Madrid, my residence, on the ______________________, 200[   ]

Before me, ____________________________, Notary Public of Madrid and of its Bar.

                                     APPEAR

OF ONE PART,

Mr_________, of legal age, [single/married], [profession], nationality with domicile in _______________, holder of [Spanish identity card/passport] number
________

ON THE SECOND PART,

Mr__________, of legal age, [single/married], [profession], nationality, with domicile in _______________, holder of [Spanish identity card/passport] number
________

                                     WHO ACT

The first one, on behalf of NAVIERA TEEKAY GAS IV S.L., (hereinafter the "MORTGAGOR"), with registered address at C/Musgo n degrees 5, 2 degrees
Plta., LA FLORIDA 28023, Madrid, and registered in the Mercantile Registry of Madrid at Volume 16.879, Book 0, Sheet M-288591 and with Tax Identity Number C.I.F. A-83090605 [in conformity with a resolution of its Board of Directors of _________________ ] or [as director of the company duly appointed on
______________] or [pursuant to the powers of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________].

And the second one, on behalf of each of:

1. J P MORGAN BANK S.A. with registered address at Gran Via, 17, Bilbao, Spain and registered in the Mercantile Registry of Vizcaya at Book 163 and
      Sheet B1-13139 and with Tax Identity Number C.I.F. [     ] in its capacity
      as Spanish Security Agent (hereinafter the "SPANISH SECURITY AGENT"), pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

2. COMMERZBANK AKTIENGESELLSCHAFT, with company registration number_______________________________________COMMERZBANK
      AKTIENGESELLSCHAFT is a company validly incorporated and duly existing under the laws of [___________], pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

3. CALYON, with company registration number SIREN 304 187 701 at the Registre du Commerce et des Societes of Nanterre [ ] is a company validly incorporated and duly existing under the laws of France, pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

4.    JPMORGAN CHASE BANK, N.A., with company registration number [     ] and
      registered office at [    ] is a company validly incorporated and duly
      existing under the laws of England and Wales, pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

5. HSH NORDBANK AKTIENGESELLSCHAFT, with company registration number________________________________________HSH NORDBANK
      AKTIENGESELLSCHAFT is a company validly incorporated and duly existing under the laws of [____________], pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

6. THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a company incorporated by an Act of Scots Parliament and duly existing under the laws of Scotland , pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

(together hereinafter the "BANKS").

The appearers have, in my opinion, as they act full legal authority to execute this notarial deed of vessel mortgage.

                                     WHEREAS

I. The Banks and the Mortgagor are, inter alia, party to a syndicated credit facility agreement dated [INSERT DATE] (the "FACILITY AGREEMENT") evidenced in a notarial deed dated [INSERT DATE] granted before [INSERT DETAILS] number of this notarial file, under which the Mortgagor has received a Loan of up to euro180,000,000 from the Banks (hereinafter, the "LOAN").

      The commitment and percentage (%) of participations of the Banks under the Facility Agreement are as follows:

NAME OF THE BANK            COMMITMENTS   %
----------------            -----------   -
Commerzbank
Aktiengesellschaft,
Sucursal en Espana

Calyon

JPMorgan Chase Bank, N.A.

HSH Nordbank
Aktiengesellschaft

The Governor and Company
of Bank of Scotland

      Each interest period is determined in accordance with the Facility Agreement (an "INTEREST PERIOD").

      The rate of interest on the Loan for each Interest Period (the "INTEREST RATE") shall be the rate per annum determined by J.P. Morgan Europe Limited as agent under the Facility Agreement (the "AGENT") to be the aggregate of the applicable:

      (a) Margin of 1.20% per annum;

      (b) EURIBOR; and

      (c) the Mandatory Cost (as defined in the Facility Agreement).

      "EURIBOR"

      means for an Interest Period

      (a) the applicable Screen Rate (as defined in the Facility Agreement) as of 11.00 a.m. (Brussels time) on the Rate Fixing Day (as defined in the Facility Agreement) for the offering of deposits in euro for a period comparable to that Interest Period;

      (b) if no Screen Rate is available for that Interest Period, the arithmetic mean (rounded upwards to the nearest four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks (as defined in the Facility Agreement) to leading banks in the European interbank market as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Interest Period; or

      (c)   if the rate cannot be determined under paragraph (a) or paragraph
            (b) above, the rate supplied to the Agent at its request by the British Bankers' Association for the offering of deposits in euro for a period commencing on the Rate Fixing Day and comparable to the Interest Period.

      The repayment schedule of the Loan follows: [INSERT REPAYMENT SCHEDULE]

II. That the Mortgagor is the registered owner of the vessel described in Clause 3.

III. In consideration of the foregoing, the appearers agree to grant this notarial deed of Vessel Mortgage as security for the full satisfaction and repayment of all present and future obligations and liabilities of the Mortgagor under the Facility Agreement described in Recital I which shall be governed by the following:

                                     CLAUSES

FIRST .- MORTGAGE.- Without prejudice to its unlimited liability pursuant to the provisions of Article 1911 of the Spanish Civil Code and pursuant to the provisions set out in the last paragraph of Art. 1857 of the Civil Code, the Mortgagor secures all its present and future obligations and liabilities under the Facility Agreement described in Recital I and the other Finance Documents defined in the Facility Agreement (hereinafter the "SECURED LIABILITIES").

To such effect, the Mortgagor CREATES A MORTGAGE in favour of all the Banks as joint and several creditors under the Facility Agreement as stated in Recital I above in a proportionate manner to their respective commitments under the Facility Agreement, which accept it, over the vessel described in Clause 3 (hereinafter, the "VESSEL") as security for the payment of the Secured Liabilities for an amount of principal euro 185,000,000, for any interest, accrued at the Interest Rate during the term of 24 months up to a maximum amount pursuant to Article 10 of the Ship Mortgage Law of euro 18,500,000, for any default interest, accrued at the Default Rate (as defined in the Facility Agreement) during the term of 24 months for a maximum pursuant to Article 10 of the Ship Mortgage Law of euro 37,000,000, for the repayment of the legal costs and expenses from the eventual judicial or extrajudicial enforcement of the mortgage up to a maximum of euro 9,250,000 and any costs in relation to the effectiveness of the guarantee and conservation of the Vessel such as, inter alia, the payment of taxes over the Vessel and the costs of ownership, maintenance, fees and insurance premiums for the Vessel up to a maximum of euro 9,250,000.

For the purpose of the provisions of Articles 571 and seq. of Law 1/2000 of 7th January, 2000, it is expressly agreed by the parties that the determination of the debt able to be claimed in executive proceedings shall be carried out by a certificate issued by the Spanish Security Agent as agent for the Banks which evidences the balance of the account or accounts of the Mortgagor. By virtue of the foregoing, the presentation of this deed duly notarised and of the notarial record which incorporates the certificate, as issued by the Spanish Security Agent as agent for the Banks, of the balance shown in the account of the Mortgagor, evidencing that the determination of the debt has been carried out in the manner stipulated in this deed by the parties and that the balance coincides with the one which appears in the account or accounts of the Mortgagor, shall be sufficient in order to exercise the executive proceedings.

It is hereby expressly agreed that the balance of each such account shall be considered as an acknowledgement of debt due by the Mortgagor to the Banks, and may be claimed pursuant to Clause Fifth.

Consequently, it is hereby expressly agreed that the Secured Liabilities amount to euro 259,000,000.

The mortgage granted in this deed shall remain in full force and effect until the Banks are satisfied that any and all Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

SECOND.- The mortgage will extend to all chattels, rents, issues, profits, indemnities, time charters and other ancillary elements expressed in article 7 of the Ship Mortgage Law, including any improvements or new equipment that may be incorporated.

The extension of the mortgage to the aforesaid goods may be waived by the Banks when requesting the public auction of the Vessel before the Court which deals with the proceedings.

The mortgage shall be expressly extended to the indemnities raised from insurance from time to time which belongs to the Vessel as well as to the premiums which may be paid by the Agent, the Spanish Security Agent or any of the Banks pursuant to Clause Fourth paragraph (c) below.

The parties instruct the notary public to notify to the relevant insurance company [INSERT DETAILS IF KNOWN] of the existence of this mortgage over the Vessel through a Notary conduct ("conducto notarial") in accordance with Article 40 of the Spanish law on Insurance Contract.

THIRD.-

[DESCRIPTION OF THE MORTGAGED VESSEL]

[TITLE]

[REGISTERED]

[CHARGES]

[DETAILS ON INSURANCE POLICIES]

The Vessel has been valued at euro [INSERT AMOUNT - TO BE PROVIDED BY APPROVED VALUER (AS DEFINED IN THE FACILITY AGREEMENT) AT THE TIME OF DELIVERY].

If the above valuation of the Vessel would be disproportionate to its market value at the time of enforcement of this notarial deed, the Majority Banks (as defined in the Facility Agreement) will be entitled to request a second valuation of an independent expert who will be appointed by the Directorate General of the Merchant Marine or such equivalent administrative body which replaced it.

The parties agree that the higher of both valuations of the Vessel shall be used as the rate for enforcement purposes.

FOURTH.- From the date hereof and whilst any obligations arising from this deed have not been completely settled, the Mortgagor undertakes, in addition and without prejudice to the covenants contained in the Facility Agreement:

(a) to maintain the Vessel in good repair and working condition and to effect in the Vessel, any ordinary and extraordinary repairs that would be necessary to maintain its value and operation, notifying the Spanish Security Agent of any damage or loss suffered by the Vessel;

(b) to pay contributions, taxes, wages, salaries and social contributions of the crew, local taxes and other legitimate expenses that it should pay levied on the Vessel or on this mortgage, providing to the Spanish Security Agent any receipt issued for such payments if it so requires;

(c) to insure and maintain insured the Vessel against the risk of fire, damages and loss, lightening, explosion and other similar risks for the duration of the security, in an insurance company of notorious solvency and to pay promptly all the insurance premiums. The Mortgagor undertakes from time to time at the request of the Spanish Security Agent to forward to the Spanish Security Agent evidence that the relevant premiums have been duly paid;

      Neither the insured amount nor any insurance policy can be modified without the prior written consent of the Majority Banks. The Agent or any of the Banks are expressly authorised to pay the insurance premiums on behalf of the Mortgagor if any insurance policy is terminated for any cause and has not been replaced by another insurance policy on substantially the same terms;

(d)   to keep the certificate of ownership of the Vessel on board pursuant to
      Article 14 of the Ship Mortgage Law;

(e) generally, to comply with the terms and conditions established in the Facility Agreement;

(f) not to sell or mortgage the Vessel without the prior written consent of all of the Banks); and

(g) not to execute or enter into any type of transaction which implies any type of financial facilities or credit rights (the so called "prestamo a la gruesa") or credit with rights of retention of title which charge the Vessel and which are preferred to this mortgage in accordance with Article 32 and seq. of the Ship Mortgage Law or by the Convention of Brussels on Unification of Rules Related to Ship Mortgages dated 27th May, 1967 without the prior written consent of the Majority Banks.

FIFTH.- The mortgage may be enforced by the Spanish Security Agent, at the election of the Majority Banks , following any of the proceedings available under the Spanish Civil Procedural Law (Law 1/2/2000 of 7th January) and under mortgage regulations and their related provisions subject to compliance, in each case, with the provisions of Articles 41 to 44 of the Ship Mortgage Law, upon the occurrence of any of the events of default listed below:

(a) in any of the events of default set out in Clause 19 of the Facility Agreement, and in particular, default in the payment obligations of the Mortgagor;

(b) the judicial request by the Mortgagor of suspension of payments or bankruptcy or the request of bankruptcy by a third party, or the inability of the Mortgagor to honour its obligations when due, or the proposal of any agreement in benefit of one or more of its creditors.

(c) default by the Mortgagor of any of its obligations under this deed of first ranking mortgage, in particular of the payment of the insurance premiums;

(d)   if the Vessel is wrecked for sailing;

(e) if the Vessel is disposed of without the prior written consent of the Majority Banks, provided the Mortgagor has not made a deposit for an amount equal to the Secured Liabilities in the manner provided under articles 1177 and 1180 of the Spanish Civil code. Any amounts due by the Mortgagor to the Banks will be claimed through a notary public prior to the enforcement of this Mortgage.

Pursuant to Article 48 of the Ship Mortgage Law this Deed may be enforced at the election of the Spanish Security Agent (acting on the instructions of the Majority Banks) in any jurisdiction where the Vessel may be located, in the jurisdiction where this Deed is executed, in the jurisdiction where this Deed is registered or, if different, in the jurisdiction of the address of the Mortgagor.

From now on the Mortgagor expressly authorises the Banks to request, on their own, the issue of a second and further copies of this notarial deed to the effect of the provisions set out in paragraph 4 of

Article 517 of the new Civil Procedural Law (Law 1/2000 of 7th January). The Mortgagor provides its consent so that any second or further copies of this notarial deed shall have executive character and that this circumstance is mentioned in the expedition note.

SIXTH.- If the Vessel is abandoned by the Mortgagor, the Spanish Security Agent, as agent for the Banks, will be entitled to take "interim" possession to maintain the Vessel, adopting to such effect the required actions to avoid the loss or damage of the Vessel, including its displacement to any seaport or other place where the integrity of the Vessel is guaranteed. The certificate of the relevant Marine authority informing the abandonment, unjustified inactivity or other similar circumstances will be sufficient to evidence the abandonment of the Vessel.

All the costs and expenses generated shall be borne by the Mortgagor.

SEVENTH .- The Mortgagor shall pay any expenses arising from the execution, registration, cancellation and amendment of the mortgage created under this deed (except the costs of amendments requested at the sole discretion of the Banks), and those arising from the issue of a First Copy for the Spanish Security Agent or for any of the Banks, and those arising from its registration in the Special Registry of Ships of the Canary Islands, the release of the mortgage, and all taxes (including those that are levied today or in the future). However, the costs of transferring the interest of any Bank in this Mortgage in accordance with Clause 11 below shall be borne by the new bank.

The Mortgagor will also pay all costs, expenses and damages due to the non-compliance of this deed, including the fees of the lawyer and the court agent, if the Banks or any of them have used their services, even if these were not legally necessary.

EIGHTH .- The Mortgagor undertakes to execute bearing all costs, at the request of the Spanish Security Agent, any further notarial deed of amendment ("Escritura de Rectificacion o Subsanacion") that may be required in order to record this mortgage in the Special Registry of Ships of the Canary Islands and to amend and complete any defect indicated by the written or oral comments of the Registrar who examines this deed.

For this purpose, the Mortgagor hereby appoints Mr. [INSERT CONTACT] and Mr. [Eduardo Sebastian de Erice y Malo de Molina] and Mr. [MARIANO LOPEZ PEOAS], so that any of them may grant as many notarial deeds of amendment as may be required to record this mortgage in the Special Registry of Ships of the Canary Islands and determine the content of such subsanation or rectification deed to complete or correct any defect indicated by the Registrar which may prevent the recording of the mortgage.

NINTH .- If in the examination of this deed, the Registrar opines that any clause, provision, paragraph, subparagraph, line or mention in this deed is not recordable, the parties expressly accept its opinion and hereby renounce to the registration of such a clause, provision, paragraph, subparagraph, line or mention, and specifically request the partial registration of this deed, so that this deed is recorded and the mortgage is created.

TENTH.- The parties declare that the operation hereby formalised is not subject to VAT and is subject to Stamp Duty Tax but exempted to it pursuant to article 74 of Law 19/1994 of 6th July on Special Tax Regime in the Canary Islands.

ELEVENTH.-: Any of the Banks shall have the right to assign or novate its interest in this Mortgage in accordance with the provisions of Clause 27 (Changes to the Parties) of the Facility Agreement without the consent of the Mortgagor.

The Mortgagor is not allowed to assign this mortgage without the prior written consent of the Majority Banks.

TWELFTH.-: Any notification required in any enforcement procedure shall be delivered to the following addresses:

-     The Spanish Security Agent
      Paseo de la Castellana, 51
      28046, Madrid
      Spain

      Facsimile: +34 91 319 2900
      Attention: Michael Hernan

-     The Mortgagor
      c/o Musgo n degrees 5
      2 degrees Plta
      LA FLORIDA
      28023, Madrid

      Facsimile: +34 91 307 7043
      Attention: Andres Luna

THIRTEENTH: This Mortgage shall be governed by Spanish law and by the relevant international treaties under which Spain is a party, specially by the Convention of Brussels on Unification of Rules Related to Ship Mortgages dated 27th May, 1967.

So it is said and accepted by the appearers in their capacity as they act, whom I orally admonish about the legal implications.

After reading this notarial deed, the appearers agree to it, approve it, ratify it and sign with me, the Notary.

[EXECUTION PROVISIONS TO BE COMPLETED BY THE MADRID NOTARY]

NUMBER [___]

                                   APPENDIX A

                                     PART II

                    AIE NOTARIAL DEED OF MORTGAGE OVER VESSEL
 [TO BE AMENDED BY A & O MADRID FOLLOWING AGREEMENT OF MORTGAGE AMENDMENT DEED]

In Madrid, my residence, on the ______________________, 200[ ]

Before me, ____________________________ Notary Public of Madrid and of its Bar.

                                     APPEAR

OF ONE PART,

Mr_________, of legal age, [single/married], [profession], nationality with domicile in _______________, holder of [Spanish identity card/passport] number
________

ON THE SECOND PART,

Mr_________, of legal age, [single/married], [profession], nationality, with domicile in _______________, holder of [Spanish identity card/passport] number
___________

                                     WHO ACT

The first one, on behalf of [A.I.E. INSERT FULL NAME]., (hereinafter the "MORTGAGOR"), with registered address at [INSERT ADDRESS], and registered in the Mercantile Registry of [_________] at Volume [______], Book [________], Sheet [________] and with Tax Identity Number (C.I.F.) [______], [in conformity with a resolution of its Board of Directors of _________________ ] or [as director of the company duly appointed on ______________] or [pursuant to the powers of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________].

And the second one, on behalf of each of:

1. J.P. MORGAN BANK S.A. with registered address at Gran Via, 17, Bilbao, Spain and registered in the Mercantile Registry of at Volume 869 Book 163
      and Sheet BI-13139 and with Tax Identity Number C.I.F. [     ] in its
      capacity as Spanish Security Agent (hereinafter the "SPANISH SECURITY AGENT"), pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

2. COMMERZBANK AKTIENGESELLSCHAFT, with company registration number____________________________________________COMMERZBANK
      AKTIENGESELLSCHAFT is a company validly incorporated and duly existing under the laws of [____________], pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

3. CALYON, with company registration number SIREN 304 187 701 at the Registre du Commerce et des Societes of Nanterre [ ] is a company validly incorporated and duly existing under the laws of France, pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

4.    JPMORGAN CHASE BANK, N.A., with company registration number [     ] and
      registered office at [     ] is a company validly incorporated and duly
      existing under the laws of England and Wales, pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

5. HSH NORDBANK AKTIENGESELLSCHAFT, with company registration number_______________________________________HSH NORDBANK
      AKTIENGESELLSCHAFT is a company validly incorporated and duly existing under the laws of [____________], pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________],

6. THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a company incorporated by an Act of Scots Parliament and duly existing under the laws of Scotland , pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

(together hereinafter the "BANKS").

The appearers have, in my opinion, as they act full legal authority to execute this notarial deed of vessel mortgage.

                                     WHEREAS

I. The Mortgagor has agreed with NAVIERA TEEKAY GAS IV S.L., (hereinafter the "BUYER"), with registered address at C/Musgo n degrees 5, 2 degrees Plta., LA FLORIDA 28023, Madrid to supply a liquid natural gas carrier more particularly described in Clause 3 below to the Buyer under the document described below.

II. The Vessel has been constructed by IZAR CONSTRUCCIONES NAVALES, S.A. (hereinafter the "BUILDER") in accordance with a shipbuilding contract
      dated 23rd December, 2000 as amended and restated on      , December, 2001
      between SUPERAPPLY LIMITED (hereinafter "SUPERAPPLY") and the Builder and as novated in favour of the Mortgagor pursuant to a novation agreement dated [INSERT DATE] between the Builder, Superapply and the Mortgagor (the "SHIPBUILDING CONTRACT").

III. The Mortgagor will supply the Vessel to the Buyer pursuant to a bareboat charter between the Mortgagor and the Buyer dated [INSERT DATE] (the "BAREBOAT CHARTER").

IV. The Buyer has made instalment payments to the Mortgagor in accordance with a schedule of payments annexed to the Bareboat Charter which total euro 160,000,000.

V. In order to make the instalment payments to the Mortgagor, the Buyer has entered into, inter alia, a syndicated credit facility agreement dated December, 2001, (the "FACILITY AGREEMENT") evidenced in a notarial deed dated [INSERT DATE] granted before [INSERT DETAILS] number of this notarial file. Under the Facility Agreement, the Mortgagor has received a loan of up to euro 185,000,000 from the Banks (hereinafter, the "LOAN").

      The commitments and percentage (%) of participations of the Banks under the Facility Agreement are as follows:

Name of the Bank       Commitments    %
----------------       -----------    -
Commerzbank
Aktiengesellschaft,
Sucursal en Espana

Calyon

JPMorgan Chase Bank,
N.A.

HSH Nordbank
Aktiengesellschaft

The Governor and
Company of the
Bank of Scotland

      Each interest period is determined in accordance with the Facility Agreement (an "INTEREST PERIOD").

      The rate of interest on the Loan for each Interest Period (the "INTEREST RATE") shall be the rate per annum determined by J.P. Morgan Europe Limited as agent under the Facility Agreement (the "AGENT") to be the aggregate of the applicable:

      (a) Margin of 1.20% per annum;

      (b) EURIBOR; and

      (c) the Mandatory Cost (as defined in the Facility Agreement).

      "EURIBOR"

      means:

      (a) the applicable Screen Rate (as defined in the Facility Agreement) as of 11.00 a.m. (Brussels time) on the Rate Fixing Day (as defined in the Facility Agreement) for the offering of deposits in euro for a period comparable to that Interest Period;

      (b) if no Screen Rate is available for that Interest period, the arithmetic mean (rounded upward to the nearest four decimal place) of the rate, as supplied to the Agent at its request, quoted by the Reference Banks (as defined in the Facility Agreement) to leading banks in the European interbank market as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Interest Period; and

      (c) if the rate cannot be determined under paragraph (a) or paragraph (b) above, the rate supplied to the Agent at its request by the British Bankers' Association for the offering of deposits in euro for a period commencing on the Rate fixing Date and comparable to the Interest Period.

      The repayment schedule of the Loan is as follows:

      [INSERT REPAYMENT SCHEDULE]

VI. That the Mortgagor is the registered owner of the vessel described in Clause 3.

VII. In consideration of the foregoing, the appearers agree to grant this notarial deed of Vessel Mortgage as security for the full satisfaction and repayment of all present and future obligations and liabilities of the Buyer under the Facility Agreement described in Recital V which shall be governed by the following:

                                     CLAUSES

FIRST .- MORTGAGE.- The Mortgagor CREATES A MORTGAGE in favour of all the Banks as joint and several creditors under the Facility Agreement in a proportionate manner to their respective commitments under the Facility Agreement as stated in Recital V above, which accept it, over the vessel described in Clause 3 (hereinafter, the "VESSEL") as security for the payment by the Buyer of all of the Buyer's present and future obligations and liabilities under the Facility Agreement (hereinafter the "SECURED LIABILITIES") for an amount of principal euro 180,000,000, for any interest,], accrued at the Interest Rate during the term of 24 months up to a maximum amount pursuant to Art. 10 of the Ship Mortgage Law of euro 18,500,000, for any default interest, accrued at the Default Rate (as defined in the Facility Agreement) during the term of 24 months for a maximum pursuant to Article 10 of the Ship Mortgage Law of euro 37,000,000, for the repayment of the legal costs and expenses from the eventual judicial or extrajudicial enforcement of the mortgage up to a maximum of euro 9,250,000 and any costs in relation to the effectiveness of the guarantee and conservation of the Vessel such as, inter alia, the payment of taxes over the Vessel and the costs of ownership, maintenance fees and insurance premiums for the Vessel up to a maximum of euro 9,250,000.

This mortgage is created without prejudice to the unlimited liability of the Buyer pursuant to the provisions of Article 1911 of the Spanish Civil Code and pursuant to the provisions set out in the last paragraph of Article 1857 of the Spanish Civil Code.

For the purpose of the provisions of Articles 571 and seq. of Law 1/2000 of 7th January, 2000, it is expressly agreed by the parties that the determination of the debt able to be claimed in executive proceedings shall be carried out by a certificate issued by the Spanish Security Agent as agent for the Banks which evidences the balance of the account or accounts of the Buyer. By virtue of the foregoing, the presentation of this deed duly notarised and of the notarial record which incorporates the certificate, as issued by the Spanish Security Agent as agent for the Banks, of the balance shown in the account of the Buyer, evidencing that the determination of the debt has been carried out in the manner stipulated in this deed by the parties and that the balance coincides with the one which appears in the account or accounts of the Buyer, shall be sufficient in order to exercise the executive proceedings.

It is hereby expressly agreed that the balance of each such account shall be considered as an acknowledgement of debt due by the Buyer to the Banks, and may be claimed pursuant to Clause Fifth.

Consequently, it is hereby expressly agreed that the Secured Liabilities amount to euro 259,000,000.

The mortgage granted in this deed shall remain in full force and effect until the Banks are satisfied that any and all Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

SECOND.- The mortgage will extend to all chattels, rents, issues, profits, indemnities, and other ancillary elements expressed in Article 7 of the Ship Mortgage Law, including any improvements or new equipment that may be incorporated.

The extension of the mortgage to the aforesaid goods may be waived by the Banks when requesting the public auction of the Vessel before the Court which deals with the proceedings.

The mortgage shall be expressly extended to the indemnities raised from insurance from time to time which belongs to the Vessel as well as to the premiums which may be paid by the Agent, the Spanish Security Agent or any of the Banks pursuant to the Facility Agreement.

The parties instruct the notary public to notify to the [relevant insurance company][INSERT DETAILS IF KNOWN] of the existence of this mortgage over the Vessel through a Notary conduct ("conducto notarial") in accordance with Article 40 of the Spanish law on Insurance Contract.

THIRD.-

[DESCRIPTION OF THE MORTGAGED VESSEL]

[TITLE]

[REGISTERED]

[CHARGES]

[DETAILS ON INSURANCE POLICIES]

The Vessel has been valued at euro [INSERT AMOUNT - TO BE PROVIDED BY APPROVED VALUER (AS DEFINED IN THE FACILITY AGREEMENT) AT THE TIME OF DELIVERY OF THE VESSEL].

If the above valuation of the Vessel would be disproportionate to its market value at the time of enforcement of this notarial deed, the Majority Banks (as defined in the Facility Agreement) will be entitled to request a second valuation of an independent expert who will be appointed by the Directorate General of the Merchant Marine or such equivalent administrative body which replaced it.

The parties agree that the higher of both valuations of the Vessel shall be used as the rate for enforcement purposes.

FOURTH.- From the date hereof and whilst any obligations arising from this deed have not been completely settled, the Mortgagor undertakes:

-     to keep the certificate of ownership of the Vessel on board pursuant to
      Article 14 of the Ship Mortgage Law;

- not to sell or mortgage the Vessel without the prior written consent of all of the Banks; and

- not to execute or enter into any type of transaction which implies any type of financial facilities or credit rights (the so called "prestamo a la gruesa") or credit with rights of retention of title which charge the Vessel and which are preferred to this mortgage in accordance with Article 32 and seq. of the Ship Mortgage Law or by the Convention of Brussels on Unification of Rules Related to Ship Mortgages dated 27th May, 1967 without the prior written consent of the Majority Banks.

FIFTH.- The mortgage may be enforced by the Spanish Security Agent, at the election of the Majority Banks, following any of the proceedings available under the Spanish Civil Procedural Law (Law 1/2/2000 of 7th January) and under mortgage regulations and their related provisions subject to compliance, in each case, with the provisions of Articles 41 to 44 of the Ship Mortgage Law, upon the occurrence of any of the events of default listed below:

(a) in any of the events of default set out in Clause 19 of the Facility Agreement, and in particular, default in the payment obligations of the Buyer;

(b) the judicial request by the Buyer or the Mortgagor of suspension of payments or bankruptcy or the request of bankruptcy by a third party, or the inability of the Buyer or the Mortgagor to honour its obligations when due, or the proposal of any agreement in benefit of one or more of its creditors.

(c) default by the Mortgagor of any of its obligations under this deed of mortgage;

(d)   if the Vessel is wrecked for sailing;

(e) if the Vessel is disposed of without the prior written consent of the Majority Banks, provided the Mortgagor has not made a deposit for an amount equal to the Secured Liabilities in the manner provided under articles 1177 and 1180 of the Spanish Civil code. Any amounts due by the Mortgagor to the Banks will be claimed through a notary public prior to the enforcement of this Mortgage.

Pursuant to Article 48 of the Ship Mortgage Law this Deed may be enforced at the election of the Spanish Security Agent (acting on the instructions of the Majority Banks) in any jurisdiction where the Vessel may be located, in the jurisdiction where this Deed is executed, in the jurisdiction where this Deed is registered or, if different, in the jurisdiction of the address of the Buyer or the Mortgagor.

From now on the Mortgagor expressly authorises the Banks to request, on their own, the issue of a second and further copies of this notarial deed to the effect of the provisions set out in paragraph 4 of Article 517 of the new Civil Procedural Law (Law 1/2000 of 7th January). The Mortgagor provides its consent so that any second or further copies of this notarial deed shall have executive character and that this circumstance is mentioned in the expedition note.

SIXTH.- If the Vessel is abandoned by the Mortgagor, the Spanish Security Agent, as agent for the Banks, will be entitled to take "interim" possession to maintain the Vessel, adopting to such effect the required actions to avoid the loss or damage of the Vessel, including its displacement to any seaport or other place where the integrity of the Vessel is guaranteed. The certificate of the relevant Marine authority informing the abandonment, unjustified inactivity or other similar circumstances will be sufficient to evidence the abandonment of the Vessel.

All the costs and expenses generated shall be borne by the Mortgagor.

SEVENTH .-

Any expenses arising from the execution, registration, cancellation and amendment of the mortgage created under this deed and those arising from the issue of a First Copy for the Spanish Security Agent or for any Banks, and those arising from its registration in the Special Registry of Ship of the Canary Islands, the release of this deed of mortgage and all taxes (including those that are levied today or in the future) shall be paid by the Buyer in accordance with Clause 10.7 (Payments) of the Facility Agreement.

The Mortgagor will also pay all costs, expenses and damages due to its non-compliance with this deed, including the fees of the lawyer and the court agent, if the Banks or any of them have used their services, even if these were not legally necessary.

EIGHTH .- If any further notarial deed of amendment ("Escritura de Rectificacion o Subsanacion") is required in order to record this mortgage in the Special Registry of Ships of the Canary Islands and to amend and complete any defect indicated by the written or oral comments of the Registrar who examines this deed, the Mortgagor undertakes to enter such further notarial deed of amendment.

For this purpose, the Mortgagor hereby appoints Mr. [INSERT CONTACT] and Mr. [Eduardo Sebastian de Erice y Malo de Molina] and Mr. [INSERT CONTACT], so that any of them may grant as many notarial deeds of amendment as may be required to record this mortgage in the Special Registry of Ships of [the Canary Islands] and determine the content of such subsanation or rectification deed to complete or correct any defect indicated by the Registrar which may prevent the recording of the mortgage.

NINTH .- If in the examination of this deed, the Registrar opines that any clause, provision, paragraph, subparagraph, line or mention in this deed is not recordable, the parties expressly accept its opinion and hereby renounce to the registration of such a clause, provision, paragraph, subparagraph, line or mention, and specifically request the partial registration of this deed, so that this deed is recorded and the mortgage is created.

TENTH.- The parties declare that the operation hereby formalised is not subject to VAT and is subject to Stamp Duty Tax but exempted to it pursuant to article 74 of Law 19/1994 of 6th July on Special Tax Regime in the Canary Islands.

ELEVENTH.-: Any of the Banks shall have the right to assign or novate its interest in this Mortgage in accordance with the provisions of Clause 27 (Changes to the Parties) of the Facility Agreement without the consent of the Mortgagor.

The Mortgagor is not allowed to assign this mortgage without the prior written consent of the Majority Banks.

TWELFTH.-: Any notification required in any enforcement procedure shall be delivered to the following addresses:

-     The Spanish Security Agent
      Paseo de la Castellana, 51
      28046 Madrid
      Spain
      Facsimile: +34 91 319 2900
      Attention: Michael Hernan

-     The Mortgagor
      Paseo de la Castellana, 55
      28023Madrid
      Spain
      Facsimile: [INSERT NUMBER]
      Attention: [INSERT CONTACT]

THIRTEENTH: This Mortgage shall be governed by Spanish law and by the relevant international treaties under which Spain is a party, specially by the Convention of Brussels on Unification of Rules Related to Ship Mortgages dated 27th May, 1967.

So it is said and accepted by the appearers in their capacity as they act, whom I orally admonish about the legal implications.

After reading this notarial deed, the appearers agree to it, approve it, ratify it and sign with me, the Notary.

[EXECUTION PROVISIONS TO BE COMPLETED BY THE MADRID NOTARY]

                                      137
NUMBER [___]

                                   APPENDIX B

                                     PART I

                      NOTARIAL DEED OF MORTGAGE OVER VESSEL

                              [SWAP BANK MORTGAGE]

In Madrid, my residence, on the ______________________, 200[ ]

Before me, ____________________________, Notary Public of Madrid and of its Bar.

                                     APPEAR

OF ONE PART,

Mr_________, of legal age, [single/married], [profession], nationality with domicile in _______________, holder of [Spanish identity card/passport] number
________

ON THE SECOND PART,

Mr_________, of legal age, [single/married], [profession], nationality, with domicile in________________, holder of [Spanish identity card/passport] number
________

                                     WHO ACT

The first one, on behalf of NAVIERA TEEKAY GAS IV S.L., (hereinafter the "MORTGAGOR"), with registered address at C/Musgo n degrees 5, 2 degrees
Plta., LA FLORIDA 28023, Madrid, and registered in the Mercantile Registry of Madrid at Volume 16.879, Book 0, Sheet M-288591 and with Tax Identity Number C.I.F. A-83090605 [in conformity with a resolution of its Board of Directors of _________________ ] or [as director of the company duly appointed on
______________] or [pursuant to the powers of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________].

And the second one, on behalf of each of:

1. J.P. MORGAN BANK S.A. with registered address at Gran Via, 17, Bilbao, Spain and registered in the Mercantile Registry of Vizcaya at Volume 869 Book 163 and Sheet B1-13139 and with Tax Identity Number C.I.F.[INSERT NO.] in its capacity as Spanish Security Agent (hereinafter the "SPANISH SECURITY AGENT"), pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

2. [INSERT DETAILS OF APPROPRIATE SWAP BANK], in its capacity as a Swap Bank (hereinafter, the "BANK"), with [company registration][corporate] number [INSERT NUMBER]. The Bank is a company validly incorporated and duly existing under the laws of [England and Wales], pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ________ , Mr.
      ________________________.

The appearers have, in my opinion, as they act full legal authority to execute this notarial deed of vessel mortgage.

                                     WHEREAS

I. The Mortgagor and the Bank have entered into an interest rate swap transaction dated [INSERT DATE] (the "TRANSACTION") which is governed by, supplements and forms part of an ISDA Master Agreement between the Mortgagor and the Bank dated as of [INSERT DATE] (the "ISDA" and, together with the Transaction, the "SWAP AGREEMENT").

II. That the Mortgagor is the registered owner of the vessel described in Clause 3.

III. In consideration of the foregoing, the appearers agree to grant this notarial deed of Vessel Mortgage as security for the full satisfaction and repayment of all present and future obligations and liabilities of the Mortgagor under the Swap Agreement described in Recital I which shall be governed by the following:

                                     CLAUSES

FIRST .- MORTGAGE.- Without prejudice to its unlimited liability pursuant to the provisions of Article 1911 of the Spanish Civil Code and pursuant to the provisions set out in the last paragraph of Art. 1857 of the Civil Code, the Mortgagor secures all its present and future obligations and liabilities under the Swap Agreement described in Recital I (hereinafter the "SECURED LIABILITIES").

To such effect, the Mortgagor CREATES A MORTGAGE with equal ranking to:

1. the vessel mortgage granted before me [INSERT DETAILS OF THE SPANISH NOTARY PUBLIC] at the date hereof in favour of the Banks (as defined in the credit facility agreement dated [INSERT DATE], between, inter alia, the Mortgagor and the Spanish Security Agent the ("FACILITY AGREEMENT") to secure the payment obligations of the Mortgagor under the Facility Agreement;

2. the vessel mortgage granted before me [INSERT DETAILS OF THE SPANISH NOTARY PUBLIC] at the date hereof in favour of [INSERT NAME OF APPROPRIATE SWAP BANK] to secure the payment obligations of the Mortgagor under a swap agreement with [INSERT NAME OF APPROPRIATE SWAP BANK];

3. the vessel mortgage granted before me [INSERT DETAILS OF THE SPANISH NOTARY PUBLIC] at the date hereof in favour of [INSERT NAME OF APPROPRIATE SWAP BANK] to secure the payment obligations of the Mortgagor under a swap agreement with [INSERT NAME OF APPROPRIATE SWAP BANK];

      in favour of the Bank as creditor under the Swap Agreement, which accepts it, over the vessel described in clause 3 (hereinafter, the "VESSEL") as security for the payment of the Secured Liabilities for an amount of principal euro [COMPLETE WHEN DETAILS OF RELEVANT SWAP BANK'S SWAP COMMITMENT IS ASCERTAINED - I.E. THE PROPORTION OF TOTAL AMOUNT OF THE SWAP (E185 MILLION) TAKEN BY SWAP BANK (THE "MORTGAGE VALUE")], for any interest accrued at the

      Interest Rate (as defined in the Facility Agreement) during the term of 24 months up to a maximum amount pursuant to Art. 10 of the Ship Mortgage Law of euro [INSERT 10% OF THE MORTGAGE VALUE], for any default interest accrued at the Default Rate (as defined in the Facility Agreement) during the term of 24 months for a maximum pursuant to Art. 10 of the Ship Mortgage Law of euro [INSERT 20% OF THE MORTGAGE VALUE], for the repayment of the legal costs and expenses from the eventual judicial or extrajudicial enforcement of the mortgage up to a maximum of euro [INSERT 5% OF THE MORTGAGE VALUE] and any costs in relation to the effectiveness of the guarantee and conservation of the Vessel such as, inter alia, the payment of taxes over the Vessel and the ownership maintenance fees and insurance premium for the Vessel up to a maximum of euro [INSERT 5% OF MORTGAGE VALUE].

For the purpose of the provisions of Articles 571 and seq. of Law 1/2000 of 7th January, 2000, it is expressly agreed by the parties that the determination of the debt able to be claimed in executive proceedings shall be carried out by a certificate issued by the Bank which evidences the balance of the account or accounts of the Mortgagor. By virtue of the foregoing, the presentation of this deed duly notarised and of the notarial record which incorporates the certificate, as issued by the Bank, of the balance shown in the account of the Mortgagor, evidencing that the determination of the debt has been carried out in the manner stipulated in this deed by the parties and that the balance coincides with the one which appears in the account or accounts of the Mortgagor, shall be sufficient in order to exercise the executive proceedings.

It is hereby expressly agreed that the balance of each such account shall be considered as an acknowledgement of debt due by the Mortgagor to the Bank, and may be claimed pursuant to Clause Fifth.

Consequently, it is hereby expressly agreed that the Secured Liabilities amount to euro [INSERT 140% OF MORTGAGE VALUE].

The mortgage granted in this deed shall remain in full force and effect until the Bank is satisfied that any and all Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

SECOND.- The mortgage will extend to all chattels, rents, issues, profits, indemnities, time charters and other ancillary elements expressed in article 7 of the Ship Mortgage Law, including any improvements or new equipment that may be incorporated.

The extension of the mortgage to the aforesaid goods may be waived by the Bank when requesting the public auction of the Vessel before the Court which deals with the proceedings.

The mortgage shall be expressly extended to the indemnities raised from insurance from time to time which belongs to the Vessel as well as to the premiums which may be paid by the Bank pursuant to Clause Fourth paragraph (c) below.

The parties instruct the notary public to notify to the relevant insurance company [INSERT DETAILS IF KNOWN] of the existence of this mortgage over the Vessel through a Notary conduct ("conducto notarial") in accordance with Article 40 of the Spanish law on Insurance Contract.

THIRD.-

[DESCRIPTION OF THE MORTGAGED VESSEL]

[TITLE]

[REGISTERED]

[CHARGES]

[DETAILS ON INSURANCE POLICIES]

The Vessel has been valued at euro [INSERT AMOUNT - TO BE PROVIDED BY APPROVED VALUER (AS DEFINED IN THE FACILITY AGREEMENT) AT THE TIME OF DELIVERY OF THE VESSEL].

If the above valuation of the Vessel would be disproportionate to its market value at the time of enforcement of this notarial deed, the Bank will be entitled to request a second valuation of an independent expert who will be appointed by the Directorate General of the Merchant Marine or such equivalent administrative body which replaced it.

The parties agree that the higher of both valuations of the Vessel shall be used as the rate for enforcement purposes.

FOURTH.- From the date hereof and whilst any obligations arising from this deed have not been completely settled, the Mortgagor undertakes, in addition and without prejudice to the covenants contained in the Swap Agreement:

(a) to maintain the Vessel in good repair and working condition and to effect in the Vessel, any ordinary and extraordinary repairs that would be necessary to maintain its value and operation, notifying the Bank of any damage or loss suffered by the Vessel;

(b) to pay contributions, taxes, wages, salaries and social contributions of the crew, local taxes and other legitimate expenses that it should pay levied on the Vessel or on this mortgage, providing to the Bank any receipt issued for such payments if it so requires;

(c) to insure and maintain insured the Vessel against the risk of fire, damages and loss, lightening, explosion and other similar risks for the duration of the security, in an insurance company of notorious solvency and to pay promptly all the insurance premiums. The Mortgagor undertakes from time to time at the request of the Bank to forward to the Bank evidence that the relevant premiums have been duly paid;

      Neither the insured amount nor any insurance policy can be modified without the prior written consent of the Bank. The Bank is expressly authorised to pay the insurance premiums on behalf of the Mortgagor if any insurance policy is terminated for any cause and has not been replaced by another insurance policy on substantially the same terms;

(d)   to keep the certificate of ownership of the Vessel on board pursuant to
      Article 14 of the Ship Mortgage Law;

(e) generally, to comply with the terms and conditions established in the Facility Agreement;

(f) not to sell or mortgage the Vessel without the prior written consent of all of the Banks (as defined in the Facility Agreement); and

(g) not to execute or enter into any type of transaction which implies any type of financial facilities or credit rights (the so called "prestamo a la gruesa") or credit with rights of retention of title which charge the Vessel and which are preferred to this mortgage in accordance with Article 32 and seq. of the Ship Mortgage Law or by the Convention of Brussels on Unification of Rules Related to Ship Mortgages dated 27th May, 1967 without the prior written consent of the Bank.

FIFTH.- The mortgage may be enforced by the Spanish Security Agent, at the election of the Bank , following any of the proceedings available under the Spanish Civil Procedural Law (Law 1/2/2000 of 7th January) and under mortgage regulations and their related provisions subject to compliance, in each case, with the provisions of Articles 41 to 44 of the Ship Mortgage Law, upon the occurrence of any of the events of default listed below:

(a) in any of the events of default set out in Swap Agreement, and in particular, default in the payment obligations of the Mortgagor;

(b) the judicial request by the Mortgagor of suspension of payments or bankruptcy or the request of bankruptcy by a third party, or the inability of the Mortgagor to honour its obligations when due, or the proposal of any agreement in benefit of one or more of its creditors.

(c) default by the Mortgagor of any of its obligations under this deed of first ranking mortgage, in particular of the payment of the insurance premiums;

(d)   if the Vessel is wrecked for sailing;

(e) if the Vessel is disposed of without the prior written consent of the Bank, provided the Mortgagor has not made a deposit for an amount equal to the Secured Liabilities in the manner provided under articles 1177 and 1180 of the Spanish Civil code. Any amounts due by the Mortgagor to the Bank will be claimed through a notary public prior to the enforcement of this Mortgage.

Pursuant to Article 48 of the Ship Mortgage Law this Deed may be enforced at the election of the Spanish Security Agent (acting on the instructions of the Bank) in any jurisdiction where the Vessel may be located, in the jurisdiction where this Deed is executed, in the jurisdiction where this Deed is registered or, if different, in the jurisdiction of the address of the Mortgagor.

From now on the Mortgagor expressly authorises the Bank to request, on their own, the issue of a second and further copies of this notarial deed to the effect of the provisions set out in paragraph 4 of Article 517 of the new Civil Procedural Law (Law 1/2000 of 7th January). The Mortgagor provides its consent so that any second or further copies of this notarial deed shall have executive character and that this circumstance is mentioned in the expedition note.

SIXTH.- If the Vessel is abandoned by the Mortgagor, the Bank will be entitled to take "interim" possession to maintain the Vessel, adopting to such effect the required actions to avoid the loss or damage of the Vessel, including its displacement to any seaport or other place where the integrity of the Vessel is guaranteed. The certificate of the relevant Marine authority informing the abandonment, unjustified inactivity or other similar circumstances will be sufficient to evidence the abandonment of the Vessel.

All the costs and expenses generated shall be borne by the Mortgagor.

SEVENTH .- The Mortgagor shall pay any expenses arising from the execution, registration, cancellation and amendment of the mortgage created under this deed (except the costs of amendments requested at the sole discretion of the Bank), and those arising from the issue of a First Copy for the Bank, and those arising from its registration in the Special Registry of Ships of the Canary Islands, the release of the mortgage, and all taxes (including those that are levied today or in the future). However, the costs of transferring the interest of the Mortgagee in this Mortgage in accordance with Clause 11 below shall be borne by the new mortgagee.

The Mortgagor will also pay all costs, expenses and damages due to the non-compliance of this deed, including the fees of the lawyer and the court agent, if the Bank has used its services, even if these were not legally necessary.

EIGHTH .- The Mortgagor undertakes to execute bearing all costs, at the request of the Bank, any further notarial deed of amendment ("Escritura de Rectificacion o Subsanacion") that may be required in order to record this mortgage in the Special Registry of Ships of the Canary Islands and to amend and complete any defect indicated by the written or oral comments of the Registrar who examines this deed.

For this purpose, the Mortgagor hereby appoints Mr. [INSERT CONTACT] and Mr. [Eduardo Sebastian de Erice y Malo de Molina] and Mr. [MARIANO LOPEZ PEOAS], so that any of them may grant as many notarial deeds of amendment as may be required to record this mortgage in the Special Registry of Ships of the Canary Islands and determine the content of such subsanation or rectification deed to complete or correct any defect indicated by the Registrar which may prevent the recording of the mortgage.

NINTH .- If in the examination of this deed, the Registrar opines that any clause, provision, paragraph, subparagraph, line or mention in this deed is not recordable, the parties expressly accept its opinion and hereby renounce to the registration of such a clause, provision, paragraph, subparagraph, line or mention, and specifically request the partial registration of this deed, so that this deed is recorded and the mortgage is created.

TENTH.- The parties declare that the operation hereby formalised is not subject to VAT and is subject to Stamp Duty Tax but exempted to it pursuant to article 74 of Law 19/1994 of 6th July on Special Tax Regime in the Canary Islands.

ELEVENTH.-: The Bank shall have the right to assign or novate its interest in this Mortgage in accordance with the provisions of Clause 27 (Changes to the Parties) of the Facility Agreement without the consent of the Mortgagor.

The Mortgagor is not allowed to assign this mortgage without the prior written consent of the Bank.

TWELFTH.-: Any notification required in any enforcement procedure shall be delivered to the following addresses:

-     The Bank
      Paseo de la Castellana, 51
      28046, Madrid
      Spain

      Facsimile: +34 91 319 2900
      Attention: Michael Hernan

-     The Mortgagor
      c/o Musgo n degrees 5
      2 degrees Plta
      LA FLORIDA
      28023, Madrid

      Facsimile: +34 91 307 7043
      Attention: Andres Luna

THIRTEENTH: This Mortgage shall be governed by Spanish law and by the relevant international treaties under which Spain is a party, specially by the Convention of Brussels on Unification of Rules Related to Ship Mortgages dated 27th May, 1967.

So it is said and accepted by the appearers in their capacity as they act, whom I orally admonish about the legal implications.

After reading this notarial deed, the appearers agree to it, approve it, ratify it and sign with me, the Notary.

[EXECUTION PROVISIONS TO BE COMPLETED BY THE MADRID NOTARY]

NUMBER [...]

                                   APPENDIX B

                                     PART II

                      NOTARIAL DEED OF MORTGAGE OVER VESSEL

                               [AIE SWAP MORTGAGE]
         [TO BE AMENDED BY A & O MADRID FOLLOWING AGREEMENT OF SWAP BANK
                            MORTGAGE AMENDMENT DEED]

In Madrid, my residence, on the ______________________, 200[ ]

Before me, ............................, Notary Public of Madrid and of its Bar.

                                     APPEAR

OF ONE PART,

Mr........., of legal age, [single/married], [profession], nationality with domicile in ..............., holder of [Spanish identity card/passport] number
.........

ON THE SECOND PART,

Mr........., of legal age, [single/married], [profession], nationality, with domicile in ..............., holder of [Spanish identity card/passport] number
.........

                                     WHO ACT

The first one, on behalf of [A.I.E. INSERT FULL NAME], (hereinafter the "MORTGAGOR"), with registered address at [INSERT ADDRESS], and registered in the
Mercantile Registry of [.........] at Volume [......], Book, Sheet [........]
and with Tax Identity Number C.I.F. [INSERT NUMBER] [in conformity with a resolution of its Board of Directors of _________________ ] or [as director of the company duly appointed on ______________] or [pursuant to the powers of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________].

And the second one, on behalf of each of:

1. J.P. MORGAN BANK S.A. with registered address at Gran Via, 17, Bilabo, Spain and registered in the Mercantile Registry of Vizcaya at Volume 869 Book 163 and Sheet B1-13139 and with Tax Identity Number C.I.F. [INSERT NO.] in its capacity as Spanish Security Agent (hereinafter the "SPANISH SECURITY AGENT"), pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ______________, Mr._____________________];

2. [INSERT DETAILS OF APPROPRIATE SWAP BANK], in its capacity as a Swap Bank (hereinafter, the "BANK"), with [company registration][corporate] number [INSERT NUMBER]. The Bank is a company validly incorporated and duly existing under the laws of [INSERT LAW], pursuant to a power of attorney granted to him in a deed executed before the Notary Public of ________ , Mr.______________________.

The appearers have, in my opinion, as they act full legal authority to execute this notarial deed of vessel mortgage.

                                     WHEREAS

I. The Mortgagor has agreed with NAVIERA TEEKAY GAS IV S.L., (hereinafter the "BUYER"), with registered address at C/Musgo n degrees 5, 2 degrees
      Plta., LA FLORIDA 28023, Madrid to supply a liquid natural gas carrier more particularly described in Clause 3 below to the Buyer under the document described below.

II. The Vessel has been constructed by IZAR CONSTRUCCIONES NAVALES, S.A. (hereinafter the "BUILDER") in accordance with a shipbuilding contract dated [INSERT DATE], 2000 as amended and restated on [INSERT DATE], December, 2001 between Superapply Limited (the "SPC") and the Builder and as novated in favour of the Mortgagor pursuant to a novation agreement dated [INSERT DATE] between the Builder, the SPC and the Mortgagor (the "SHIPBUILDING CONTRACT").

III. The Mortgagor will supply the Vessel to the Buyer pursuant to a bareboat charter between the Mortgagor and the Buyer dated [INSERT DATE] (the "BAREBOAT CHARTER").

IV. The Buyer has made instalment payments to the Mortgagor in accordance with a schedule of payments annexed to the Bareboat Charter which total euro 160,000,000.

V. The Buyer and the Bank have entered into a an interest rate swap transaction dated [INSERT DATE] the "TRANSACTION") which is governed by, supplements and forms part of an ISDA Master Agreement between the Mortgagor and the Bank dated as of [INSERT DATE] (the "ISDA" and together with the Transaction, the "SWAP AGREEMENT").

VI.   The Mortgagor is the registered owner of the vessel described in Clause 3.

VII. In consideration of the foregoing, the appearers agree to grant this notarial deed of Vessel Mortgage as security for the full satisfaction and repayment of all present and future obligations and liabilities of the Buyer under the Swap Agreement described in Recital V which shall be governed by the following:

                                     CLAUSES

FIRST .- MORTGAGE.- The Mortgagor CREATES A MORTGAGE with equal ranking to:

1. the vessel mortgage granted before me [INSERT DETAILS OF THE SPANISH NOTARY PUBLIC] at the date hereof in favour of the Banks (as defined in the credit facility agreement dated [INSERT DATE], between, inter alia, the Buyer and the Spanish Security Agent (the "FACILITY AGREEMENT") to secure the payment obligations of the Buyer under the Facility Agreement;

2. the vessel mortgage granted before me [INSERT DETAILS OF THE SPANISH NOTARY PUBLIC] at the date hereof in favour of [INSERT NAME OF APPROPRIATE SWAP BANK] to secure the payment obligations of the Mortgagor under a swap agreement with [INSERT NAME OF APPROPRIATE SWAP BANK];

3. the vessel mortgage granted before me [INSERT DETAILS OF THE SPANISH NOTARY PUBLIC] at the date hereof in favour of [INSERT NAME OF APPROPRIATE SWAP BANK] to secure the payment obligations of the Mortgagor under a swap agreement with [INSERT NAME OF APPROPRIATE SWAP BANK];]

in favour of the Bank as creditor under the Swap Agreement, which accepts it, over the vessel described in clause 3 (hereinafter, the "VESSEL") as security for the payment of the Secured Liabilities for an amount of principal euro [COMPLETE WHEN DETAILS OF RELEVANT SWAP BANK'S SWAP COMMITMENT IS ASCERTAINED - I.E. THE PROPORTION OF TOTAL AMOUNT OF THE SWAP (E185MILLION) TAKEN BY SWAP
BANK (THE "MORTGAGE VALUE")], for any interest accrued at the Interest Rate (as defined in the Facility Agreement) during the term of 24 months up to a maximum amount pursuant to Art. 10 of the Ship Mortgage Law of euro [INSERT 10% OF MORTGAGE VALUE], for any default interest accrued at the Default Rate (as defined in the Facility Agreement) during the term of 24 months for a maximum pursuant to Art. 10 of the Ship Mortgage Law of euro [INSERT 20% OF MORTGAGE VALUE], for the repayment of the legal costs and expenses from the eventual judicial or extrajudicial enforcement of the mortgage up to a maximum of euro [INSERT 5% OF MORTGAGE VALUE] and any costs in relation to the effectiveness of the guarantee and conservation of the Vessel such as, inter alia, the payment of taxes over the Vessel and the ownership maintenance fees and insurance premium for the Vessel up to a maximum of euro [INSERT 5% OF MORTGAGE VALUE].

For the purpose of the provisions of Articles 571 and seq. of Law 1/2000 of 7th January, 2000, it is expressly agreed by the parties that the determination of the debt able to be claimed in executive proceedings shall be carried out by a certificate issued by the Bank which evidences the balance of the account or accounts of the Mortgagor. By virtue of the foregoing, the presentation of this deed duly notarised and of the notarial record which incorporates the certificate, as issued by the Bank, of the balance shown in the account of the Mortgagor, evidencing that the determination of the debt has been carried out in the manner stipulated in this deed by the parties and that the balance coincides with the one which appears in the account or accounts of the Mortgagor, shall be sufficient in order to exercise the executive proceedings.

It is hereby expressly agreed that the balance of each such account shall be considered as an acknowledgement of debt due by the Mortgagor to the Bank, and may be claimed pursuant to Clause Fifth.

Consequently, it is hereby expressly agreed that the Secured Liabilities amount to euro [INSERT 140% OF MORTGAGE VALUE].

The mortgage granted in this deed shall remain in full force and effect until the Bank is satisfied that any and all Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

SECOND.- The mortgage will extend to all chattels, rents, issues, profits, indemnities, time charters and other ancillary elements expressed in article 7 of the Ship Mortgage Law, including any improvements or new equipment that may be incorporated.

The extension of the mortgage to the aforesaid goods may be waived by the Bank when requesting the public auction of the Vessel before the Court which deals with the proceedings.

The mortgage shall be expressly extended to the indemnities raised from insurance from time to time which belongs to the Vessel as well as to the premiums which may be paid by the Bank pursuant to Clause Fourth paragraph (c) below.

The parties instruct the notary public to notify to the relevant insurance company [INSERT DETAILS IF KNOWN] of the existence of this mortgage over the Vessel through a Notary conduct ("conducto notarial") in accordance with Article 40 of the Spanish law on Insurance Contract.

THIRD.-

[DESCRIPTION OF THE MORTGAGED VESSEL]

[TITLE]

[REGISTERED]

[CHARGES]

[DETAILS ON INSURANCE POLICIES]

The Vessel has been valued at euro [INSERT AMOUNT - TO BE PROVIDED BY APPROVED VALUER (AS DEFINED IN THE FACILITY AGREEMENT) AT THE TIME OF DELIVERY OF THE VESSEL].

If the above valuation of the Vessel would be disproportionate to its market value at the time of enforcement of this notarial deed, the Bank will be entitled to request a second valuation of an independent expert who will be appointed by the Directorate General of the Merchant Marine or such equivalent administrative body which replaced it.

The parties agree that the higher of both valuations of the Vessel shall be used as the rate for enforcement purposes.

FOURTH.- From the date hereof and whilst any obligations arising from this deed have not been completely settled, the Mortgagor undertakes, in addition and without prejudice to the covenants contained in the Swap Agreement:

(a) to maintain the Vessel in good repair and working condition and to effect in the Vessel, any ordinary and extraordinary repairs that would be necessary to maintain its value and operation, notifying the Bank of any damage or loss suffered by the Vessel;

(b) to pay contributions, taxes, wages, salaries and social contributions of the crew, local taxes and other legitimate expenses that it should pay levied on the Vessel or on this mortgage, providing to the Bank any receipt issued for such payments if it so requires;

(c) to insure and maintain insured the Vessel against the risk of fire, damages and loss, lightening, explosion and other similar risks for the duration of the security, in an insurance company of notorious solvency and to pay promptly all the insurance premiums. The Mortgagor undertakes from time to time at the request of the Bank to forward to the Bank evidence that the relevant premiums have been duly paid;

      Neither the insured amount nor any insurance policy can be modified without the prior written consent of the Bank. The Bank is expressly authorised to pay the insurance premiums on behalf of the Mortgagor if any insurance policy is terminated for any cause and has not been replaced by another insurance policy on substantially the same terms;

(d)   to keep the certificate of ownership of the Vessel on board pursuant to
      Article 14 of the Ship Mortgage Law;

(e) generally, to comply with the terms and conditions established in the Facility Agreement;

(f) not to sell or mortgage the Vessel without the prior written consent of the Bank); and

(g) not to execute or enter into any type of transaction which implies any type of financial facilities or credit rights (the so called "prestamo a la gruesa") or credit with rights of retention of title which charge the Vessel and which are preferred to this mortgage in accordance with Article 32 and seq. of the Ship Mortgage Law or by the Convention of Brussels on Unification of Rules Related to Ship Mortgages dated 27th May, 1967 without the prior written consent of the Bank.

FIFTH.- The mortgage may be enforced by the Spanish Security Agent, at the election of the Bank , following any of the proceedings available under the Spanish Civil Procedural Law (Law 1/2/2000 of 7th January) and under mortgage regulations and their related provisions subject to compliance, in each case, with the provisions of Articles 41 to 44 of the Ship Mortgage Law, upon the occurrence of any of the events of default listed below:

(a) in any of the events of default set out in Swap Agreement, and in particular, default in the payment obligations of the Mortgagor;

(b) the judicial request by the Mortgagor of suspension of payments or bankruptcy or the request of bankruptcy by a third party, or the inability of the Mortgagor to honour its obligations when due, or the proposal of any agreement in benefit of one or more of its creditors.

(c) default by the Mortgagor of any of its obligations under this deed of first ranking mortgage, in particular of the payment of the insurance premiums;

(d)   if the Vessel is wrecked for sailing;

(e) if the Vessel is disposed of without the prior written consent of the Bank, provided the Mortgagor has not made a deposit for an amount equal to the Secured Liabilities in the manner provided under articles 1177 and 1180 of the Spanish Civil code. Any amounts due by the Mortgagor to the Bank will be claimed through a notary public prior to the enforcement of this Mortgage.

Pursuant to Article 48 of the Ship Mortgage Law this Deed may be enforced at the election of the Spanish Security Agent (acting on the instructions of the Bank) in any jurisdiction where the Vessel may be located, in the jurisdiction where this Deed is executed, in the jurisdiction where this Deed is registered or, if different, in the jurisdiction of the address of the Mortgagor.

From now on the Mortgagor expressly authorises the Bank to request, on their own, the issue of a second and further copies of this notarial deed to the effect of the provisions set out in paragraph 4 of Article 517 of the new Civil Procedural Law (Law 1/2000 of 7th January). The Mortgagor provides its consent so that any second or further copies of this notarial deed shall have executive character and that this circumstance is mentioned in the expedition note.

SIXTH.- If the Vessel is abandoned by the Mortgagor, the Bank will be entitled to take "interim" possession to maintain the Vessel, adopting to such effect the required actions to avoid the loss or damage of the Vessel, including its displacement to any seaport or other place where the integrity of the Vessel is guaranteed. The certificate of the relevant Marine authority informing the abandonment, unjustified inactivity or other similar circumstances will be sufficient to evidence the abandonment of the Vessel.

All the costs and expenses generated shall be borne by the Mortgagor.

SEVENTH .- The Mortgagor shall pay any expenses arising from the execution, registration, cancellation and amendment of the mortgage created under this deed (except the costs of amendments requested at the sole discretion of the Bank), and those arising from the issue of a First Copy for the Bank, and those arising from its registration in the Special Registry of Ships of the Canary Islands, the release of the mortgage, and all taxes (including those that are levied today or in the future). However, the costs of transferring the interest of the Mortgagee in this Mortgage in accordance with Clause 11 below shall be borne by the new mortgagee.

The Mortgagor will also pay all costs, expenses and damages due to the non-compliance of this deed, including the fees of the lawyer and the court agent, if the Bank has used its services, even if these were not legally necessary.

EIGHTH .- The Mortgagor undertakes to execute bearing all costs, at the request of the Bank, any further notarial deed of amendment ("Escritura de Rectificacion o Subsanacion") that may be required in order to record this mortgage in the Special Registry of Ships of the Canary Islands and to amend and complete any defect indicated by the written or oral comments of the Registrar who examines this deed.

For this purpose, the Mortgagor hereby appoints Mr. [INSERT CONTACT] and Mr. [Eduardo Sebastian de Erice y Malo de Molina] and Mr. [MARIANO LOPEZ PEOAS], so that any of them may grant as many notarial deeds of amendment as may be required to record this mortgage in the Special Registry of Ships of the Canary Islands and determine the content of such subsanation or rectification deed to complete or correct any defect indicated by the Registrar which may prevent the recording of the mortgage.

NINTH .- If in the examination of this deed, the Registrar opines that any clause, provision, paragraph, subparagraph, line or mention in this deed is not recordable, the parties expressly accept its opinion and hereby renounce to the registration of such a clause, provision, paragraph, subparagraph, line or mention, and specifically request the partial registration of this deed, so that this deed is recorded and the mortgage is created.

TENTH.- The parties declare that the operation hereby formalised is not subject to VAT and is subject to Stamp Duty Tax but exempted to it pursuant to article 74 of Law 19/1994 of 6th July on Special Tax Regime in the Canary Islands.

ELEVENTH.-: The Bank shall have the right to assign or novate its interest in this Mortgage in accordance with the provisions of Clause 27 (Changes to the Parties) of the Facility Agreement without the consent of the Mortgagor.

The Mortgagor is not allowed to assign this mortgage without the prior written consent of the Bank.

TWELFTH.-: Any notification required in any enforcement procedure shall be delivered to the following addresses:

-     The Bank
      Paseo de la Castellana, 51
      28046, Madrid
      Spain

      Facsimile: +34 91 319 2900
      Attention: Michael Hernan

-     The Mortgagor
      c/o Musgo n degrees 5
      2 degrees Plta
      LA FLORIDA
      28023, Madrid

      Facsimile: +34 91 307 7043
      Attention: Andres Luna

THIRTEENTH: This Mortgage shall be governed by Spanish law and by the relevant international treaties under which Spain is a party, specially by the Convention of Brussels on Unification of Rules Related to Ship Mortgages dated 27th May, 1967.

So it is said and accepted by the appearers in their capacity as they act, whom I orally admonish about the legal implications.

After reading this notarial deed, the appearers agree to it, approve it, ratify it and sign with me, the Notary.

[EXECUTION PROVISIONS TO BE COMPLETED BY THE MADRID NOTARY]

                                    AGREEMENT

                             DATED 21 December, 2001

                                  E180,000,000

                                 CREDIT FACILITY

                           NAVIERA TEEKAY GAS IV S.L.

                                   as Borrower

                  THE SEVERAL BANKS AND FINANCIAL INSTITUTIONS

                                    as Banks

                           J.P. MORGAN EUROPE LIMITED

                                    as Agent

                              J.P. MORGAN BANK S.A.

                            as Spanish Security Agent

                                       and

                            JPMORGAN CHASE BANK, N.A.

                       COMMERZBANK AKTIENGESELLSCHAFT, and

                                     CALYON

                                  as Swap Banks

                                 as arranged by

                                J. P. MORGAN plc

                                  ALLEN & OVERY
                                ALLEN & OVERY LLP
                                     LONDON

                                      INDEX

CLAUSE                                                                                                        PAGE
1.       Interpretation......................................................................................   1
2.       The Facility........................................................................................  23
3.       Purpose.............................................................................................  24
4.       Conditions Precedent................................................................................  24
5.       Drawdown............................................................................................  26
6.       Repayment...........................................................................................  26
7.       Prepayment and Cancellation.........................................................................  27
8.       Interest Periods....................................................................................  28
9.       Interest............................................................................................  29
10.      Payments............................................................................................  30
11.      Taxes...............................................................................................  32
12.      Market Disruption...................................................................................  34
13.      Increased Costs.....................................................................................  35
14.      Illegality..........................................................................................  36
15.      Mitigation..........................................................................................  36
16.      Representations and Warranties......................................................................  37
17.      Undertakings........................................................................................  42
18.      Valuation...........................................................................................  62
19.      Default.............................................................................................  63
20.      The Agent and the Finance Parties...................................................................  67
21.      Fees................................................................................................  75
22.      Expenses............................................................................................  75
23.      Stamp Duties........................................................................................  76
24.      Indemnities.........................................................................................  76
25.      Evidence and Calculations...........................................................................  80
26.      Amendments and Waivers..............................................................................  80
27.      Changes to the Parties..............................................................................  81
28.      Disclosure of Information...........................................................................  85
29.      Set-off.............................................................................................  85
30.      Pro Rata Sharing....................................................................................  85
31.      Severability........................................................................................  86
32.      Counterparts........................................................................................  87
33.      Notices.............................................................................................  87
34.      Language............................................................................................  88
35.      Jurisdiction........................................................................................  89
36.      Governing Law.......................................................................................  91

SCHEDULE

1.       Banks and Commitments...............................................................................  92
2.       Part I - Stage One Initial Conditions Precedent Documents...........................................  93
         Part II - Stage Two Initial Conditions Precedent Documents                                            97
3.       Delivery Date Conditions Precedent Documents........................................................ 100
4.       Form of Request..................................................................................... 104
5.       Form of Novation Certificate........................................................................ 105
6.       Calculation of the Mandatory Cost................................................................... 106
7.       Repayment Schedule.................................................................................. 107

8.       Form of Compliance Certificate...................................................................... 109
9.       Form of Bank's Power of Attorney.................................................................... 111
10.      Form of Deed of Assignment of Interest.............................................................. 114
11.      Form of Deed of Accession of Swap Bank.............................................................. 117

SIGNATORIES.................................................................................................. 118

NUMBER [...]................................................................................................. 121
Appendix A        Part I - Notarial Deed of Mortgage Over Vessel............................................. 121
Appendix A        Part II - Notarial Deed of Mortgage Over Vessel............................................ 129
NUMBER [...]................................................................................................. 137
Appendix B Part I - Notarial Deed of Mortgage Over Vessel.................................................... 137
NUMBER [...]................................................................................................. 144
Appendix B Part II - Notarial Deed of Mortgage Over Vessel................................................... 144